                                                                    Exhibit 10.4







                       ----------------------------------

                                CREDIT AGREEMENT

                                      among

                              SUSQUEHANNA MEDIA CO.

                 THE LENDERS PARTY TO THIS CREDIT AGREEMENT, and

                  WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

                       ----------------------------------

                 WACHOVIA CAPITAL MARKETS, LLC, as Lead Arranger

                       ----------------------------------

                          Dated as of February 20, 2004


                                TABLE OF CONTENTS

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BACKGROUND OF AGREEMENT..........................................................................................1

ARTICLE 1             DEFINITIONS................................................................................2

         1.1      Defined Terms..................................................................................2

         1.2      Terms Generally...............................................................................21

         1.3. Accounting Terms; Changes in GAAP.................................................................22

ARTICLE 2             THE LOANS.................................................................................22

         2.1      Revolving Credit Loans........................................................................22

         2.2      Swing Loans...................................................................................24

         2.3      Term Loans....................................................................................26

         2.4      Lenders' Obligations Several..................................................................33

         2.5      Notes; Registration...........................................................................33

         2.6      Borrowing Notice..............................................................................34

         2.7      Fees to Lenders...............................................................................35

         2.8      Interest......................................................................................36

         2.9      Purpose.......................................................................................44

         2.10     Additional Provisions concerning Prepayments and Failure to Borrow............................44

         2.11     [Intentionally Omitted.]......................................................................44

         2.12     Mitigation Obligations; Replacement of Lenders................................................45

ARTICLE 3             MECHANICS OF PAYMENTS; TAX FORMS..........................................................46

         3.1      Company Payment...............................................................................46

         3.2      Lender Required Payment.......................................................................46

         3.3      Company Required Payment......................................................................47

         3.4      Tax Forms.....................................................................................47

         3.5      Taxes.........................................................................................48

ARTICLE 4             LETTERS OF CREDIT.........................................................................50

         4.1      Letters of Credit.............................................................................50

ARTICLE 5             CONDITIONS TO FUNDINGS AND ISSUANCE OF LETTERS OF CREDIT..................................53

         5.1      Conditions to Initial Funding.................................................................53

         5.2      Requirements for Each Loan/Letter of Credit...................................................57

ARTICLE 6             REPORTING REQUIREMENTS AND NOTICES........................................................58
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         6.1      Financial Data and Reporting Requirements; Notice of Certain Events...........................58

         6.2      Notice of Defaults, Disputes and Other Matters................................................61

         6.3      The ESOP and ERISA Matters....................................................................63

         6.4      Miscellaneous.................................................................................64

         6.5      Disclosure....................................................................................65

ARTICLE 7             FINANCIAL COVENANTS.......................................................................65

         7.1      Interest Coverage Ratio.......................................................................65

         7.2      Consolidated Total Leverage Ratio.............................................................65

         7.3      Consolidated Senior Leverage Ratio............................................................66

         7.4      Fixed Charge Coverage Ratio...................................................................66

         7.5      Additional Provisions Respecting Calculation of Financial Covenants...........................66

ARTICLE 8             BUSINESS COVENANTS........................................................................67

         8.1      Indebtedness..................................................................................67

         8.2      Liens.........................................................................................68

         8.3      Investments, Loans, Acquisitions, Etc.........................................................70

         8.4      Restricted Payments...........................................................................73

         8.5      Sale-Leasebacks...............................................................................73

         8.6      Transactions with Shareholders and Affiliates.................................................73

         8.7      Mergers and Dispositions......................................................................74

         8.8      Management Fees...............................................................................77

         8.9      Existence.....................................................................................78

         8.10     Compliance with Law...........................................................................78

         8.11     Payment of Taxes and Claims...................................................................79

         8.12     Tax Consolidation.............................................................................79

         8.13     Compliance with ERISA.........................................................................79

         8.14     Matters Relating to the ESOP..................................................................80

         8.15     Insurance.....................................................................................80

         8.16     Maintenance of Properties.....................................................................81

         8.17     Maintenance of Records; Fiscal Year...........................................................81

         8.18     Inspection....................................................................................81

         8.19     Exchange of Notes.............................................................................82
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                                  (CONTINUED)

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         8.20     Other Agreements..............................................................................82

         8.21     Further Assurances............................................................................82

         8.22     Consistent Action - Voting....................................................................82

         8.23     Type of Business..............................................................................82

         8.24     Control of Business...........................................................................82

         8.25     Shareholders..................................................................................83

         8.26     Change in Documents; New Documents............................................................83

         8.27     Payment of Indebtedness; Subordination........................................................84

         8.28     [Intentionally omitted].......................................................................84

         8.29     Compliance with Federal Reserve Regulations...................................................84

         8.30     Filings.......................................................................................85

         8.31     Limitations on Certain Restrictive Provisions.................................................85

         8.32     Interest Rate Protection......................................................................85

         8.33     Environmental Matters.........................................................................85

         8.34     Corporate Separateness........................................................................86

ARTICLE 9             EVENTS OF DEFAULT.........................................................................86

         9.1      Events of Default.............................................................................86

         9.2      Acceleration; Remedies........................................................................90

         9.3      Deposit Accounts..............................................................................92

ARTICLE 10            REPRESENTATIONS AND WARRANTIES............................................................92

         10.1     Status........................................................................................92

         10.2     Power and Authority...........................................................................94

         10.3     No Violation of Agreements....................................................................94

         10.4     Recording, Enforceability and Consent; Validity of Security Interest..........................94

         10.5     Litigation; Compliance with Laws..............................................................95

         10.6     No Burdensome Agreements......................................................................95

         10.7     Condition of Property; Agreements.............................................................95

         10.8     Fees..........................................................................................95

         10.9     Licenses......................................................................................95

         10.10    Title to Properties; Liens....................................................................96

         10.11    Patents, Trademarks, Etc......................................................................96
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         10.12    Names.........................................................................................96

         10.13    Management Agreement..........................................................................96

         10.14    Financial Statements and Projections..........................................................96

         10.15    Changes.......................................................................................97

         10.16    Tax Returns and Payments......................................................................97

         10.17    Indebtedness..................................................................................97

         10.18    Federal Reserve Regulations...................................................................97

         10.19    Investment Company Act........................................................................98

         10.20    Public Utility Holding Company Act............................................................98

         10.21    Compliance with ERISA and ESOP Matters........................................................98

         10.22    Accuracy and Completeness of Disclosure......................................................100

         10.23    Adequacy of Capital..........................................................................100

         10.24    Absence of Restrictive Provisions............................................................100

         10.25    Environmental Compliance.....................................................................101

         10.26    Solvency.....................................................................................102

         10.27    Subordination................................................................................102

ARTICLE 11            MISCELLANEOUS............................................................................102

         11.1     Notices; Effectiveness; Electronic Communication.............................................102

         11.2     Duration; Survival...........................................................................103

         11.3     No Implied Waiver............................................................................103

         11.4     Entire Agreement and Amendments..............................................................104

         11.5     Successors and Assigns.......................................................................104

         11.6     Calculations and Financial Data..............................................................107

         11.7     Descriptive Headings.........................................................................107

         11.8     Governing Law; Jurisdiction; Etc.............................................................107

         11.9     WAIVER OF JURY TRIAL.........................................................................108

         11.10    Holidays.....................................................................................108

         11.11    Counterparts; Integration; Effectiveness; Electronic Execution...............................108

         11.12    Maximum Lawful Interest Rate.................................................................109

         11.13    Set-off......................................................................................109

         11.14    Severability.................................................................................109
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         11.15    Expenses; Indemnity; Damage Waiver...........................................................110

         11.16    Treatment of Certain Information; Confidentiality............................................111

ARTICLE 12            AGENT....................................................................................112

         12.1     Appointment and Authority....................................................................112

         12.2     Rights as a Lender...........................................................................112

         12.3     Exculpatory Provisions.......................................................................112

         12.4     Reliance by Agent............................................................................113

         12.5     Delegation of Duties.........................................................................114

         12.6     Resignation of Agent.........................................................................114

         12.7     Non-Reliance on Agent and Other Lenders......................................................114

         12.8     No Other Duties, etc.........................................................................115

         12.9     Expenses.....................................................................................115

         12.10    Investigation by Lenders.....................................................................115

         12.11    Amendments, Waivers and Consents.............................................................115

         12.12    Action Upon Defaults.........................................................................117

         12.13    Instructions.................................................................................117

         12.14    Sharing of Payments by Lenders...............................................................117

         12.15    Other Relationships..........................................................................118

LIST OF ADDENDA (EXHIBITS AND SCHEDULES).......................................................................135

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement"), dated as of the 20th day of February, 2004 and effective on the Effective Date (as defined below), is made by and among WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), individually, as Issuing Bank and as Agent, the OTHER FINANCIAL INSTITUTIONS listed on the signature pages to this Agreement, and SUSQUEHANNA MEDIA CO., a Delaware corporation (the "Company"). Wachovia, the financial institutions listed on the signature pages to this Agreement and any other financial institutions which may become parties to this Agreement from time to time, are sometimes collectively referred to as the "Lenders" and individually as a "Lender." Wachovia, when acting in its capacity as agent for the Lenders and Issuing Bank, or any successor or assign that assumes that position pursuant to the terms hereof, is hereinafter sometimes referred to as the "Agent." In connection with this Agreement, WACHOVIA CAPITAL MARKETS, LLC has served as Lead Arranger.

                             BACKGROUND OF AGREEMENT

         The Company is, through its subsidiaries, engaged primarily in the radio broadcast and cable television businesses. The Company currently wishes to refinance its existing indebtedness (which consists of a senior bank facility). In connection therewith, it wishes to terminate and replace the maximum aggregate principal amount of its existing bank facility of $450,000,000, with $600,000,000 of Commitments under this Agreement, provide security therefor the proceeds thereof to be used to refinance certain indebtedness, finance certain acquisitions and for general corporate purposes. The obligations under this Agreement are senior to those certain senior subordinated notes and constitute "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indentures (as defined below) relating to such notes.

         The senior bank facility, which is provided for in this Agreement, is to be guaranteed by the Company's subsidiaries and secured by the equity of the Company owned by Susquehanna Pfaltzgraff Co. and the equity of its subsidiaries owned by the Company or other subsidiaries of the Company as well as by the material assets (other than real property) of those entities. Certain terms are used in this Agreement as defined in Article 1 below.

         NOW, THEREFORE, it is agreed:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified in this Section unless the context otherwise requires. Defined terms in this Agreement shall also mean in the singular number the plural and in the plural the singular.

                  o Accepting Term C Lender: the meaning specified in Subsection 2.3.8(d) (Commitment for Term C Loans).

                  o Accumulated Funding Deficiency: any accumulated funding deficiency as defined in Section 302(a) of ERISA.

                  o        Acquisition: the meaning specified in Subsection
8.3.3 (Acquisitions).

                  o        Adjusted LIBOR: the meaning specified in Subsection
2.8.5 (Definition of Adjusted LIBOR).

                  o Administrative Questionnaire: an Administrative Questionnaire in a form supplied by the Agent.

                  o        Adverse Event: the meaning specified in Subsection
9.1.11 (FCC Licenses and Other Franchises).

                  o Affiliate: with reference to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree, any director, officer or employee of such Person, any other Person of which such Person is a partner, member, trustee director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise or (ii) the beneficial ownership of 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such Person.

                  o Agent: the meaning specified in the preamble to this Agreement.

                  o Agreement: this Agreement, as amended, modified or supplemented from time to time.

                  o Applicable Margin: the meaning specified in Subsection 2.8.2 (Applicable Margin).

                  o Applicable Percentage: with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  o Approved Fund: any Fund that is administered or managed by (1) a Lender, (2) an Affiliate of a Lender or (3) an entity or an Affiliate of an entity that administers or manages a Lender.

                  o Assignment and Assumption: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.5 (Successors and

Assigns), and accepted by the Agent, in substantially the form of Exhibit M or any other form approved by the Agent.

                  o Available Commitment: the meaning specified in Subsection 2.1.2 (Available Commitment).

                  o Base Rate: the higher of (1) the rate of interest publicly announced by the Agent from time to time at its principal office as its prime commercial lending rate (which rate is not necessarily the lowest rate charged by the Agent to its borrowers) and (2) the Federal Funds Rate plus one-half of one percent (1/2%).

                  o Business Day: a day other than a Saturday, Sunday or day on which commercial banks are required or permitted to close in Philadelphia, Pennsylvania, New York, New York or Charlotte, North Carolina.

                  o Capital Expenditures: expenditures for fixed or capital assets determined in accordance with GAAP.

                  o Capital Lease: a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  o Capital Lease Obligation: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would in accordance with GAAP appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  o CERCLA: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  o Change in Law: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

                  o Change of Control: (1) (A) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate or at least 51% of the total voting power of the voting stock of the Company or (B) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (except that for purposes of this clause (B) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the voting stock of the Company (for purposes of this clause (1) the Permitted Holders shall be deemed to beneficially own any voting stock of a corporation held by any other corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate at least 80% of the voting power of the voting stock of such other corporation);

                           (2) the Company merges with or into another Person or
sells or disposes of all or substantially all of its assets to any Person, or any Person merges with the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is converted into or exchanged for (i) voting stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (ii) cash, securities or other property in an amount which could be paid by the Company as a Restricted Payment under this Agreement and the Senior Subordinated Indentures and (B) immediately after such transaction no person or group (other than the Permitted Holders) is the beneficial owner of 20% or more of the voting power of the voting stock of the surviving or transferee corporation on a fully diluted basis;

                           (3) during any period of two consecutive years,
individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company at the time of such approval who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

                           (4) the liquidation or dissolution of the Company.

                  o COBRA: the group health plan continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

                  o Code: the Internal Revenue Code of 1986, as amended, or its predecessor or successor, as applicable, and any Treasury regulations, revenue rulings or technical information releases issued thereunder.

                  o Collateral: all property of any sort in which the Company or any Subsidiary of the Company has granted, or purported to grant, a security interest or other Lien pursuant to any of the Loan Documents.

                  o Comcast: collectively, Lenfest York, Inc., a Delaware corporation, and Comcast Cable Communications, LLC, a Delaware limited liability company and the successor by merger to Lenfest Communications, Inc.

                  o Comcast Agreement: an agreement dated November 6, 1992 by and among Comcast, Susquehanna Cable and certain Subsidiaries of Susquehanna Cable as amended by a Modification Agreement dated as of March 24, 1993, a letter dated March 31, 1993, a Third Amendment dated May 17, 1993, a Fourth Amendment dated November 30, 1993 and a Fifth Amendment dated April 22, 1999, and as may be further amended, from time to time, by such amendments as shall have been approved by the Requisite Lenders or such other amendments as are permitted by the terms of this Agreement. The term "Comcast Agreement" shall also include the shareholders agreement entered into pursuant to section 8(g) of the Comcast Agreement, provided that references in the Loan Documents to particular paragraphs or sections of the Comcast Agreement shall not be references to paragraphs and sections of such shareholders agreement.

                  o Comcast Programming Payments: payments made by Susquehanna Cable and its Subsidiaries to Comcast to purchase cable television programming pursuant to agreements with Comcast in effect from time to time.

                  o Comcast Subordination Agreement: the meaning specified in paragraph (b) of Subsection 5.1.6 (Subordination Agreements).

                  o Commitment: the commitment of the Lenders to make advances under this Agreement.

                  o        Commitment Fee: the meaning specified in Subsection
2.7.1 (Commitment Fees).

                  o Commitment Fee Base: the meaning specified in Subsection 2.7.1 (Commitment Fees).

                  o Company: Susquehanna Media Co., a Delaware corporation.

                  o        Company Pledge: the meaning specified in paragraph
(b) of Subsection 5.1.5 (Pledge Agreements).

                  o        Company Required Payment: the meaning specified in
Section 3.3 (Company Required Payment).

                  o Consolidated: with respect to any Person and any specified Subsidiaries, refers to the consolidation of financial statements of such Person and such Subsidiaries and of particular items in such financial statements in accordance with GAAP.

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                  o        Consolidated Net Worth: the total of the amounts
shown on the balance sheet of the Company and its Consolidated Subsidiaries, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

                                    (1) the par or stated value of all
outstanding capital stock of the Company, plus

                                    (2) paid-in capital or capital surplus
relating to such capital stock, plus

                                    (3) any retained earnings or earned surplus
less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  o Consolidated Senior Leverage Ratio: the ratio, as applicable, of

                           (1) Senior Debt, as at the last day of each fiscal
quarter, to EBITDA for the four fiscal quarters ended on such date or

                           (2) Senior Debt, as at the day Indebtedness is
incurred after giving effect to such Indebtedness (or as at the day another specified transaction occurs after giving effect to such transactions), to EBITDA for the four fiscal quarters ended on, or most recently prior to, such date.

                  o Consolidated Total Leverage Ratio: the ratio, as applicable, of

                           (1) Total Debt, as at the last day of each fiscal
quarter to EBITDA for the four fiscal quarters ended on such date, or

                           (2) Total Debt as at the day Indebtedness is
incurred, after giving effect to such Indebtedness (or as at the day another specified transaction occurs after giving effect to such transactions), to EBITDA for the four fiscal quarters ended on, or most recently prior to, such date.

                  o        Default Rate: the meaning specified in Subsection
2.8.8 (Default Rate).

                  o        Designated Event: the meaning specified in Subsection
7.5 (Additional Provisions Respecting Calculation of Financial Covenants).

                  o Designated Period: the meaning specified in Subsection 7.5 (Additional Provisions Respecting Calculation of Financial Covenants).

                  o Disqualified Stock: means, with respect to any Person, any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable):

                                    (1) matures or is mandatorily redeemable for
any reason,

                                    (2) is convertible or exchangeable for
Indebtedness or Disqualified Stock, or

                                    (3) is redeemable at the option of the
holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Notes.

                  o EBITDA: the sum of (1) the Consolidated Net Income of the Company for a specified period, plus (2) the sum of the following to the extent deducted in such computation of such Consolidated Net Income:

                           (a)      depreciation expense;

                           (b)      amortization expense;

                           (c)      Interest Expense;

                           (d)      income tax provision;

                           (e)      non-cash expense;

                           (f)      ESOP Retirement Plan Expenses; and

                           (g)      minority interests in Subsidiaries of the
Company,

minus interest income and non-cash income, plus any prepayment premium under or in respect of the Senior Subordinated Notes.

For the purposes of calculating EBITDA for any period (each, a "Reference Period"),

                           (x) if at any time during such Reference Period the
Company or any Subsidiary shall have made any disposition pursuant to Subsection
8.7.2 (c) or (d) (Sales and Other Dispositions) below, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period,

                           (y) if during such Reference Period the Company or
any Subsidiary shall have made an Acquisition pursuant to Subsection 8.3.3 (Acquisitions), EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Acquisition occurred on the first day of such Reference Period, and

                           (z) if during such Reference Period any station is
subject to any local marketing agreement or time brokerage agreement entered into in connection with any disposition permitted under Subsection 8.7.2(c) or
(d) (Sales and Other Dispositions), the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to such station or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period.

                  o Effective Date: the meaning specified in Section 5.1 (Conditions to Initial Funding).

                  o Eligible Assignee: means (1) a Lender, (2) an Affiliate of a Lender, (3) an Approved Fund, and (4) any other Person (other than a natural person) approved by (a) the Agent, (b) in the case of any assignment of a Revolving Commitment, the Issuing Bank, and (c) unless an Event of Default or Potential Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  o Employee Pension Plan: any Plan which (1) is maintained by the Company, any of its Subsidiaries or any ERISA Affiliate and
(2) is subject to Part 3 of Subtitle B of Title I of ERISA.

                  o Environmental Laws: any national, state or local law or regulation (including, without limitation, CERCLA and RCRA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

                  o ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the Department of Labor or PBGC.

                  o ERISA Affiliate: (1) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Code, (2) any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code, and (3) any member of an affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code.

                  o ESOP: an employee stock ownership plan set up by SPC that complies with Section 401 of the Code and with the applicable provisions of
Section 409 of the Code.

                  o ESOP Compensation Expense: the expense related to funding share allocations in the ESOP.

                  o ESOP Loan: the loan made on May 15, 1999 to SPC in the amount of $116.9 million, the loan made to SPC on July 18, 2001 in the amount of $14.6 million, and any other loan to SPC for purposes of funding the ESOP permitted by this Agreement to effect the funding of the ESOP.

                  o ESOP Repurchase Payments: the expense related to repurchase of shares allocated to individuals participating in the ESOP, whether upon the retirement of such Persons or otherwise.

                  o ESOP Retirement Plan Expenses: for purposes of calculating EBITDA for any period, the amount of ESOP Compensation Expense during such period to the extent that such amount is no greater than the amount of cash received by the Company from SPC as repayment of principal and interest on the ESOP Loan during such period.

                  o ESOP Sharing Agreement: that certain ESOP sharing agreement among the Company, its Subsidiaries, SPC and its other Subsidiaries dated May 12, 1999 and as further amended on February 9, 2004.

                  o Eurodollar Business Day: a day on which the relevant London international financial markets are open for the transaction of business contemplated in this Agreement and which is also other than a Saturday, Sunday or other day on which commercial banks are required or permitted to close in Philadelphia, Pennsylvania, New York, New York or Charlotte, North Carolina.

                  o        Event of Default: the meaning specified in Section
9.1 (Events of Default).

                  o Excess Cash Flow: the excess of EBITDA for the defined period over the sum of (1) scheduled principal payments (including capital leases), (2) mandatory prepayments (other than mandatory prepayments resulting from prior year excess prepayments) and permanent voluntary prepayments, (3) Interest Expense, net of interest income, (4) Management Fees,
(5) cash taxes paid, including without limitation any tax distributions under the Tax Sharing Agreement, (6) Capital Expenditures, and (7) Restricted Payments.

                  o Excluded Taxes: with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (1) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (2) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (3) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.12 (Mitigation Obligations; Replacement of Lenders), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Subsection 3.5.5 (Taxes--Status of Lenders), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Subsection 3.5.1 (Taxes -Payments Free of Taxes).

                  o Excluded Transactions: (1) agreements in existence on or prior to the Effective Date, (2) the ESOP Loan, (3) payments of Management Fees permitted hereunder, (4) payments provided for by the Tax Sharing

Agreement, (5) SPC Expense Reimbursement, and (6) ESOP Compensation Expenses and ESOP Repurchase Payments made in conformity with the ESOP Sharing Agreement.

                  o Existing Facilities: the meaning specified in Subsection 5.1.8 (Repayment of Existing Indebtedness).

                  o Family of Funds: a group of Funds that invests in bank loans and is managed by a common investment advisor or an affiliate thereof or has a common principal underwriter and that has a common individual who is designated to receive financial statements, waivers and amendments and other notices under this Agreement.

                  o FCC: the Federal Communications Commission or any governmental body succeeding to the functions of such commission.

                  o FCC License: any radio, microwave, or other communications license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC for control, ownership, acquisition, construction or operation of a Permitted Business.

                  o Federal Funds Rate: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by the Agent.

                  o Final Order: an action by the FCC, any PUC, court or other governmental authority or other applicable state regulatory agency as to which: (i) no request for stay of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration or application for review or appeal of the action is pending and the time for filing any such petition or application has passed; (iii) the FCC, any PUC, court or other governmental authority or other state agency, as applicable, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                  o        Financial Information: the meaning specified in
Section 6.5 (Disclosure).

                  o Fixed Charge Coverage Ratio: as of any date of determination, the ratio of

                           (1) EBITDA for the four fiscal quarters ended on, or
most recently prior to the date of determination to

                           (2) the sum of (without duplication):

                                    (a) Scheduled payments of long-term
                                    Indebtedness of the Company and its
                                    Subsidiaries, on a Consolidated basis
                                    (excluding scheduled payments of
                                    Indebtedness under the Existing Facilities),

                                    (b) Interest Expense, net of interest
                                    income,

                                    (c) Capital Expenditures (which shall not include Acquisitions but shall include Capital Expenditures associated with Acquisitions after the date of the Acquisition),

                                    (d) Restricted Payments (other than the
                                    Restricted Payments relating to intercompany payments referred to in clause (a) of
                                    Section 8.4 (Restricted Payments)), and

                                    (e) cash taxes paid, including without
                                    limitation any tax distributions under the Tax Sharing Agreement,

in each case made or incurred during the four (4) fiscal quarters ended on, or most recently prior to, such date of determination.

                  o Franchise: a franchise, permit or license (including, without limitation, an FCC License), designation or certificate granted by the United States or any other country, territory or state or a city, town, county or other municipality, PUC or any other regulatory authority pursuant to which a Person has the right to own, control, acquire, construct or operate a Permitted Business.

                  o Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  o        Fronting Fees: the meaning specified in Subsection
4.1.5 (Fees).

                  o Fund: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  o GAAP: generally accepted accounting principles consistently applied, which, as applied to the Company and its Subsidiaries shall be consistent with those applied in the preparation of the financial statements referred to in Subsection 5.1.12 (Financial Statements; Projections).

                  o Governmental Authority: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

                  o        Granting Lender: the meaning specified in Subsection
3.2 (Lender Required Payment).

                  o Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person, including, but not limited to, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, but not limited to, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. No Guaranty shall be permitted by this Agreement unless the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder, and the amount involved in any Guaranty made during any period shall be the aggregate amount of the obligation guaranteed (or such lesser amount as to which the maximum exposure of the guarantor shall have been specifically limited), less any amount by which the guarantor may have been discharged with respect thereto (including any discharge by way of a reduction in the amount of the obligation guaranteed).

                  o Guarantor: each direct and indirect Subsidiary of the Company and each other Person that may become a guarantor under the Subsidiary Suretyship from time to time.

                  o Hazardous Substances: any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law (including, without limitation, petroleum products, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls and substances defined as Hazardous Substances under CERCLA).

                  o Indebtedness: with respect to any Person (without duplication):

                           (a) all indebtedness of such Person for borrowed money;

                           (b) all obligations of such Person for the deferred purchase price of capital assets or for any part of the deferred purchase price of other property or services which purchase price for other property or services is due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof;

                           (c) all obligations of such Person evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments;

                           (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and all other indebtedness secured by a Lien on the property or assets of such Person;

                           (e) all Capital Lease Obligations of such Person;

                           (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

                           (g) all obligations in respect of Disqualified Stock or other obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, which obligations shall be valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and, in the case of other such obligations, at the amount that, in light of all the facts and circumstances existing at the time of determination, can reasonably be expected to become payable;

                           (h) a Guaranty of such Person, provided that a Guaranty shall not be considered Indebtedness if the underlying obligation that is guaranteed is taken into account in computing Consolidated Net Income of the Company and its Subsidiaries (e.g., operating leases of Subsidiaries guaranteed by the Company or another Subsidiary);

                           (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

                           (j) all unfunded pension liabilities;

                           (k) all payments required by such Person under non-compete agreements;

                           (l) all obligations in respect of Interest Rate Protection Agreements; and

                           (m) all obligations of such Person that are the functional equivalent of the Indebtedness referred to in clauses (a) through (d) such as synthetic lease obligations.

                  o        Indemnified Taxes: Taxes other than Excluded Taxes.

                  o Indemnitees: the meaning specified in Section 11.15 (Expenses; Indemnity; Damage Waiver).

                  o Interest Coverage Ratio: as at any date of determination, the ratio of (i) EBITDA to (ii) Interest Expense net of interest income, in each case for the four fiscal quarters ended on, or most recently prior to, such date of determination.

                  o Interest Expense: for any period, the sum of (1) the amount of interest accrued on, or with respect to, Consolidated Indebtedness for such period, including without limitation imputed interest on Capital Leases and imputed or accreted interest in respect of deep discount or zero coupon obligations, but excluding any prepayment premium under or in respect of the Senior Subordinated Notes, plus (2) the net amount payable under all Interest Rate Protection Agreements in respect of such period (or minus the net amount receivable under Interest Rate Protection Agreements in respect of such period), in each case excluding mark to market adjustments. For purposes of calculating Interest Expense, it shall be assumed that any Guaranties constituting Indebtedness will require payments of interest, if any, in the amounts as called for in the underlying obligation which is the subject of the Guaranty.

                  o        Interest Period: the meaning specified in paragraph
(a) of Subsection 2.8.4 (LIBOR Election).

                  o Interest Rate Protection Agreement: an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  o Investment: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses in amounts which are immaterial both individually and in the aggregate), or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. For purposes of this Agreement, as applied to the Company or any Subsidiary thereof, an Investment shall include any purchase of a minority interest in any Subsidiary of the Company regardless of how that purchase is structured including, without limitation, a repurchase or redemption of shares that is expressly excluded from the definition of "Restricted Payment."

                  o Issuing Bank: Wachovia so long as it is a Lender, or if Wachovia is no longer a Lender, a Lender designated by the Company and acceptable to the Agent.

                  o Lenders: each of the Persons that execute this Agreement as a Lender (including, without limitation, the Swing Lender) together with any other Persons which become parties to this Agreement as a Lender from time to time.

                  o        Lender's Interest: the meaning specified in Section
6.5 (Disclosure).

                  o        Lender Required Payment: the meaning specified in
Section 3.2 (Lender Required Payment).

                  o Letters of Credit: letters of credit issued pursuant to this Agreement.

                  o Letter of Credit Fees: the meaning specified in Subsection 4.1.5 (Fees).

                  o Letter of Credit Sublimit: the meaning specified in Subsection 4.1.1 (Commitment to Issue Letters of Credit).

                  o Lien: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other Senior Secured Party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of such Person.

                  o Loans: the amounts loaned to the Company pursuant to this Agreement. Loans may be Revolving Loans, Swing Loans or Term Loans.

                  o Loan Documents: this Agreement, the Notes, the Subsidiary Suretyship, the Pledge Agreements, the Subordination Agreements, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time; in addition, solely for purposes of the references to "Loan Documents" in the Subsidiary Suretyship, the Subordination Agreements, the Security Agreement, the Trademark Collateral Agreement, and the Pledge Agreements (or any other Loan Document) or to the extent necessary to afford the obligations under the documents referred to below the status of being guaranteed and secured pari passu with the other obligations hereunder, the term "Loan Document" shall also be deemed to include Interest Rate Protection Agreements which have been entered into in compliance with
Section 8.32 (Interest Rate Protection) in favor of one or more Lenders or their Affiliates and all agreements, instruments and other documents relating to Letters of Credit.

                  o Management Agreement: that certain Management Agreement between the Company and SPC dated as of May 12, 1999.

                  o Management Fees: for any period, all fees and other amounts payable to SPC under the Management Agreement (including, without limitation, fees due, amounts accrued, and overhead and administrative costs allocated by SPC to the Company or any Subsidiary of the Company), but not SPC Expense Reimbursement.

                  o Material Assets: inventory, accounts receivable, equipment, investment property, instruments (other than the notes in respect of the ESOP Loan) and general intangibles as defined in the Uniform Commercial Code, provided, however, notwithstanding the foregoing, it is acknowledged that FCC licenses may not be effectively pledged under existing law. Therefore, the Company and the Guarantors will pledge the proceeds of such licenses and what ever other rights respecting the FCC licenses may be pledged and will pledge the equity of the entities that hold the FCC licenses. Further, the Company will not be required to file fixture financing statements except as specifically requested by the Administrative Agent.

                  o Material Adverse Change: either (1) any material adverse change in the business, financial condition, nature of assets, operations or properties of (a) the Company and its Subsidiaries taken as a whole, (b) Susquehanna Cable and its Subsidiaries taken as a whole, or (c) Susquehanna Radio and its Subsidiaries taken as a whole or (2) any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Company or any of its Subsidiaries, individually, if such change could result in the insolvency or dissolution of such Person or in the loss of control (by the current holder thereof) over such Person's assets.

                  o Material Adverse Effect: any material adverse effect on:

                                    (1) the business, condition (financial or
                  otherwise), operations or properties of (a) the Company and its Subsidiaries taken as a whole, (b) Susquehanna Cable and its Subsidiaries taken as a whole, (c) Susquehanna Radio and its Subsidiaries taken as a whole, or (d) the Company or any of its Subsidiaries, individually, if such material adverse effect on the business (financial or otherwise), operations, or properties of the Company or any of its Subsidiaries individually, could result in the insolvency or dissolution of such Person or in the loss of control (by the current holder thereof) over such Person's assets,

                                    (2) the ability of SPC, the Company or any
                  of the Company's Subsidiaries to perform their respective obligations under the Loan Documents,

                                    (3) the binding nature, validity or
                  enforceability of any of the Loan Documents as an obligation of SPC, the Company or the Company's Subsidiaries to the extent they are parties to such documents, or

                                    (4) the validity, perfection, priority or
                  enforceability of the Liens granted to Agent for the benefit of the Issuing Bank, the Lenders and other Senior Secured Parties in respect of the property of SPC, the Company and the Company's Subsidiaries.

                  o Maturity Date: the latest of the Revolver Maturity Date, the Term A Maturity Date and the Term B Maturity Date.

                  o Month: a period from and including a given day in a calendar month to the day in the subsequent calendar month numerically corresponding to such given day except that (1) if there is no numerical correspondent in such subsequent calendar month, or (2) if such given day is the last day of a calendar month, such day shall be the last day of such subsequent calendar month.

                  o Multiemployer Plan: means a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute subsequent to September 25, 1980.

                  o Net Cash Proceeds: for any issuance or sale of equity securities or debt securities or instruments, the cash proceeds, payable in U.S. Dollars received from such issuance or incurrence, net of (1) reasonable legal, accounting, and investment banking fees, underwriting discounts and sales commissions and other customary fees and expenses actually incurred in connection therewith and (2) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by SPC, the Company, or any of its Subsidiaries in respect of such equity issuance or debt issuance.

                  o Net Income: for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, provided, the following items shall be excluded from the calculation of Net Income:

                           (1) after-tax gains and losses from asset sales or
abandonment or reserves relating thereto;

                           (2) items classified as extraordinary, nonrecurring
or unusual gains, losses or charges, and the related tax effects, each determined in accordance with GAAP;

                           (3) the net income of any Person acquired in a
"pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the Company or is merged or consolidated with the Company or any Subsidiary of the Company;

                           (4) the net income (but not loss) of any Subsidiary
of the Company to the extent that the declaration of dividends, the making of intercompany loans or similar payments by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                           (5) the net income of any Person, other than a
Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Subsidiary of the Company by such Person;

                           (6) any restoration to income of any contingency
reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time after December 31, 2003;

                           (7) income or loss attributable to discontinued
operations (including operations disposed of during such period whether or not such operations were classified as discontinued); and

                           (8) in the case of a successor to the Company by
consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  o Net Proceeds: for any sale, lease, transfer or other disposition of any asset, or for any sale or issuance of any security, by any Person, the aggregate amount of cash consideration received by such Person for such asset or security, including cash payments received in respect of a promissory note issued as part of the original consideration in such transaction, after deducting therefrom

                                    (1) the amount of such proceeds required to
                           be applied to repay Indebtedness secured by any asset so disposed of, other than Indebtedness to the Lenders under the Loan Documents (including indebtedness in respect of Interest Rate Protection Agreements),

                                    (2) reasonable brokerage commissions, legal
                           fees, finders' fees and other similar fees and commissions and related expenses incurred by such Person in connection with such transaction,

                                    (3) taxes payable in connection with or as a
                           result of such transaction or, if applicable, held in reserve to pay taxes when due, and

                                    (4) other reasonable out-of-pocket costs
                           incurred in connection therewith by such Person,

in the case of each of clauses (1), (2), (3), and (4) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset or security that is the subject thereof. All Net Proceeds received from sales or dispositions of assets, payable to Lenders pursuant to this Agreement, shall be in the form of cash, in U.S. Dollars.

                  o New Term C Lender: the meaning specified in Subsection 2.3.8 (Commitment for Term C Loans).

                  o Notes: the promissory notes delivered by the Company to the Lenders (including any successors or assigns thereof) pursuant to this Agreement (including any amendments, modifications or supplements which may from time to time, be created in respect of such notes), and any replacement promissory notes issued in lieu of the foregoing.

                  o Offer: the meaning specified in Subsection 2.3.8 (Commitment for Term C Loans).

                  o Officers' Compliance Certificate: an Officers' Certificate in the form of Exhibit L.

                  o Officers' Certificate: a certificate executed on behalf of the Company by its President or one of its Vice Presidents or its Treasurer.

                  o Other Shareholders: the meaning specified in paragraph (d) of Subsection 5.1.5 (Pledge Agreements).

                  o Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  o Participant: has the meaning assigned to such term in clause (d) of Section 11.5 (Successors and Assigns).

                  o PBGC: Pension Benefit Guaranty Corporation, or any governmental agency or instrumentality succeeding to the functions thereof.

                  o Permitted Businesses: owning, operating, managing and maintaining domestic cable television systems, radio broadcasting stations and businesses directly related thereto, including marketing research, internet, telephony and high speed data transmission services.

                  o Permitted Holders: (1) descendants, and spouses of descendants, of Louis J. Appell, Sr. (including any trusts established for the benefit of one or more such descendants or spouses of such descendants of which one or more of such descendants or spouses of such descendants are trustees together with officers of SPC or its Subsidiaries and/or the trust department of a financial institution) and (2) the ESOP so long as executive officers of SPC constitute the majority of the ESOP committee under ESOP.

                  o        Permitted Lien: the meaning specified in Subsection
8.2.1 (Liens - In General).

                  o Permitted Non-wholly Owned Subsidiaries: the meaning specified in Subsection 8.3.2 (Investments).

                  o Person: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                  o Plan: an "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) or an "Employee Welfare Benefit Plan" (as defined in
Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by SPC, the Company, any of its Subsidiaries or any ERISA Affiliate (or any predecessor thereof).

                  o Pledge Agreements: the Company Pledge, the Subsidiary Pledge, and the SPC Pledge, collectively.

                  o Potential Event of Default: any condition or event specified in Article 9 (Events of Default) which, with notice or lapse of time or both, would become an Event of Default.

                  o Pro Forma Basis: calculation of the financial covenants specified in Article 7 (Financial Covenants) in connection with an Acquisition, disposition or other specified transaction with the following adjustments: (1) EBITDA shall be adjusted in the manner set forth in the last sentence of such definition to take account of such Acquisition or disposition or other specified transaction and any other Acquisition or disposition or other specified transaction which has occurred during the period to which such calculations relate and (2) Consolidated Indebtedness and any interest expense related thereto of the Company and its Subsidiaries shall be adjusted to reflect Indebtedness incurred or paid in connection with such Acquisition, disposition or other specified transaction and any other Acquisition, disposition or other specified transaction which has occurred during the relevant period.

                  o PUC: any state or local regulatory agency or body that exercises jurisdiction over the ownership, construction or operation of Permitted Businesses.

                  o PUC Franchise: any Franchise granted or issued by any PUC.

                  o Quarterly Payment Date: the last Business Day of each March, June, September and December.

                  o Radio License Subsidiaries: the Subsidiaries of the Company whose sole activity is to hold FCC Licenses and grant rights to use such FCC Licenses to other Subsidiaries of the Company that use such FCC Licenses to operate their respective radio broadcast businesses.

                  o RC Lender: each Lender designated as an "RC Lender" on Schedule 1.1 hereto and each successor and assign thereof.

                  o RCRA: the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith.

                  o Registered Lender: the meaning specified in Subsection 2.5(c) (Delivery of Tax Forms).

                  o Registered Note: the meaning specified in Subsection 2.5(b) (Request for Registration).

                  o Regulatory Change: with respect to any Lender, any change or implementation after the date of this Agreement in United States federal, state or foreign laws or regulations, including, without limitation, the issuance of any final regulations or guidelines, or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including any such Lender, of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  o Related Parties: with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

                  o Release: a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                  o Remedial Action: actions necessary to comply with any Environmental Law with respect to (1) clean up, removal, treatment or handling Hazardous Substances in the indoor or outdoor environment; (2) prevention of Releases or threats of Releases or minimization of further Releases of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) performance of pre-remedial studies and investigations and post-remedial monitoring and care.

                  o        Reorganization: any reorganization as defined in
Section 4241(a) of ERISA.

                  o Reportable Event: with respect to any Employee Pension Plan, an event described in Section 4043(c) of ERISA.

                  o Requisite Lenders: at any time, Lenders having greater than or equal to Fifty-One percent (51%) of the Total Facility. For purposes of this definition, "Total Facility" means, collectively, at any time
(1) the Revolving Credit Commitment (whether borrowed or not) and (2) the outstanding principal amount of the Term Loans, but shall exclude any Revolving Credit Commitment or Term Loans of Lenders who have forfeited their right to vote under the terms of this Agreement.

                  o Reserve Percentage: the meaning specified in Subsection 2.8.5 (Definition of Adjusted LIBOR).

                  o Restricted Payment: (1) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or ownership interest of the Company or any of its Subsidiaries, as the case may be, now or hereafter outstanding, except a dividend payable solely in shares of stock (other than Disqualified Stock) of the Company or such Subsidiary, as the case may be;

                           (2) any redemption, retirement, purchase or other
acquisition, direct or indirect, of any shares of any class of stock or ownership interest of the Company or any of its Subsidiaries, as the case may be, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists solely of shares of stock (other than Disqualified Stock) of the Company or such Subsidiary, as the case may be, and other than purchases of minority interests in the Subsidiaries of the Company from Persons that hold minority interests in the Company or its Subsidiaries on the date of this Agreement (it being understood that such purchases are subject to the provisions of Section 8.3 (Investments, Loans, Acquisitions, Etc.) above and other relevant provisions of this Agreement);

                           (3) any sinking fund, other prepayment or installment
payment on account of any shares of stock or ownership interests of the Company or any of its Subsidiaries, as the case may be;

                           (4) any other payment, loan or advance to a
shareholder or other equity holder of the Company or of any Subsidiary of the Company whether in the capacity of such Person as a shareholder or otherwise, except

                                    (a)      Management Fees permitted to be
                                             paid under this Agreement,

                                    (b)      payments under the Tax Sharing
                                             Agreement,

                                    (c)      payments of royalties to the Radio
                                             License Subsidiaries for the right
                                             to use the FCC Licenses held by
                                             them,

                                    (d)      SPC Expense Reimbursement,

                                    (e)      Comcast Programming Payments,

                                    (f)      salaries and other compensation,
                                             the payment of which is not
                                             otherwise restricted under the Loan
                                             Documents, paid in the ordinary
                                             course of business,

                                    (g)      amounts paid to SPC in respect of
                                             ESOP Compensation Expense allocated
                                             to the Company in accordance with
                                             the terms of the ESOP Sharing
                                             Agreement provided, however, that
                                             ESOP Repurchase Payments and other
                                             amounts paid to SPC in respect of
                                             the ESOP shall be deemed to be
                                             Restricted Payments, and

                                    (h)      payments made to purchase minority
                                             interests in Subsidiaries of the
                                             Company in accordance with the
                                             provisions of Subsection 8.3.2(o)
                                             (Investments), and

                           (5) any forgiveness or release without adequate
consideration by the Company or any Subsidiary of the Company of any Indebtedness or other obligation owing to the Company or such Subsidiary by a Person (other than the Company or a Subsidiary) that is a shareholder or other equity holder of the Company or a Subsidiary or an Affiliate of any such shareholder or other equity holder.

                  o Revolver Maturity Date: the earlier to occur of (a) March 31, 2011, (b) December 31, 2008, if any subordinated Indebtedness maturing before August 1, 2012 is not refinanced on terms and conditions satisfactory to Agent on or prior to September 30, 2008, or (c) the date on which the Revolving Credit Loans are accelerated in accordance with the provisions of this Agreement.

                  o Revolving Credit Commitment: the meaning specified in Subsection 2.1.1. (Commitment to Make Revolving Loans).

                  o        Revolving Loans: the meaning specified in Subsection
2.1.1 (Commitment to Make Revolving Loans).

                  o Security Agreement: the meaning specified in Subsection 5.1.3 (Security Agreement).

                  o Senior Debt: Total Debt less Indebtedness under the Senior Subordinated Notes and any other unsecured subordinated Indebtedness that is issued on subordination and other terms acceptable to the Agent.

                  o Senior Secured Obligations: any and all indebtedness, obligations and liabilities of any type or nature, direct or indirect, absolute or contingent, related or unrelated, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising or created of the Company, and/or any Subsidiary of the Company, and/or any other Person, to any Senior Secured Party, represented by or incurred pursuant or relating to the Loan Documents (which, for this purpose only shall include Interest Rate Protection Agreements required or permitted by this Agreement and Letters of Credit issued pursuant to this Agreement). Without limiting the generality of the foregoing, the term "Senior Secured Obligations" shall include, without limitation:

                           (1) principal of, and interest on the Loans and the
Notes (including, without limitation, Swing Loans and Note evidencing the Swing Loans);

                           (2) any and all other fees, indemnities, costs,
obligations and liabilities of the Company, each Subsidiary thereof and each and every other Loan Party from time to time owing to the Senior Secured Parties under, arising out of, or related to the Loan Documents;

                           (3) all obligations of the Company owing to any
Issuing Bank or Lender under Letters of Credit or other debt instruments issued by any Issuing Bank or Lender under the terms of the Loan Agreement;

                           (4) obligations in respect of Interest Rate
Protection Agreements entered into with a Lender or an Affiliate of a Lender;
and

                           (5) all amounts (including but not limited to
post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party or any other Person.

                  o Senior Secured Parties: the Agent (in any capacity including, without limitation, in its capacity as agent hereunder and as agent under any other Loan Document), any Issuing Bank, any Lender (in any capacity including, without limitation, as an issuer of Interest Rate Protection Agreements required or permitted under the terms of this Agreement for so long as such issuer is a Lender hereunder), any Affiliate of a Lender that issues Interest Rate Protection Agreements required under the terms of this Agreement, any Indemnitee, and any successor or assign of the foregoing.

                  o Senior Subordinated Indentures: the Indenture dated as of May 12, 1999 for the 8-1/2% Senior Subordinated Notes due 2009 between the Company and JPMorgan Trust Company, National Association, as Trustee and the Indenture dated as of April 23, 2003 for the 7-3/8% Senior Subordinated Notes due 2013 between the Company and JPMorgan Trust Company, National Association, as Trustee.

                  o Senior Subordinated Notes: the 8-1/2% Senior Subordinated Notes and 7-3/8% Senior Subordinated Notes issued pursuant to the Senior Subordinated Indentures.

                  o Solvent or Solvency: a condition of a Person on a particular date, whereby on such date (1) the fair value of the property of such Person is greater than the total amount of liabilities, including, but not limited to, contingent liabilities, of such Person, (2) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  o SPC: Susquehanna Pfaltzgraff Co., a Delaware corporation.

                  o SPC Expense Reimbursement: the meaning specified in Subsection 8.8.1 (Limitations on Management Arrangements).

                  o SPC Pledge: the meaning specified in paragraph (a) of Subsection 5.1.5 (Pledge Agreements).

                  o SPC Subordination Agreement: the meaning specified in paragraph (a) of Subsection 5.1.6 (Subordination Agreements).

                  o SPFV: the meaning specified in Subsection 3.2 (Lender Required Payment).

                  o Subordinated Party: each party (and each other Person that may, from time to time, become a party) to a Subordination Agreement, other than the Agent.

                  o Subordination Agreements: collectively, the SPC Subordination Agreement, the Comcast Subordination Agreement, and any other subordination agreement hereafter executed and delivered to the Agent pursuant to the terms of this Agreement.

                  o Subsidiary: with respect to any Person, (1) any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries and (2) any partnership, joint venture or other association of which more than 50% of the equity interests having the power to vote to direct or control the management of such partnership, joint venture or other association is at the time owned or controlled, directly or indirectly, by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  o        Subsidiary Pledge: the meaning specified in paragraph
(c) of Subsection 5.1.5 (Pledge Agreements).

                  o Subsidiary Suretyship: the meaning specified in Subsection 5.1.4 (Guaranty and Suretyship Agreement).

                  o Susquehanna Cable: Susquehanna Cable Co., a Pennsylvania corporation and a Subsidiary of the Company.

                  o Susquehanna Radio: Susquehanna Radio Corp., a Pennsylvania corporation and a Subsidiary of the Company.

                  o Swing Lender: Wachovia so long as it is a Lender, or if Wachovia is no longer a Lender, then a Lender designated by the Company and acceptable to the Agent.

                  o Swing Loan: the meaning specified in Subsection 2.2.1 (Swing Loan Advances).

                  o Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                  o Tax Sharing Agreement: that certain tax sharing agreement among the Company, its Subsidiaries, SPC and its other Subsidiaries, respecting the allocation of tax liabilities among SPC and its Subsidiaries dated May 12, 1999 as further amended on May 29, 2003.

                  o Term A Lender: each Lender designated as a "Term A Lender" on Schedule 1.2 hereto and each successor and assign thereof.

                  o        Term A Loan: the meaning specified in Subsection
2.3.1 (Commitment for Term A Loan).

                  o Term A Loan Commitment: the meaning specified in Subsection 2.3.1 (Commitment for Term A Loan).

                  o Term A Maturity Date: the earlier to occur of (1) March 31, 2011, (2) December 31, 2008, if any subordinated Indebtedness maturing before August 1, 2012 is not refinanced on terms and conditions satisfactory to Agent on or prior to September 30, 2008, or (3) the date on which the Term A Loan is accelerated in accordance with the provisions of this Agreement.

                  o Term B Lender: each Lender designated as a "Term B Lender" on Schedule 1.2 hereto and each successor and assign thereof.

                  o        Term B Loan: the meaning specified in Subsection
2.3.2 (Commitment for Term B Loan).

                  o Term B Loan Commitment: the meaning specified in Subsection 2.3.2 (Commitment for Term B Loan).

                  o Term B Maturity Date. the earlier to occur of (1) March 31, 2012, (2) December 31, 2008, if any subordinated Indebtedness maturing before August 1, 2012 is not refinanced on terms and conditions satisfactory to Agent on or prior to September 30, 2008, or (3) the date on which the Term B Loan is accelerated in accordance with the provisions of this Agreement.

                  o Term C Advance State: the meaning specified in Subsection 2.3.8 (Commitment for Term C Loans).

                  o        Term C Lenders: the meaning specified in Subsection
2.3.8 (Commitment for Term C Loans).

                  o        Term C Loan: the meaning specified in Subsection
2.3.8 (Commitment for Term C Loans).

                  o Term C Loan Commitment: the meaning specified in Subsection 2.3.8 (Commitment for Term C Loans).

                  o Term C Request Notice: the meaning specified in Subsection 2.3.8 (Commitment for Term C Loans).

                  o Term Loans: collectively the Term A Loans and Term B Loans and, if applicable, Term C Loans.

                  o Total Debt: the aggregate principal amount of Consolidated Indebtedness of the Company and its Subsidiaries.

                  o Trademark Collateral Agreement: the meaning specified in Subsection 5.1.7 (Intellectual Property Collateral Agreements).

                  o Transferee Subsidiaries: the meaning specified in Subsection 8.9 (Existence).

                  o Unapplied Net Proceeds: Net Proceeds received from a disposition pursuant to Subsection 8.7.2(c) or (d) (Sales and Other Dispositions).

                  o Unreimbursed Drawings: drawings made under Letters of Credit which, for any reason, have not been reimbursed by or on behalf of the Company whether through borrowings of Loans hereunder or otherwise.

                  o U.S. Dollars and $: lawful money of the United States of America.

                  o Voting Stock: capital stock or other ownership interests of any class or classes of a corporation or another entity the holders of which are entitled to elect a majority of the corporate directors or Persons performing similar functions.

                  o WABZ Assets: the assets used in the operation of radio broadcasting station WABZ, Albemarle, North Carolina, including, without limitation, the FCC License for such station.

                  o WABZ Disposition: the sale of the WABZ Assets on substantially the same terms set forth in the letter of intent dated January 26, 2004, between the Company and RadioOne, with such changes thereto as the Company shall determine are in its best interests.

                  o Withdrawal Liability: any withdrawal liability as defined in Section 4201 of ERISA.

         1.2 TERMS GENERALLY.

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         1.3. ACCOUNTING TERMS; CHANGES IN GAAP

                  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided, if there is a change in GAAP after the date of this Agreement that affects the calculation of any financial covenants in
Article 7 (Financial Covenants) below, the Agent and the Company shall in good faith agree to such modifications to the financial covenants as to reflect more accurately the original intent of the parties. Such agreement by the Company and the Agent shall be binding on all parties hereto.

                                   ARTICLE 2
                                   THE LOANS

  2.1 REVOLVING CREDIT LOANS.

         2.1.1 COMMITMENT TO MAKE REVOLVING LOANS. Subject to and upon the terms and conditions set forth in this Agreement, the RC Lenders shall make advances to the Company until the Revolver Maturity Date up to the aggregate principal amount outstanding at any one time of Two Hundred Million Dollars ($200,000,000) (as the same may be reduced pursuant to this Agreement, the "Revolving Credit Commitment"); provided however that (a) the aggregate amount of the Revolving Credit Commitment available for borrowing at any time shall not exceed the Available Commitment (as hereinafter defined); (b) the amount and percentage of the Revolving Credit Commitment and the Available Commitment which each RC Lender is obligated to lend shall not exceed at any time the amount or percentage set forth opposite the name of such RC Lender on Schedule 1.1 hereto (as supplemented and amended by giving effect to the assignments contemplated in this Agreement). Within the limits set forth above, the Company may borrow under this Section 2.1, repay or prepay such advances, and reborrow under this Section
2.1. The amounts loaned to the Company pursuant to the revolver facility described in this Section 2.1 are referred to as the "Revolving Loans."

         2.1.2 AVAILABLE COMMITMENT. "Available Commitment" shall mean the initial Revolving Credit Commitment, as the same is reduced by:

                  (a) voluntary reductions in the Revolving Credit Commitment pursuant to Subsection 2.1.3 below;

                  (b) mandatory reductions in the Revolving Credit Commitment pursuant to Subsections 2.1.4 and 2.l.5, respectively, below;

                  (c) the face amount of any outstanding Letters of Credit and any Unreimbursed Drawings (if any) relating to Letters of Credit; and

                  (d) the aggregate principal amount of any outstanding Swing Loans and Revolving Loans.

         2.1.3 VOLUNTARY COMMITMENT REDUCTIONS. The Company shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce (on a pro rata basis among the RC Lenders) permanently, in minimum amounts of Five Million Dollars ($5,000,000) or in whole multiples of One Million Dollars ($1,000,000) in excess of Five Million Dollars ($5,000,000) of principal, or terminate the Revolving Credit Commitment, without penalty or premium except as otherwise provided in Subsections 2.8.6 (Additional Costs, Unavailability, Etc.) and 2.10.2 (Breakage) and Section 11.15 (Expenses; Indemnity; Damage Waiver).

         2.1.4 REPAYMENT OF REVOLVING CREDIT COMMITMENT. The Revolving Credit Commitment shall be terminated on the Revolver Maturity Date.

         2.1.5 COMMITMENT REDUCTIONS IN CONNECTION WITH CERTAIN EVENTS. The Revolving Credit Commitment shall be reduced at such times as are specified in Subsection 2.3.6(g) (Order of Prepayments).

         2.1.6 [INTENTIONALLY OMITTED].

         2.1.7 PREPAYMENT IN CONNECTION WITH COMMITMENT REDUCTIONS. Upon the effective date of each reduction in the Revolving Credit Commitment referred to above, the Company shall be required to pay to the Agent for the benefit of the RC Lenders the principal amount of the Revolving Loans and/or Swing Loans, to the extent, if any, that the aggregate amount of the Revolving Loans and Swing Loans then outstanding plus the aggregate face value of Letters of Credit then outstanding and Unreimbursed Drawings exceeds the amount of the Available Commitment as so reduced. If after prepayment of all outstanding Revolving Loans and Swing Loans, the amounts of outstanding Letters of Credit and Unreimbursed Drawings exceed the Available Commitment as so reduced, the Company shall pay to the Agent for the benefit of the RC Lenders an amount by which the aggregate face value of all outstanding Letters of Credit and Unreimbursed Drawings exceeds the Available Commitment as so reduced, such amount first to be applied against Unreimbursed Drawings and the remainder to be maintained by the Agent in an interest bearing cash collateral account in the name of and for the benefit of the Agent and the RC Lenders to secure the repayment of Company's obligation to reimburse the RC Lenders from drafts drawn or which may be drawn under outstanding Letters of Credit until such time as the applicable Letters of Credit have expired or been cancelled). At the request of the Agent, accrued interest on the Loans so prepaid shall be due and payable at the time of such prepayment. All amounts of principal, interest and fees relating to Revolving Loans not due and payable prior to the Revolver Maturity Date are due and payable on that date.

         2.1.8 VOLUNTARY PREPAYMENTS. Except as otherwise provided in this Agreement, the Company shall be permitted to prepay the Revolving Loans at any time without penalty or premium. In connection with each voluntary prepayment:

                  (a) The Company shall provide the Agent with notice of its intention to prepay,

                           (i) no later than 11:00 a.m. (Charlotte, NC time) on
                  the date of prepayment in the case of Revolving Loans bearing interest at the Base Rate plus Applicable Margin, and

                           (ii) no later than 11:00 a.m. (Charlotte, NC time)
                  three (3) Business Days prior to the date of prepayment in the case of Revolving Loans bearing interest at Adjusted LIBOR plus Applicable Margin.

                  (b) Each prepayment of principal of a Revolving Loan shall be in a minimum amount equal to Two Million Dollars ($2,000,000.00) or in amounts in excess thereof equal to Two Million Dollars ($2,000,000) plus integral multiples of $500,000 in excess thereof.

  2.2 SWING LOANS.

         2.2.1 SWING LOAN ADVANCES. Upon the terms and subject to the conditions of this Agreement, the Swing Lender agrees to make, from time to time, from and including the Effective Date to but excluding the Revolver Maturity Date, one or more Loans ("Swing Loans") to the Company, in an aggregate principal amount not exceeding at any time $5,000,000, provided, however, that no Swing Loan shall be made at any time in an amount in excess of the Available Commitment.

         2.2.2 TERMS OF SWING LOAN BORROWINGS. The Company shall give the Swing Lender notice (which shall be irrevocable) of a request for a Swing Loan (with a copy to the Agent) no later than 12:00 noon (Charlotte, NC time) on the day such Loan is requested; if such notice is received later than 12:00 noon (Charlotte, NC time), then the request shall be deemed to be a request for a Swing Loan to be made on the next Business Day. Each Swing Loan shall be in a principal amount equal to or greater than Two Hundred Thousand Dollars ($200,000) and shall bear interest at the Base Rate plus Applicable Margin. The Company shall repay each Swing Loan no later than 3:00 p.m. (Charlotte, NC time) on the earlier of (A) the date that demand is made therefor by the Swing Lender and (B) the Revolver Maturity Date. The Swing Lender shall provide prompt notice to the Agent of any repayment of Swing Loans by the Company.


         2.2.3 PARTICIPATION BY RC LENDERS. Upon demand made to all of the RC Lenders by the Swing Lender, which demand may be made before or after an Event of Default or Potential Event of Default (including, without limitation, an Event of Default arising in connection with an insolvency, bankruptcy, etc.), and before or after the maturity date of the subject Swing Loans, but subject to the provisions of Subsection 2.2.5 (Certain Limitations) below, each RC Lender shall promptly, irrevocably and unconditionally purchase from the Swing Lender, without recourse or warranty, an undivided interest and participation in the Swing Loans then outstanding.

     Each RC Lender shall effect such purchase by paying to the Swing Lender in immediately available funds, without reduction or deduction of any kind, including reductions or deductions for set-off, recoupment or counterclaim, an amount equal to such RC Lender's pro rata share of the principal amount of all Swing Loans then outstanding. Each RC Lender's pro rata share of the Swing Loans shall be based on the amount of such RC Lender's pro rata share of the total Revolving Credit Commitment. Thereafter, the RC Lenders' respective interests in such Swing Loans, and the remaining interest of the Swing Lender in such Swing Loans, shall in all respects be treated as Revolving Loans under this Agreement, except that (x) subject to Subsection 2.8.8 (Default Rate) below, such Swing Loans shall continue to bear interest at the rate specified in Subsection 2.2.2 (Terms of Swing Loan Borrowings) above for such Swing Loans until such Swing Loans are due and payable and (y) such Swing Loans shall be due and payable by the Company on the dates referred to in Subsection 2.2.2 (Terms of Swing Loan Borrowings).

     If any RC Lender does not pay any amount which it is required to pay pursuant to this Subsection 2.2.3 promptly upon the Swing Lender's demand therefor, (i) the Swing Lender shall be entitled to recover such amount on demand from such RC Lender, together with interest thereon, at the Federal Funds Rate for the first three Business Days, and thereafter at the Base Rate, for each day from the date of such demand, if made prior to 2:00 p.m. (Philadelphia, Pennsylvania time) on any Business Day, or, if made at any later time, from the next Business Day following the date of such demand, until the date such amount is paid in full to the Swing Lender by such RC Lender and (ii) the Swing Lender shall be entitled to all interest payable by the Company on such amount until the date on which such amount is received by the Swing Lender from such RC Lender. Moreover, any RC Lender that shall fail to make available the required amount shall not be entitled to vote on or consent to or approve any matter under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Swing Lender by such RC Lender. Without limiting any obligations of any RC Lender pursuant to this Subsection 2.2.3, if any RC Lender does not pay such corresponding amount promptly upon the Swing Lender's demand therefor, the Swing Lender shall notify the Company and the Company shall promptly repay such corresponding amount to the Swing Lender together with accrued interest thereon at the applicable rate on such Swing Loans.

         2.2.4 NO SET-OFF, ETC. Subject only to the limitations set forth in the following Subsection 2.2.5 (Certain Limitations), the obligations of each RC Lender to make available to the Swing Lender the amounts set forth in the preceding Subsection 2.2.3 (Participation by RC Lenders) shall be absolute, unconditional and irrevocable under any and all circumstances, shall be without reduction for any set-off or counterclaim of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to qualification or exception and shall be made in accordance with the terms of this Agreement.

         2.2.5 CERTAIN LIMITATIONS. No RC Lender shall be obligated to purchase a participation in any Swing Loan pursuant to Subsection 2.2.3 (Participation by RC Lenders), if such RC Lender proves that (A) the conditions set forth in Subsections 5.2.1 (No Default) or 5.2.3 (Representations and Warranties) were not satisfied at the time such Swing Loan was made (unless such condition was waived in accordance with the terms of this Agreement) and (B) such

RC Lender or the Agent had notified the Swing Lender in a writing received by the Swing Lender at least one Business Day prior to the time that it made such Swing Loan that the Swing Lender was not authorized to make such Swing Loan because such conditions were not satisfied and stating with specificity the reason therefor. The Swing Lender shall not be obligated to the Company to make any Swing Loans at any time after it has received a notice pursuant to clause
(B) above whether or not the statements made therein are true.

  2.3 TERM LOANS.

         2.3.1 COMMITMENT FOR TERM A LOAN. Upon the terms and subject to the conditions of this Agreement, each Term A Lender agrees to make advances ("Term A Loans") to the Company on or prior to June 30, 2004 in an aggregate principal amount not to exceed One Hundred Fifty Million Dollars ($150,000,000) (the "Term A Loan Commitment"), provided, however, that the amount and percentage of the Term A Loan Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth opposite the name of such Lender on Schedule 1.2 hereto. The Company shall not be permitted to reborrow any amount of the Term A Loans once repaid.

         2.3.2 COMMITMENT FOR TERM B LOAN. Upon the terms and subject to the conditions of this Agreement, each Term B Lender agrees to make advances ("Term B Loans") to the Company on the Effective Date in an aggregate principal amount not to exceed Two Hundred and Fifty Million Dollars ($250,000,000) (the "Term B Loan Commitment"), provided, however, that the amount and percentage of the Term B Loan Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth opposite the name of such Lender on Schedule 1.2 hereto. The Company shall not be permitted to reborrow any amount of the Term B Loans once repaid.

         2.3.3 SCHEDULED REPAYMENT OF TERM A LOAN. The principal of Term A Loans shall be due and payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2006, in each case in an amount equal to (a) the Term A Loan Commitment on the date hereof, multiplied by (b) the quarterly reduction percentage specified below, such that all of the Term A Loans will be repaid in full on the Term A Maturity Date:

               Calendar Quarter                  Quarterly Percentage
               ----------------                  --------------------
                 6/30/2006                              2.5%
                 9/30/2006                              2.5%
                12/31/2006                              2.5%
                 3/31/2007                              2.5%
                 6/30/2007                              3.75%
                 9/30/2007                              3.75%
                12/31/2007                              3.75%
                 3/31/2008                              3.75%
                 6/30/2008                              5.0%
                 9/30/2008                              5.0%

               Calendar Quarter                  Quarterly Percentage
               ----------------                  --------------------
                12/31/2008                              5.0%
                 3/31/2009                              5.0%
                 6/30/2009                              6.25%
                 9/30/2009                              6.25%
                12/31/2009                              6.25%
                 3/31/2010                              6.25%
                 6/30/2010                              7.5%
                 9/30/2010                              7.5%
                12/31/2010                              7.5%
                 3/31/2011                              7.5%

      All amounts of principal, interest and fees relating to Term A Loans are due and payable on the Term A Maturity Date.

         2.3.4 SCHEDULED REPAYMENT OF TERM B LOAN. The principal of Term B Loans shall be due and payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2005, in each case in an amount equal to (a) the Term B Loan Commitment on the date hereof, multiplied by (b) the quarterly reduction percentage specified below, such that all of the Term B Loans will be repaid on the Term B Maturity Date:

            Calendar Quarter                  Quarterly Percentage
            ----------------                  --------------------
               6/30/2005                                0.25%
               9/30/2005                                0.25%
              12/31/2005                                0.25%
               3/31/2006                                0.25%
               6/30/2006                                0.25%
               9/30/2006                                0.25%
              12/31/2006                                0.25%
               3/31/2007                                0.25%
               6/30/2007                                0.25%
               9/30/2007                                0.25%
              12/31/2007                                0.25%
               3/31/2008                                0.25%
               6/30/2008                                0.25%
               9/30/2008                                0.25%
              12/31/2008                                0.25%
               3/31/2009                                0.25%
               6/30/2009                                0.25%
               9/30/2009                                0.25%
              12/31/2009                                0.25%
               3/31/2010                                0.25%
               6/30/2010                                0.25%
               9/30/2010                                0.25%


              12/31/2010                                0.25%
               3/31/2011                                0.25%
               6/30/2011                                23.5%
               9/30/2011                                23.5%
              12/31/2011                                23.5%
               3/31/2012                                23.5%

All amounts of principal, interest and fees relating to Term B Loans are due and payable on the Term B Maturity Date.

         2.3.5 VOLUNTARY PREPAYMENTS. The Company may at any time and from time to time upon five (5) Business Days' prior written notice to the Agent prepay either Term A Loans or Term B Loans in whole or in part in a minimum amount equal to $2,000,000 or in incremental amounts equal to $1,000,000 in excess of such minimum amount, without penalty or premium except as provided in Subsections 2.8.6 (Additional Costs, Unavailability, Etc.) and 2.10.2 (Breakage) and Section 11.15 (Expenses; Indemnity; Damage Waiver).

         2.3.6 MANDATORY PREPAYMENTS IN CONNECTION WITH CERTAIN EVENTS. In addition to the scheduled repayments of the Term Loans, the Company shall prepay the Loans (and/or reduce the Commitments, as applicable) under the following circumstances:

                  (a) Asset Sales. The Company shall prepay the Loans in an amount equal to the Unapplied Net Proceeds from dispositions, provided that so long as no Event of Default or Potential Event of Default is then existing, and the Company notifies the Agent of its intent to do so within five (5) Business Days of receipt thereof, the Company may use the Unapplied Net Proceeds for Acquisitions permitted by this Agreement made within 270 days from receipt of the Unapplied Net Proceeds. If the Company does not so notify the Agent of its intent to use the proceeds in the manner specified above, it shall prepay the Loans within five (5) Business Days of receipt of the Unapplied Net Proceeds (or such other time period as the Agent may agree to). Further if the Company does so notify the Agent, but fails to use the Unapplied Net Proceeds for Acquisitions within said 270-day period; then it shall prepay the Loans on the date that is 270 days after the date of receipt of the Unapplied Net Proceeds. In addition to the foregoing, if pursuant to the Senior Subordinated Indentures or any other subordinated indenture, the Company is required to use proceeds of dispositions to prepay Indebtedness thereunder if such proceeds are not used to prepay senior Indebtedness, the Company shall use the proceeds of such dispositions to prepay the Loans hereunder at the time specified in such indenture. Notwithstanding anything to the contrary contained in this Agreement, no prepayment of the Loans shall be required in connection with the WABZ Disposition.

                  (b) Issuance of Equity. At any time that the Company or any of its Subsidiaries issues equity (other than to the Company or any of its Subsidiaries and other than in connection with an employee benefit plan permitted by this Agreement), the Company shall prepay the Loans in an amount equal to 50% of the Net Cash Proceeds of the issuance, provided that so long as no Event of Default or Potential Event of Default is then existing, and the Company notifies the Agent of its intent to do so within five (5) Business Days of receipt thereof, the Company may use the Net Cash Proceeds for Acquisitions permitted by this Agreement made within 270 days from receipt of the proceeds. If the Company does not so notify the Agent of its intent to use the proceeds in the manner specified above, it shall prepay the Loans within five (5) Business Days of receipt of the Net Cash Proceeds (or such other time period as the Agent may agree to). Further if the Company does so notify the Agent, but fails to use the Net Cash Proceeds for Acquisitions within said 270-day period; then it shall prepay the Loans on the date that is 270 days after the date of receipt of the proceeds.

                  (c) Issuance of Debt. At any time that the Company or any of its Subsidiaries issues Indebtedness of $7,500,000 or more (except pursuant to paragraphs (a), (b), (c), (d) or (f) of Subsection 8.1.1 (Indebtedness - In General)), the Company shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds of the issuance, provided that so long as no Event of Default or Potential Event of Default is then existing, and the Company notifies the Agent of its intent to do so within five (5) Business Days of receipt thereof (or such other time period as the Agent may agree to), the Company may use the Net Cash Proceeds for Acquisitions permitted by this Agreement made within 270 days from receipt of the proceeds. If the Company does not so notify the Agent of its intent to use the proceeds in the manner specified above, it shall prepay the Loans within five (5) Business Days of receipt of the Net Cash Proceeds. Further if the Company does so notify the Agent, but fails to use the Net Cash Proceeds for Acquisitions within said 270-day period; then it shall prepay the Loans on the date that is 270 days after the date of receipt of the proceeds.

                  (d) Excess Cash Flow. Each year, (beginning in 2006 with respect to the fiscal year ending December 31, 2005), no later than ten (10) Business Days after the date that the annual financial statements are required to be delivered pursuant to Section 6.1.2 (Delivery of Annual Financial Statements; Accountants' Certification) below (the "target year"), the Company shall prepay the Loans in an amount equal to the excess of (i) 50% of Excess Cash Flow for the target year over (ii) $5,000,000.

                  (e) Insurance Proceeds. In the event that the Company or any of its Subsidiaries receives property or casualty insurance proceeds and/or a condemnation or similar payment, if (i) there shall then exist an Event of Default (without limiting any remedies available to the Agent) or (ii) such payment is in excess of $2,000,000, the Company shall promptly, and in any event no later than thirty (30) days from the date of receipt thereof, prepay the Loans in an amount equal to the amount of such insurance proceeds or other payments, provided that in the case of Subsection 2.3.6(e)(ii) so long as no Event of Default or Potential Event of Default is then existing, and the Company notifies the Agent of its intent to do so within five (5) Business Days of receipt thereof (or such other time period as the Agent may agree to), the Company may use the property or casualty insurance proceeds and/or a condemnation or similar payment to rebuild or replace the asset subject to such loss or condemnation or for Acquisitions permitted by this Agreement made within 270 days from receipt of the proceeds. If the Company does not so notify the Agent of its intent to use the proceeds in the manner specified above, it shall prepay the Loans within five (5) Business Days of receipt of the Net Cash Proceeds. Further if the Company does so notify the Agent, but fails to use the Net Cash Proceeds to replace the applicable asset or for Acquisitions within said 270-day period; then it shall prepay the Loans on the date that is 270 days after the date of receipt of the proceeds.

                  (f) Suspension of Prepayment Requirement. Notwithstanding the foregoing, (i) the mandatory prepayment requirements set forth in clauses (b) and (c) will be suspended during any period when the Total Leverage Ratio is less than or equal to 4.5:1 for the most recent quarter ended when prepayment is due, and (ii) the mandatory prepayment requirements set forth in clause (d) will be suspended during any period when the Total Leverage Ratio is less than or equal to 5.0:1 for the most recent quarter ended when prepayment is due, in each case, based on the most recently delivered financial statements.

                  (g) Order of Prepayments. Subject to the provisions of Subsection 2.3.7(b) (Relationship of Voluntary and Other Mandatory Prepayments to Scheduled Payments; Right to Opt Out), any prepayments required by this Subsection 2.3.6 shall be applied first against any Term B Loans and then against Term A Loans, and in each case, first to such Loans as are bearing interest at the Base Rate plus the Applicable Margin and then to Loans bearing interest at the LIBOR Rate plus the Applicable Margin (and among those, first to those with Interest Periods ending on the earliest date). If any prepayment would require the Company to prepay a Loan bearing interest at the LIBOR Rate plus the Applicable Margin prior to the end of the applicable Interest Period and thereby incur breakage costs, if no Event of Default or Potential Event of Default shall have then occurred and be continuing, the Company may in lieu thereof deposit such prepayment amounts with the Agent until the end of the applicable Interest Period, at which time the Loans shall be paid in accordance with the terms of this Subsection 2.3.6. If the amount of the prepayment required by this Subsection 2.3.6 exceeds the amount of outstanding Term Loans, then, the Revolving Credit Commitment shall be reduced by an amount equal to the amount of such excess.

         2.3.7 RELATIONSHIP OF VOLUNTARY AND OTHER MANDATORY PREPAYMENTS TO SCHEDULED PAYMENTS; RIGHT TO OPT OUT. (a) Any voluntary prepayments of Term A Loans or Term B Loans pursuant to Subsection 2.3.5 (Voluntary Prepayments) above shall be applied against the scheduled payments set forth in Subsection 2.3.3 (Schedule Repayment of Term A Loan) and Subsection 2.3.4 (Scheduled Repayment of Term B Loan), as applicable, on a pro rata basis. Any mandatory prepayments of Term A Loans or Term B Loans pursuant to Subsection 2.3.6 above (Mandatory Prepayments in Connection with Certain Events) shall be applied against the scheduled payments set forth in Subsection 2.3.3 (Scheduled Repayment of Term A
Loan) and Subsection 2.3.4 (Scheduled Repayment of Term B Loan), as applicable, on a pro rata basis, reducing proportionately each of the scheduled payments specified in said Subsection 2.3.3 or 2.3.4, as applicable, on or after the effective date of such mandatory prepayment unless Lenders of the Term B Loans elect to opt-out of such prepayment pursuant to this Subsection 2.3.7(b). Any prepayment shall not affect the Company's obligation to continue making payments under any Interest Rate Protection Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Interest Rate Protection Agreement.

                  (b) Except with respect to voluntary prepayments of all of the Term B Loans (as to which no Lenders shall be entitled to opt out), each Lender of Term B Loans may opt out of any voluntary or mandatory prepayment of Term B Loans in accordance with the terms of the following sentence. The Agent shall make prepayments of Term B Loans to each Lender of Term B Loans to the extent required by Subsection 2.3.7(a) unless not later than 11:30 a.m. (Charlotte, NC time) five (5) Business Days prior to the making of such prepayment, the Agent shall have received notice from a Lender of the Term B Loans electing not to receive such prepayment. Any amount which would be payable to a Term B Lender but for such Lender's decision to opt out of the payment in accordance with this paragraph (b) (the "Opt Out Amount") shall be applied to Term A Loans in the manner set forth in paragraph (g) of Subsection
2.3.6 (Mandatory Prepayments in Connection with Certain Events) above. To the extent that there are no outstanding Term A Loans to which the Opt Out Amounts may be applied, such excess Opt Out Amounts shall be applied against the Term B Loans of any Term B Lenders that have not elected to opt out pursuant to this paragraph (b) (in the manner set forth in paragraph (g) of Subsection 2.3.6 (Mandatory Prepayments in Connection with Certain Events) above).

         2.3.8 COMMITMENT FOR TERM C LOANS. (a) In the event that the Company wishes to access additional Term Loans hereunder ("Term C Loans") at any time when no Default or Event of Default has occurred and is continuing, it may notify the Agent in writing (such notice, a "Term C Request Notice") and request that an offer be made pursuant to paragraph (b) below to issue Term C Loans in an amount not to exceed Two Hundred Million Dollars ($200,000,000).

                  (b) The Company may, at its election, subject and pursuant to the terms of this Subsection 2.3.8, (i) offer to all of the Lenders the opportunity to provide all or a portion of the Term C Loans pursuant to paragraph (c) below and/or (ii) with the consent of the Agent (which consent shall not be unreasonably withheld), offer one or more financial institutions meeting the requirements of "Eligible Assignee," the opportunity to provide all or a portion of Term C Loans pursuant to paragraph (c) below, provided, that the aggregate amount of all Term C Loans for which Lenders and other Eligible Assignees may commit (the "Term C Loan Commitment") shall not exceed Two Hundred Million Dollars ($200,000,000) and provided, further the minimum amount of each such increase shall be an aggregate amount of not less than Twenty Five Million Dollars ($25,000,000). The Term C Request Notice shall specify which Eligible Assignees the Company desires to provide such opportunity to provide Term C Loans (the "Offer").

                  (c) Each Offer shall specify (i) the proposed total amount of the Term C Loan Commitment (or range (including the maximum and minimum) of the amount of Term C Loan Commitment that the Company desires, as applicable), (ii) the proposed date on which (or the proposed period during which) the proposed Term C Loans shall be made (the actual date on which such Loans are made, being herein referred to as the "Term C Advance Date"), (iii) the date by which an Offer must be accepted and the addressee where an acceptance is to be sent, (iv) the maturity date of the Term C Loans (which may not be earlier than the Term B Maturity Date), (v) the amortization, if any, on the Term C Loans (which may not have a weighted average life to maturity earlier than the Term B Loans), (vii) the interest rate and (viii) any other terms that the Company, with the consent of the Agent, shall specify respecting conditions, mechanics, fees (if any) and allocation. The Company or, if requested by the Company, the Agent, will provide to each of the applicable Lenders and/or Eligible Assignees an Offer.

                  (d) Any Eligible Assignee which receives an Offer and which elects to become a party to this Agreement (herein called a "New Term C Lender") and any Lender which elects to accept an Offer pursuant to this Subsection 2.3.8 (herein called an "Accepting Term C Lender") shall so state by accepting the Offer in accordance with the terms thereof.

                  (e) Notwithstanding anything to the contrary, in no event shall any transaction effected pursuant to this Subsection 2.3.8 (i) cause the sum of (without duplication) (x) the Revolving Credit Commitment, (y) the outstanding principal amount of the Term Loans and (z) the Term C Loan Commitments to exceed Eight Hundred Million Dollars ($800,000,000) or (ii) result in the Term C Loan Commitment of any New Term C Lender to be in an amount less than $1,000,000. Subject to the limitations in the preceding sentence, the Agent shall allocate the total Term C Loan Commitment among the Accepting Term C Lenders and New Term C Lenders in the relative amounts specified in the Offers or, if no allocation is specified (or if the specified allocation would be in conflict with the terms of the preceding sentence), then in such relative amounts as the Agent and the Company shall determine, provided, however, no Accepting Term C Lender nor New Term C Lender shall be required to accept any Term C Loan Commitment that it has not otherwise agreed to accept.

                  (f) Each New Term C Lender shall execute a New Term C Lender supplement with the Company and the Agent, in form and substance satisfactory to the Agent and shall deliver to the Agent an Administrative Questionnaire, whereupon such New Term C Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (g) Each Accepting Term C Lender shall execute an Accepting Term C Lender supplement with the Company and the Agent, in form and substance satisfactory to the Agent, whereupon such Accepting Term C Lender shall be bound by and entitled to the benefits of this Agreement with respect to its Term C Loan Commitment and Term C Loans.

                  (h) On the Term C Advance Date, each Accepting Term C Lender and each New Term C Lender (collectively, the "Term C Lenders") shall make a Term C Loan to the Company in an amount equal to its Term C Loan Commitment subject to (i) satisfaction of the conditions specified in Subsection 5.2.2 (Request for Advance/Letter of Credit) of this Agreement, (ii) receipt by the Agent of certified copies of resolutions of the Company authorizing the Term C Loan Commitment and Term C Loans, (iii) receipt by the Agent of a legal opinion of counsel to the Company covering such matters as the Agent may reasonably determine (including, without limitation, the status of the Term C Loans as "Senior Debt" under any of the Company's subordinated indentures) and (iv) such other conditions, if any, as are specified in the Offer.

                  (i) The terms of the Term C Loans (as to maturity, amortization, etc.) set forth in the Offer shall be incorporated by reference into this Agreement. The Agent and the Company are authorized to enter into such supplements and amendments to this Agreement and other Loan Documents for the purpose of clarifying or adding terms relative to the Term C

Loans, Term C Commitment and Term C Lenders as are not materially inconsistent with the terms of this Agreement or applicable Loan Document, including, without limitation, provisions providing for the creation of promissory notes evidencing the Term C Loans should any Term C Loan Lender desire one. If any material terms respecting Term C Loans or Term C Lenders are not expressly referenced in the Offer or a supplemental or amendatory agreement, the relevant terms applicable to Term B Loans or Term B Lenders herein or in the other Loan Documents shall apply to the Term C Loans or Term C Lenders, as applicable. The Company shall, or the Agent on behalf of the Company may, provide notice to the Lenders of the material terms incorporated herein by reference or by supplemental or amendatory agreement.

                  (j) For the sake of clarity, it is expressly understood that the Term C Loans are Loans, Term Loans and Senior Secured Obligations for all purposes under the Loan Documents and are entitled to the benefits of the collateral security and guarantees provided for in the Loan Documents and that the Term C Lenders are Lenders for all purposes of the Loan Documents and entitled to the indemnifications and other rights of Lenders thereunder.

    2.4 LENDERS' OBLIGATIONS SEVERAL.

         Each Lender is severally bound by this Agreement, but there shall be no joint obligation of the Lenders under this Agreement. The failure of any Lender to make any share of the Loans or obligations respecting Letters of Credit to be made by it on the date specified for the Loans or such obligations shall not relieve any other Lender of its obligation to make its share of the Loans or other obligations on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a share of the Loans or other obligations to be made by such other Lender.

    2.5 NOTES; REGISTRATION.

                  (a) Notes. Upon the request of any RC Lender, the aggregate principal amount of each RC Lender's share of the Revolving Credit Commitment and Revolving Loans shall be evidenced by a note to be issued by the Company to each RC Lender in substantially the form attached hereto as Exhibit A-1 (with appropriate completion of the name of the applicable RC Lender). Upon the request of any Term A Lender, the aggregate amount of such Term A Lender's share of the Term A Loan Commitment and Term A Loans shall be evidenced by a note to be issued by the Company to such Term A Lender in substantially the form attached hereto as Exhibit A-2 (with the appropriate completion of the name of the applicable Term A Lender). Upon the request of any Term B Lender, the aggregate amount of such Term B Lenders' share of the Term B Loan Commitment and Term B Loans shall be evidenced by a note to be issued by the Company to such Term B Lender in substantially the form attached as Exhibit A-3 to this Agreement (with appropriate completion of the name of the applicable Term B Lender). Upon the request of the Swing Lender, the Swing Loans and commitment therefor shall be evidenced by a note to be issued by the Company to the Swing Lender in substantially the form attached as Exhibit A-4 to this Agreement.

                  (b) Request for Registration. Any Lender may request the Company (through the Agent), to register its Loans as provided in paragraph (d) below and, if such Loans are otherwise evidenced by a Note, to issue such Lender's Note, or to exchange such Note for a new Note, registered as provided in paragraph (d) below (a "Registered Note"). A Registered Note may not be exchanged for a Note that is not in registered form. A Registered Note shall be deemed to be and shall be a Note for all purposes of this Agreement and the other Loan Documents.

                  (c) Delivery of Tax Forms. Each Lender that is not formed under the laws of the United States or political subdivision thereof that requests or holds a Registered Note pursuant to the preceding paragraph (b) or registers its Loans pursuant to the preceding paragraph (b) (a "Registered Lender") (or, if such Registered Lender is not the beneficial owner thereof, such beneficial owner) shall deliver to the Company (with a copy to the Agent) prior to or at the time such Non-U.S. Lender becomes a Registered Lender, the applicable form described in Section 3.4 (Tax Forms) (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States) together with an annual certificate stating that such Registered Lender or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Lender or beneficial owner, as the case may be, shall promptly notify the Company (with a copy to the Agent) if at any time such Registered Lender or beneficial owner, as the case may be, determines that it is no longer in a position to provide such previously delivered certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes).

                  (d) Registration of Loans. The Agent, acting, for this purpose, as agent of the Company, shall, upon request of any Registered Lender, enter in the Register the name, address and taxpayer identification number (if provided) of the Registered Lender or beneficial owner as the case may be. In addition to the requirements of Section 11.5 (Successors and Assigns), a Registered Note and the Loans evidenced thereby (or such Loans pending delivery of such Registered Note) or any other Loans registered pursuant to paragraph (b) above may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and/or the Loans so registered on the Register (and each such Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and such Registered Note shall be registered on the Register only upon compliance with the provisions of Section 11.5 (Successors and Assigns) and, in the case of Registered Notes, surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer fully executed by) the Registered Lender thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than all of such Registered Notes is thereby being assigned or transferred, the assignor or transferor.

   2.6 BORROWING NOTICE.

         Fundings of Revolving Loans shall be in the minimum amount of Two Million Dollars ($2,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of such minimum amount. To effect a funding, the Company shall give the Agent written notice in the form annexed to this Agreement as Exhibit B specifying the amount and date of each intended borrowing and the manner in which the same shall be disbursed, which notice

                  (a) in the case of borrowings to bear interest at a rate based upon the Base Rate, shall be given no later than 11:00 a.m. (Charlotte, NC time) on the date of such borrowing,

                  (b) in the case of borrowings to bear interest based upon Adjusted LIBOR, shall be given no later than 11:00 a.m. (Charlotte, NC time) at least three (3) Eurodollar Business Days prior to each such borrowing and shall specify the Interest Period with respect to such borrowing, and

                  (c) in the case of an advance, or an advance which is part of a series of related advances, in excess of $50,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest as more fully set forth in Subsection 2.8.3 (Officers' Certificate), shall be accompanied by the Officers' Certificate required by said Subsection 2.8.3.

The Agent in turn shall give prompt written or telephonic (promptly confirmed in writing) notice to each Lender of its pro rata share of the borrowing, the interest rate option selected and the scheduled date of the funding. After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that its share of the funding shall be immediately available (in U.S. Dollars) to the Agent no later than 2:30 p.m. (Charlotte, NC time), on the date on which the funding is to occur. After receipt of the funds, the Agent, subject to the satisfaction of the conditions precedent set forth in
Section 5.2 (Requirements for Each Loan/Letter of Credit), shall disburse the amount of such funding in accordance with instructions in the Company's borrowing notice.

                  The Lenders shall not be obligated to comply with a borrowing notice if there shall then exist an Event of Default or a Potential Event of Default regardless of whether Lenders have determined to exercise their remedies arising upon the occurrence of such Event of Default or Potential Event of Default.

   2.7 FEES TO LENDERS.

         2.7.1 COMMITMENT FEES. The Company shall pay to the Agent for the account of the RC Lenders and Term A Lenders, as applicable, quarterly in arrears on each Quarterly Payment Date a commitment fee (the "Commitment Fee") (calculated on the basis of a 360 day year for the actual days elapsed) equal to the product of the Commitment Fee Base (as hereafter defined) and

                  (i) Three-eighths of one per cent (3/8%), at any time that the Consolidated Total Leverage Ratio is greater than or equal to 4.50:1; and

                  (ii) One-quarter of one per cent (1/4%), at any time that the Consolidated Total Leverage Ratio is less than 4.50:1.

"Commitment Fee Base" means, with respect to Commitment Fees to RC Lenders, an amount at any time equal to (a) the amount of the Revolving Credit Commitment less (b) the sum of the aggregate principal amount of outstanding Revolving Loans, the face amount of outstanding Letters of Credit and any Unreimbursed Drawings in respect of Letters of Credit. (Swing Loans shall not reduce the Commitment Fee Base.) Notwithstanding the foregoing, the Commitment Fee to RC Lenders shall be increased by one-eighth of one percent (1/8%) on any day that the Commitment Fee Base for RC Loans is greater than fifty percent (50%) of the amount of the Revolving Credit Commitment.

"Commitment Fee Base" means, with respect to Commitment Fees to Term A Lenders, an amount at any time equal to (a) the amount of the Term A Loan Commitment less
(b) the aggregate principal amount of outstanding Term A

Loans. Notwithstanding the foregoing, the Commitment Fee to Term A Lenders shall be increased by one-eighth of one percent (1/8%) on any day that the Commitment Fee Base for Term A Loans is greater than fifty percent (50%) of the amount of the Term A Loan Commitment.

         Subject to the next sentence, any change in the percentage amount set forth in clauses (i) and (ii) of this Subsection 2.7.1 shall be effective on the fifth (5th) Business Day immediately following delivery of the Officers' Certificate described in paragraph (a) of Subsection 2.8.3 (Officers' Certificate) below and the fifth (5th) Business Day following the borrowing or prepayment, as applicable, made in connection with an Acquisition or disposition referred to in paragraphs (b) and (c) of said Subsection 2.8.3. In the event that any Officers' Certificate referred to in clause (a) or (b) of Subsection
2.8.3 is not delivered in a timely fashion, the percentage amount shall be the highest rate set forth above effective on the fifth (5th) Business Day after written notice to such effect is given by the Agent to the Company until the fifth (5th) Business Day immediately following delivery of such Officers' Certificate. The Commitment Fee shall begin to accrue from the Effective Date and shall be shared by the RC Lenders entitled thereto in proportion to their respective shares of the Revolving Credit Commitment.

         2.7.2 LETTER OF CREDIT FEES AND FRONTING FEES. The Company shall pay to the Agent for the account of the RC Lenders such letter of credit fees as are described in Article 4 (Letters of Credit) below, except that the Fronting Fee shall be paid only to the Issuing Bank.

         2.7.3 OTHER FEES. The Company shall pay such other fees, if any, as the Company has otherwise agreed to pay to the Agent, the Issuing Bank and/or the Lenders.

   2.8 INTEREST.

         2.8.1 THE RATES. The Loans (other than Swing Loans) shall bear interest at Company's option (subject to the limitation and conditions set forth in this Section) at the Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin. Interest accruing at the Base Rate plus the Applicable Margin shall be payable quarterly on each Quarterly Payment Date, commencing with the first Quarterly Payment Date after the Effective Date. Interest accruing at Adjusted LIBOR plus the Applicable Margin shall be payable on the last day of each Interest Period, provided that if the Interest Period is six (6) Months or longer, interest shall be payable on the ninetieth (90th) day of the Interest Period, every ninetieth (90th) day thereafter until the end of the Interest Period and on the last day of the Interest Period. Interest calculated at the Base Rate plus the Applicable Margin shall be computed on the basis of a 365/6 day year and interest calculated at the Adjusted LIBOR plus the Applicable Margin shall be computed on the basis of a 360 day year.

         2.8.2 APPLICABLE MARGIN. The term "Applicable Margin" when used with respect to the Base Rate shall mean the following:

Consolidated Total                               Base Rate                                   Base Rate
   Leverage                                  Applicable Margin                           Applicable Margin
     Ratio                             for Revolving Loans and Term A Loans               for Term B Loan
--------------------                   -------------------------------------             -----------------
Equal to or greater
than 6.00                                       1.000%                                          0.750%

Equal to or greater
than 5.50 but less than 6.00                    0.750%                                          0.750%

Equal to or greater
than 5.00 but less than 5.50                    0.500%                                          0.750%

Equal to or greater
than 4.50 but less than 5.00                    0.250%                                          0.750%

Equal to or greater
than 4.00 but less than 4.50                    0.000%                                          0.750%

Less than 4.00                                  0.000%                                          0.500%

         The term "Applicable Margin" when used with respect to Adjusted LIBOR shall mean the following:


Consolidated Total                            Adjusted LIBOR                           Adjusted LIBOR
  Leverage                                 Applicable Margin for                      Applicable Margin
   Ratio                            Revolving Loans and Term A Loans                  for Term B Loans
------------------                  --------------------------------                  -----------------
Equal to or greater
than 6.00                                       2.250%                                          2.000%

Equal to or greater
than 5.50 but less than 6.00                    2.000%                                          2.000%

Equal to or greater
than 5.00 but less than 5.50                    1.750%                                          2.000%

Equal to or greater
than 4.50 but less than 5.00                    1.500%                                          2.000%

Equal to or greater
than 4.00 but less than 4.50                    1.250%                                          2.000%

Less than 4.00                                  1.000%                                          1.750%

         2.8.3 OFFICERS' CERTIFICATE.

                  (a) The Company shall provide the Agent with an Officers' Certificate on a Pro Forma Basis in the form annexed to this Agreement as Exhibit D within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Company and within one hundred twenty (120) days after the close of each fiscal year of the Company setting forth the computations and information as of the end of the preceding fiscal quarter necessary for the determination of the Applicable Margin and the percentage amount applicable to the Commitment Fee.

                  (b) In addition, at any time that the Company requests an advance, or a series of related advances, in an amount in excess of $50,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest in any direct or indirect Subsidiary of the Company (whether in connection with a buy-sell agreement, a put, a call or otherwise), the Company shall provide the Agent with an Officers' Certificate on a Pro Forma Basis (along with the request for advance as required by Section 2.6 (Borrowing Notice) above). Such Officers' Certificate on a Pro Forma Basis shall set forth the calculation of the Consolidated Total Leverage Ratio after giving pro forma effect to the proposed Loans and transactions contemplated in connection therewith.

                  (c) In addition, at any time that the Company makes a disposition of assets in accordance with Section 8.7 (Mergers and Dispositions) below and prepays the Loans in accordance with Subsection 2.1.5 (Commitment Reductions in Connection with Certain Events) above or Subsection 2.3.6 (Mandatory Prepayments in Connection with Certain Events) in an amount in excess of $50,000,000 (whether in one prepayment or a series of related prepayments), the Company shall provide the Agent with an Officers' Certificate on a Pro Forma Basis (along with the notice of prepayment). Such Officers' Certificate on a Pro Forma Basis shall set forth the calculation of the Consolidated Total Leverage Ratio after giving pro forma effect to the proposed prepayment of the Loans, the disposition of the assets and transactions contemplated in connection therewith.

      Subject to the next sentence, the determination of the Applicable
Margin shall be effective with respect to the Loans as of the fifth (5th) Business Day immediately following delivery of any Officers' Certificate delivered pursuant to paragraph (a) above and the fifth (5th) Business Day following the borrowing or prepayment, as applicable, made in connection with an Acquisition or disposition referred to in paragraphs (b) and (c) above. In the event that any Officers' Certificate required by paragraph (a) or (b) above is not delivered in a timely fashion, the Applicable Margin shall be the Applicable Margin otherwise applicable if the Consolidated Leverage Ratio is equal to or greater than 6.00, effective on the fifth (5th) Business Day after written notice to such effect is given by the Agent and continuing until any such Officers' Certificate is delivered to Agent, whereupon, in the latter event any required change to the Applicable Margin shall be effective with respect to the Loans commencing as of the fifth (5th) Business Day immediately following delivery of such Officers' Certificate.


         2.8.4 LIBOR ELECTION. (a) Unless otherwise elected by the Company, the Loans shall bear interest at the Base Rate plus the Applicable Margin. The Company may, upon three (3) Eurodollar Business Days' prior written notice to the Agent in the form of Exhibit C to this Agreement, and subject to and upon the terms and conditions set forth in this Agreement, elect to borrow money that will bear interest based on Adjusted LIBOR plus the Applicable Margin or to convert a portion of the Loans to bear interest based on Adjusted LIBOR plus the Applicable Margin. Any such election may be made with respect to a principal amount designated in such notice and equal to at least Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) in excess of such minimum, for the period next ensuing, which period ("Interest Period") shall equal one, two, three or six Months or, if available by all Lenders, one year, as designated by the Company in its notice.

                  (b) The Company may not convert any outstanding Loans to a borrowing bearing interest based on Adjusted LIBOR plus the Applicable Margin or otherwise elect an interest rate based on Adjusted LIBOR plus the Applicable Margin if at the time of such conversion or election there shall exist an Event of Default or Potential Event of Default under Subsections 9.1.1 (Failure to Pay Principal), 9.1.2 (Failure to Pay Interest, Fees, Reimbursement Obligations, Etc.), 9.1.3 (Cross Default to Indebtedness) or 9.1.6 (Certain Covenant Defaults), but, in the case of Subsection 9.1.6, only if the underlying default relates to breach of the covenants set forth in Article 7 (Financial Covenants).

                  (c) If an interest rate based on Adjusted LIBOR plus the Applicable Margin is elected, such interest rate shall remain in effect for the Interest Period selected and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of the Interest Period except as otherwise required by this Section. If an Interest Period with respect to a rate of interest based on Adjusted LIBOR plus the Applicable Margin would otherwise commence on a day which is not a Eurodollar Business Day, such Interest Period shall commence on the next Eurodollar Business Day.

                  (d) The principal accruing interest based on Adjusted LIBOR plus the Applicable Margin shall, commencing on the last day of the Interest Period, bear interest at the Base Rate plus the Applicable Margin unless prior thereto the Agent has received a notice pursuant to this Section (and within the time periods required) that an elective rate based on Adjusted LIBOR plus the Applicable Margin shall be effective commencing on such date with respect to any or all of such principal.

                  (e) The Company may not elect an interest rate based on Adjusted LIBOR plus the Applicable Margin if such election would require the Agent to administer concurrently Loans (including Revolving Loans, Term A Loans and Term B Loans collectively) for more than a combination of elective rates of interest based on Adjusted LIBOR or Interest Periods that exceed an aggregate of ten (10).

                  (f) If an Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next Eurodollar Business Day, unless such next Eurodollar Business Day shall fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

                  (g) The Company may not elect an interest rate based on Adjusted LIBOR plus the Applicable Margin with respect to any portion of the Loans if, as a result of a reduction in the Revolving Credit Commitment, a scheduled payment or otherwise, the Company knows that it would be required to repay a portion of the Loans bearing interest based on Adjusted LIBOR plus the Applicable Margin on a day other than the last day of any applicable Interest Period or Periods.

                  (h) No Interest Period may be elected that would end later than the Revolver Maturity Date (for Revolver Loans) or the Term A Maturity Date (for Term A Loans) or the Term B Maturity Date (for Term B Loans).

         2.8.5 DEFINITION OF ADJUSTED LIBOR. As used in this Agreement, the term "Adjusted LIBOR" shall mean the rate per annum (rounded upwards if necessary to the nearest one-hundredth of one percent) determined by the Agent to be equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the Reserve Percentage.

                  As used herein, "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one one-hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "Adjusted LIBOR" shall be determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                  As used in this Agreement, the term "Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         2.8.6 ADDITIONAL COSTS, UNAVAILABILITY, ETC.

                  (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; (ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.5 (Taxes) and changes in the rate of any Excluded Tax payable by such Lender or the Issuing Bank); or (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such

Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

                  (e) The Company shall pay to the Agent for the account of the affected Lender or Lenders within thirty (30) days of demand such additional sums as will compensate such Lender or Lenders for the effect of any change in reserve requirements or any taxes, duties or other charges (or changes in the amount thereof) based upon an allocation by such affected Lender or Lenders of the additional sums payable as a result of the Loans or Letters of Credit. No failure on the part of the Agent or any Lender to demand compensation for any increased costs in any period shall constitute a waiver of any Lender's right to demand such compensation at any time, provided, however, that the Company shall not be required to pay any such compensation for any such increased costs incurred more than six months prior to the making of the affected Lender's initial such request. Each affected Lender shall certify the amount of such cost to the Company and provide the Company with a written statement setting forth the cost claimed and the calculations used in determining such cost, which certification and statement shall be conclusive in the absence of manifest error.

                  (f) In the event that the Company shall have elected an interest option and period based on Adjusted LIBOR plus the Applicable Margin and the Requisite Lenders shall have reasonably determined that quotations of interest rates for the relevant deposits referred to in the definition of Adjusted LIBOR are not being provided in the relevant amounts or for the relevant Interest Period for purposes of determining an interest rate based on Adjusted LIBOR plus the Applicable Margin or that by reason of circumstances affecting the London Interbank Eurocurrency Market adequate and reasonable means do not exist for ascertaining Adjusted LIBOR applicable to such deposits for the specified Interest Period, the Agent shall promptly give notice of such determination to the Company, and no part of the Loans shall thereafter be available at Adjusted LIBOR for the specified Interest Period until the Requisite Lenders determine that the circumstances described above cease to exist. At such time, Agent shall notify the Company that Adjusted LIBOR is again available; however, neither Agent nor any of the Lenders shall have any liability for failure to give such notice. A determination by the Requisite Lenders shall be conclusive and binding upon the Company.

                  (g) In the event that by reason of any change in any law, regulation or official directive, or in the interpretation thereof by any governmental body charged with the administration thereof, any Lender becomes subject to restrictions on the amount of any category of deposits or other liabilities of such Lender which includes deposits by reference to which Adjusted LIBOR is determined as set forth in this Agreement or a category of extensions of credit or other assets of such Lender which includes any portion of the Loans as to which a rate based on Adjusted LIBOR has been elected, then, if such Lender so elects by notice to the Company setting out the basis of such election (with a copy to the Agent), the obligation of such Lender to permit additional borrowings under the Loans at a rate based on Adjusted LIBOR shall be suspended until such change ceases to be in effect and, during such suspension, such Lender's portion of all borrowings under the Loans requested to be made at a rate based on Adjusted LIBOR shall instead bear interest at a rate determined by reference to the Base Rate and Applicable Margin.

                  (h) Notwithstanding anything herein contained to the contrary, if, prior to or during any Interest Period with respect to which a rate based on Adjusted LIBOR plus the Applicable Margin is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for any Lender to fund or maintain its funding in Eurodollars of any portion of the principal amount of the Loans or otherwise to give effect to such Lender's obligations as contemplated by this Agreement, (i) the affected Lender shall by written notice to the Company and the Agent declare the Company's right to elect an interest rate based on Adjusted LIBOR plus the Applicable Margin with respect to such Lender's share of the Loans to be suspended, (ii) any portion of the Loans made by the affected Lender bearing interest at a rate based on Adjusted LIBOR plus the Applicable Margin shall forthwith cease to bear interest at such rate, and interest on such portion of the Loans shall from and after such date be calculated at a rate based upon the Base Rate plus the Applicable Margin and
(iii) the Company shall indemnify the affected Lender against any loss or expense suffered by it in liquidating prior to maturity Eurodollar deposits which correspond to its pro rata share of the principal amount of the Loans to which a rate based on Adjusted LIBOR was applicable. The affected Lender shall certify the amount of such loss or expense to the Company and such certification shall be conclusive in the absence of manifest error.

                  (i) If either (i) the introduction of, or any change in, or in the interpretation of, any applicable law or (ii) compliance with any guideline or request from any central bank or comparable agency or other governmental authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Company shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Company and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         2.8.7 SOURCE OF FUNDS. Although each Lender may elect to purchase in the London Inter-Bank Eurocurrency Market one or more Eurodollar deposits in order to fund or maintain its funding of its pro rata share of the principal amount of the Loans with respect to which the Company has elected a rate based upon Adjusted LIBOR plus the Applicable Margin during the Interest Period in question, it is acknowledged that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid and any other amounts owing under this Agreement in connection with such election, and each Lender shall be entitled to fund and maintain its funding of all or any part of that portion of the principal amount of the Loans in any manner it sees fit. Nonetheless, all such determinations shall be made as if each Lender had actually funded and maintained that portion of the principal amount of the Loans to which a rate based upon Adjusted LIBOR plus the Applicable Margin is applicable during such Interest Period through the purchase of Eurodollar deposits in an amount equal to its pro rata share of the principal amount of the Loans to which a rate based upon Adjusted LIBOR plus the Applicable Margin is applicable and having a maturity corresponding to such Interest Period.

         2.8.8 DEFAULT RATE. Anything in this Agreement to the contrary notwithstanding, (a) after maturity, whether scheduled, by acceleration or otherwise, and whether prior to or after a judgment against the Company, or (b) during the existence of an Event of Default specified in Subsection 9.1.1 (Failure to Pay Principal),
9.1.2 (Failure to Pay Interest, Fees, Reimbursement Obligations, Etc.) or 9.1.3 (Cross Default to Indebtedness) or (c) during the existence of an Event of Default specified in Subsection 9.1.6 (Certain Covenant Defaults) as a result of a breach of the covenants set forth in Article 7 (Financial Covenants), the Loans shall bear interest at two percent (2%) per annum plus the interest rate(s) otherwise in effect from time to time pursuant to this Agreement (the "Default Rate").

   2.9 PURPOSE.

         Upon satisfaction of the conditions and other requirements set forth in this Agreement, the proceeds of the Loans shall be used by the Company: (i) to refinance existing Indebtedness on the Effective Date; (ii) to make Restricted Payments permitted under this Agreement; (iii) to finance Acquisitions, investments and Capital Expenditures permitted under this Agreement; and (iv) for working capital needs and general corporate purposes.

   2.10 ADDITIONAL PROVISIONS CONCERNING PREPAYMENTS AND FAILURE TO BORROW.

         2.10.1 INTEREST ON AMOUNTS PREPAID. At any time that the Company makes a prepayment of principal, it shall pay accrued interest on the amount so prepaid.

         2.10.2 BREAKAGE. In the event that the Company makes a prepayment (whether voluntary or mandatory) of any Loans bearing interest at a rate based on Adjusted LIBOR plus the Applicable Margin for a specified Interest Period on a day other than the last day of such Interest Period or fails to borrow on the date specified in the applicable borrowing notice (or convert to a Loan based on Adjusted LIBOR on the date specified in the LIBOR election) any amount which the Company shall have requested to borrow at a rate based on Adjusted LIBOR plus Applicable Margin, the Company will pay to the Agent, upon demand, for the account of the affected Lenders any cost or expense incurred as a result thereof. Each affected Lender shall certify the amount of such cost or expense to the Company and provide the Company with a written statement setting forth the cost or expense claimed and the calculations used in determining such loss and expense, which certification and statement shall be conclusive in the absence of manifest error.

         2.10.3 CERTAIN PRESUMPTIONS REGARDING APPLICATION OF PREPAYMENTS. Unless otherwise provided in this Agreement or other Loan Documents, prepayments shall be applied first to fees, then to interest (to the extent then payable) and then to principal with respect to the portions of the Loans accruing interest at a rate based upon the Base Rate plus the Applicable Margin, and then to those portions of the Loans accruing interest at a rate based upon Adjusted LIBOR plus the Applicable Margin and among such portions of the Loans accruing interest at rates based upon Adjusted LIBOR plus the Applicable Margin to such portions with the earliest expiring Interest Periods.

   2.11 [INTENTIONALLY OMITTED.]

   2.12 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         2.12.1 DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Subsection 2.8.6 (Additional Costs, Unavailability, Etc.), or requires the Company to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 (Taxes), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Subsection 2.8.6 (Additional Costs, Unavailability, Etc.) or Section 3.5 (Taxes), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         2.12.2 REPLACEMENT OF LENDERS. If any Lender requests compensation under Subsection 2.8.6 (Additional Costs, Unavailability, Etc.), or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 (Taxes), or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5 (Successors and Assigns), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that

                  (a) the Company shall have paid to the Agent the assignment fee specified in Section 11.5 (Successors and Assigns),

                  (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Subsection 2.10.2 (Breakage) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts),

                  (c) in the case of any such assignment resulting from a claim for compensation under Subsection 2.8.6 (Additional Costs, Unavailability, Etc.) or payments required to be made pursuant to Section 3.5 (Taxes), such assignment will result in a reduction in such compensation or payments thereafter, and

                  (d) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                   ARTICLE 3
                        MECHANICS OF PAYMENTS; TAX FORMS

   3.1 COMPANY PAYMENT.

         All payments on account of principal and interest on the Loans, the Commitment Fee, and all other amounts otherwise payable to Lenders under this Agreement (other than payments in respect of Swing Loans which shall be made directly to the Swing Lender), shall be made to the Agent in U.S. Dollars which are immediately available (unless otherwise specified) by 2:00 p.m. (Charlotte, NC time), on the due date for such payment, at the Agent's principal office (which as of the date of this Agreement is at 301 South College Street, NC0680, Charlotte, NC 28288-0680, Attn: Agency Services) specifying the amount and date of payment, re: Susquehanna Media Co. (and if by wire transfer, in accordance with the instructions on the signature page to this Agreement executed by Wachovia), or to such other accounts or Persons or at such other place as the Agent may direct in writing. The Company hereby authorizes the Lenders (after receipt of notice from the Agent to do so) to (i) apply to the aforesaid payments, up to the amount of such payments, any portion of the balance of any account maintained by the Company for the purpose of facilitating said payments, and/or (ii) cause the aforesaid payments to be made, if not paid by the Company when due, by drawing under the loan facilities provided under this Agreement, or making additional loans, (and any such loan shall be subject to interest at the Default Rate and shall be secured by all of the security interests granted pursuant to the Loan Documents); provided, however, that notwithstanding the making by the Lenders of any of the aforesaid payments as set forth in this sentence, the failure of the Company to make any of the aforesaid payments when due shall constitute an Event of Default. The failure by the Company to make a payment by 2:00 p.m. shall not constitute an Event of Default if such payment is made on the due date; however, any payment made after such time on such due date shall be deemed made on the next Business Day for the purpose of interest and reimbursement calculations. Except as otherwise set forth in this Agreement, such payments shall be deemed to be made to the Lenders in proportion to their respective shares of the applicable amount due. The Agent shall promptly (on the same day if payment has been received by the Agent by 2:00 p.m. (Charlotte, NC time) on such day, and including the additional per diem interest and reimbursement amount paid by Company if such payment was made by the Company to the Agent after noon on such day) remit to each Lender its pro rata share of such payment in immediately available funds, except that all reimbursement payments in respect of losses, out-of-pocket expenses, funding losses or like matters shall be retained by the Agent or remitted to the Lenders according to their respective appropriate entitlement to such reimbursement. The requirement that the Company pay any amount to a Lender shall be discharged by the Company when such amount of funds are received by the Agent to be disbursed to such Lender.

         The Company's obligations to make payments to the Agent, the Lenders and the issuing Bank under this Agreement and the Other Documents shall be absolute and unconditional under any and all circumstances and all payments shall be made without setoff or counterclaim.

   3.2 LENDER REQUIRED PAYMENT.

         Unless the Agent shall have been notified by a Lender prior to noon (unless otherwise specified in this Agreement) on the date on which it is scheduled to fund to the Agent a portion of the Commitment or any other amount payable by a Lender under this Agreement (such payment being the "Lender Required Payment"), which notice will be effective upon receipt, that it does not intend to make the Lender Required Payment to the Agent, the Agent may assume that the Lender Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Company (or other appropriate party) on such date and, if such Lender has not in fact made the Lender Required Payment to the Agent, the Company, if applicable, or such Lender shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (as determined by the Agent). Any Lender that fails to make a Lender Required Payment upon receipt of notice therefor, shall not be entitled to vote on any matters that it otherwise would be entitled to vote on under this Agreement until it makes such payment.

         Notwithstanding anything to the contrary contained herein, any lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPFV") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPFV to fund any Loan, and
(ii) if an SPFV elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPFV hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPFV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPFV may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Loans to any rating agency, commercial paper, dealer or provider of any surety or guarantee to such SPFV. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPFV at the time of such amendment. No SPFV shall be entitled to any indemnities or additional costs or other amounts referred to in Subsection 2.8.6 (Additional Costs, Unavailability, Etc.) or breakage pursuant to Subsection 2.10.2 (Breakage) or similar payments except to the extent it shares in payments made to the Granting Lender pursuant to entitlements of the Granting Lender hereunder.

   3.3 COMPANY REQUIRED PAYMENT.

         Unless the Agent shall have been notified by the Company in writing prior to the date on which the Company is scheduled to make a payment to the Agent for the account of one or more of the Lenders or the Issuing Bank (such payment being the "Company Required Payment"), which notice shall be effective upon receipt, that the Company does not intend to make the Company Required Payment to the Agent, the Agent may assume that the Company Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make such amount available to the Lenders entitled thereto on such date. If the Company has not in fact made the Company Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (as determined by the Agent).

   3.4 TAX FORMS.

         At least five (5) Business Days prior to the first date on which interest or fees are payable under this Agreement for the account of any Lender, each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof shall deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service of the United States, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, or are subject to such tax at a reduced rate under an applicable tax treaty, or Form W-8 or other applicable form or a certificate of the Lender indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, either certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or are subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender establishes an exemption or at the applicable reduced rate as established pursuant to the above provisions.

   3.5 TAXES.

         3.5.1 PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         3.5.2 PAYMENT OF OTHER TAXES BY THE COMPANY. Without limiting the provisions of Subsection 3.5.1 above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         3.5.3 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         3.5.4 EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

         3.5.5 STATUS OF LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, in the event that the Company is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                  (a) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

                  (b) duly completed copies of Internal Revenue Service Form W-8ECI,

                  (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                  (d) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

         3.5.6 TREATMENT OF CERTAIN REFUNDS. If the Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the Issuing Bank in the event the Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

                                   ARTICLE 4
                                LETTERS OF CREDIT

   4.1 LETTERS OF CREDIT.

         4.1.1 COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the requirements set forth below, the Company may use a portion of the Revolving Credit Commitment, which portion shall not exceed Fifty Million Dollars ($50,000,000) (the "Letter of Credit Sublimit") for the purpose of causing the Issuing Bank to issue standby Letters of Credit for the account of the Company, provided that (i) the Company executes and delivers a letter of credit application and reimbursement agreement in a form acceptable to the Issuing Bank and complies with any conditions to the issuance of such Letter of Credit (including the payment of any applicable fees) set forth therein; (ii) the Issuing Bank approves the form of such Letter of Credit; (iii) such Letter of Credit bears an expiration date not later than the Revolver Maturity Date; (iv) the Issuing Bank receives a request for issuance three (3) Business Days prior to the date of issuance (unless the Issuing Bank, in its sole and absolute discretion, agrees to shorter notice in any instance) and (v) the conditions set forth in Section 5.2 (Requirements for Each Loan/Letter of Credit) are satisfied as of the date of the issuance of such Letter of Credit. The letters of credit listed on Schedule 4.1 hereto shall be Letters of Credit under this Agreement.

         4.1.2 LIMITATION ON AMOUNT. The Issuing Bank shall not be obligated or permitted under this Section 4.1 to issue any Letter of Credit for the account of the Company to the extent that the sum of (i) the amount that would be available to be drawn under the proposed Letter of Credit plus (ii) the sum of all amounts available to be drawn under outstanding Letters of Credit plus (iii) any Unreimbursed Drawings would exceed the lesser of (a) the Letter of Credit Sublimit and (b) the Available Commitment.

         4.1.3 OBLIGATIONS ABSOLUTE. The Company's obligations under this
Section 4.1 (including any obligations to repay draws under Letters of Credit issued hereunder) shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Potential Event of Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank, the Agent, any Lender or any beneficiary of a Letter of Credit. The Company further agrees that the Issuing Bank, the Agent and the Lenders shall not be responsible for, and the Company's reimbursement obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Issuing Bank, the Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without willful misconduct or gross negligence on the part of the Issuing Bank, the Agent or the Lenders, shall be binding upon the Company and shall not result in any liability on the part of the Issuing Bank, the Agent or any Lender to the Company.

         4.1.4 RELIANCE BY ISSUING BANK. The Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and believed by it to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank and the Agent.

         4.1.5 FEES. The Company shall pay to the Agent for the account of the RC Lenders a fee equal to the product of (i) the Applicable Margin which would apply to the face amount of the Letter of Credit if it were part of the Revolving Loan and was bearing interest at a rate based on Adjusted LIBOR multiplied by (ii) the face amount of each Letter of Credit (the "Letter of Credit Fees"). In addition, the Issuing Bank shall receive a fronting fee equal to 1/8 of 1% per annum of the face amount of all outstanding Letters of Credit ("Fronting Fee"). All

Letter of Credit Fees and Fronting Fees shall be payable quarterly in arrears on each Quarterly Payment Date based on the number of days during each quarter that a Letter of Credit is outstanding during such quarter (calculated on the basis of a 360-day year). The Company shall also pay to the Issuing Bank all of the Issuing Bank's standard fees and charges for the opening, amendment, modification, presentation or cancellation of a Letter of Credit and otherwise in respect of a Letter of Credit and shall execute all of the Issuing Bank's standard agreements in connection with the issuance of the Letter of Credit.

         4.1.6 PARTICIPATION BY RC LENDERS. The Issuing Bank shall notify the Agent promptly upon receipt of notice of an intended draw under a Letter of Credit, whereupon the Agent shall give written, telecopied or telegraphic notice to each of the other RC Lenders of its pro rata share of such draw and the scheduled date thereof. After receipt of such notice, and whether or not an Event of Default or Potential Event of Default then exists, each RC Lender shall make such arrangements as are necessary to assure that its share of such draw shall be immediately available (in U.S. dollars) to the Agent no later than noon (Charlotte, NC time), on the date specified in the Agent's notice, which shall be no earlier than the day after the date the Agent's notice is given. Any amount paid by Agent and RC Lenders pursuant to a draw made under a Letter of Credit shall constitute a borrowing under the Available Commitment, provided that if an Event of Default or Potential Event of Default exists at the time of a draw, the Company shall immediately reimburse the amount of such draw to the Agent for the benefit of the RC Lenders.

                  To effectuate the purposes of this Subsection 4.1.6, effective immediately upon the issuance of each Letter of Credit and without further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have granted to each RC Lender, and each RC Lender shall be deemed to have irrevocably purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of each RC Lender's percentage of the Revolving Credit Commitment. Further, each Lender acknowledges and agrees that it shall be absolutely liable, to the extent of its percentage of the Revolving Credit Commitment, to fund on demand or reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not immediately reimbursed by the Company.

         4.1.7 STANDARD OF CONDUCT. The Issuing Bank shall be entitled to administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and shall be entitled to use its discretion in taking or refraining from taking any action in connection herewith as if it were the sole party involved. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any other Lender.

         4.1.8 CASH COLLATERAL ACCOUNT. In the event that (a) the excess of (i) the amount of the Revolving Credit Commitment over (ii) the amount of outstanding Revolving Loans and Swing Loans is less than (b) the face amount of outstanding Letters of Credit and Unreimbursed Drawings for any reason (whether because the Revolving Credit Commitment has been reduced or terminated or otherwise), the Company shall forthwith pay to the Agent an amount equal to the excess of the amount described in clause (b) above over the amount described in clause (a) above. Such amount shall first be applied against Unreimbursed Drawings and the remainder shall be maintained by the Agent in an interest bearing cash collateral account in the name of and for the benefit of the Agent and the Lenders to secure the repayment of Company's obligation to reimburse the Lenders for drafts drawn or which may be drawn under outstanding Letters of Credit until such time as all outstanding Letters of Credit have expired or been cancelled.

         4.1.9 OBLIGATIONS SECURED. The obligations of the Company to the Issuing Bank, the Agent and the Lenders in respect of Letters of Credit shall be guaranteed pursuant to the Loan Documents and shall be secured by the Collateral.

                                   ARTICLE 5
                           CONDITIONS TO FUNDINGS AND
                          ISSUANCE OF LETTERS OF CREDIT

   5.1 CONDITIONS TO INITIAL FUNDING. The obligation of the Lenders to make the initial Loans or the Issuing Bank to issue the initial Letters of Credit pursuant to this Agreement shall be subject to the fulfillment, to the satisfaction of the Lenders and Issuing Bank (unless otherwise specified), of the following conditions (the date of such fulfillment being the "Effective Date"). The making of any Loan by any Lender on the Effective Date or the issuance of any Letters of Credit by the Issuing Bank shall constitute evidence of such Lender's or Issuing Bank's satisfaction with the fulfillment thereof.

         5.1.1 EXECUTION OF THIS AGREEMENT. This Agreement shall have been duly executed by the Company, each Lender, each Issuing Bank and the Agent.

         5.1.2 THE NOTES. The Company shall have delivered duly executed Notes to each of the Lenders that requests a Note.

         5.1.3 SECURITY AGREEMENt. The Company and each Subsidiary of the Company shall have executed and delivered to the Agent a Security Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Security Agreement") in substantially the form annexed to this Agreement as Exhibit E, together with such Uniform Commercial Code financing statements as are necessary to perfect the security interests created by such Security Agreement, provided, that fixture filings will only be delivered to the extent that the Company is able to provide the necessary property descriptions without undue difficulty unless the Agent otherwise requests.

         5.1.4 GUARANTY AND SURETYSHIP AGREEMENt. Each Subsidiary of the Company shall have executed and delivered to the Agent a Guaranty and Suretyship Agreement (as amended, modified or supplemented from time to time the "Subsidiary Suretyship") in substantially the form annexed to this Agreement as Exhibit F.

         5.1.5 PLEDGE AGREEMENTS.

                  (a) SPC shall own directly all of the common stock of the Company and shall have executed and delivered to the Agent a Pledge Agreement (as the same may be amended, modified or supplemented from time to time, the "SPC Pledge") in substantially the form and annexed to this Agreement as Exhibit G, together with the stock certificates, assignment powers and financing statements required thereunder.

                  (b) The Company shall own directly all of the capital stock of the Subsidiaries specified as being owned by it on Schedule 10.1 hereto and the Company shall have executed and delivered to the Agent a Pledge Agreement (as the same may be amended, modified or supplemented from time to time, the "Company Pledge") in substantially the form annexed to this Agreement as Exhibit H, together with the stock certificates, assignment powers and financing statements required thereunder.

                  (c) The Subsidiaries of the Company shall own directly all of the capital stock of the Subsidiaries specified as being owned by them on
Schedule 10.1 hereto and all of the partnership interests in Susquehanna Adelphia Business Solutions, Mt. Diablo Group and Senior Road Tower Partnership reflected on said Schedule 10.1, and such Subsidiaries shall have executed and delivered to the Agent a Pledge Agreement (as amended, modified and supplemented from time to time, "Subsidiary Pledge") in substantially the form annexed to this Agreement as Exhibit I, together with the stock certificates, assignment powers and financing statements required thereunder.

                  (d) The shareholders of the Company and the Company's Subsidiaries other than SPC, the Company, its Subsidiaries and Comcast (and other than the owners of the non-voting stock of Susquehanna Data Services, Inc., Susquehanna Cable, and Susquehanna Radio) (collectively, the "Other Shareholders") shall own directly the capital stock and/or partnership interests of the Company and its Subsidiaries specified as being owned by them on Schedule 10.1.

                  (e) Lenfest York, Inc. shall own directly the capital stock of the Subsidiaries of the Company specified as being owned by it on Schedule 10.1 hereto.

         5.1.6 SUBORDINATION AGREEMENTS.

                  (a) SPC shall have executed and delivered to the Agent a Subordination Agreement (as amended, modified or supplemented from time to time "SPC Subordination Agreement") in substantially the form and annexed to this Agreement as Exhibit J.

                  (b) Comcast shall have executed and delivered to the Agent a Subordination Agreement (as amended, modified or supplemented from time to time, the "Comcast Subordination Agreement") in substantially the form annexed to this Agreement as Exhibit K.

         5.1.7 TRADEMARK COLLATERAL AGREEMENT. The Company and each Subsidiary shall have executed and delivered to the Agent a Trademark Collateral Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Trademark Collateral Agreement") in form and substance satisfactory to the Administrative Agent, if applicable, together with such notices for filing in the United States Patent Trademark Office and such Uniform Commercial Code financing statements as are necessary to perfect the security interests created thereby.

         5.1.8 REPAYMENT OF EXISTING INDEBTEDNESS. All Indebtedness under that certain Credit Agreement, dated as of May 12, 1999, as amended, among the Company, Wachovia as agent and the lenders referred to therein, (the "Existing Facilities") shall have been repaid in full concurrently with the initial advances under this Agreement.

         5.1.9 PAYMENT OF FEES AND COSTS. The Company shall have paid all of the fees required to be paid to the Agent and other Lenders on the Effective Date and all of the fees and disbursements of counsel for the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other documents contemplated herein.

         5.1.10 NO DEFAULT. Before and after giving effect to the Indebtedness to be incurred hereunder, there shall exist no Event of Default or Potential Event of Default under this Agreement.

         5.1.11 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or otherwise made in writing in connection with this Agreement, whether made by SPC, the Company, any Subsidiary of the Company or any other Person on behalf of SPC, the Company or any of the Company's Subsidiaries, shall be true and correct with the same effect as though such representations and warranties were made to Lenders or Agent on behalf of Lenders on and as of the Effective Date.

         5.1.12 FINANCIAL STATEMENTS; PROJECTIONS.

                  (a) The Lenders shall have received unaudited financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2003 in form and substance satisfactory to the Agent.

                  (b) The Lenders shall have received a final set of operating projections for the Company and its Subsidiaries, dated no more than 120 days prior to the Effective Date, for the period ending on December 31, 2012, which shall be in reasonable detail, shall be based on the closing capital structure of the Company and its Subsidiaries, shall reflect the consummation of the transactions contemplated by this Agreement, and shall be in form and substance satisfactory to the Agent.

         5.1.13 LEGAL PROCEEDINGS. All corporate, partnership and other legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel, and the Agent and its counsel shall have received all information and copies of all documents and records of all corporate and partnership proceedings, which the Agent or its counsel has requested, such documents where appropriate to be certified by proper corporate, partnership, governmental or other authorities.

         5.1.14 CONSENTS AND APPROVALS. All material corporate, governmental and judicial consents and approvals and waivers (including, without limitation, any requisite FCC or PUC approvals) and third party consents (including Comcast) and approvals (except for those consents, approvals and waivers not required by the Agent as a condition to closing) necessary in connection with this Agreement and the Loans, or other related transactions, shall have been obtained and become final or Final Orders, as applicable, and shall remain in full force and effect, without the imposition of any conditions that are not acceptable to the Lenders. It is understood that certain third party consents in connection with the pledge of certain assets such as franchises and minority partnership interests are being delivered on a commercially reasonable basis.

         5.1.15 MATERIAL ADVERSE CHANGE OR EFFECT; COMPLIANCE WITH LAW.

                  (a) No Material Adverse Change shall have occurred since December 31, 2002.

                  (b) There shall be no material action, suit, investigation, litigation or proceeding pending or, to the knowledge of the Company, threatened in a court or before any arbitrator or governmental instrumentality (not covered by insurance) against the Company or its Subsidiaries except for the action described on Schedule 10.5.

                  (c) The Company and its Subsidiaries shall be in substantial compliance with all applicable laws, including environmental laws.

         5.1.16 OPINIONS OF COUNSEL. The Agent shall have received the following favorable opinions of counsel as to the transactions contemplated hereby addressed to the Agent, the Issuing Bank and the Lenders and dated as of the Effective Date, in form and content satisfactory to the Agent, the Issuing Bank and the Lenders:

                           (i) Craig W. Bremer, counsel to SPC, the Company, and
                  the Company's Subsidiaries, which opinion shall address, among other things, the Senior Subordinated Indentures;

                           (ii) Barley Snyder Senft and Cohen, counsel to SPC,
                  the Company and the Company's Subsidiaries;

                           (iii) Cohn and Marks, FCC counsel to the Company and
                  its Subsidiaries with respect to broadcast matters; and

                           (iv) Fleischman and Walsh, FCC counsel to the Company
                  and its Subsidiaries with respect to cable television matters.

         5.1.17 OFFICERS' COMPLIANCE CERTIFICATE. There shall have been delivered to the Agent an Officers' Compliance Certificate in substantially the form annexed to this Agreement as Exhibit L dated as of the Effective Date.

         5.1.18 OFFICERS' CERTIFICATE. There shall have been delivered to the Agent an Officers' Certificate certifying to compliance with the indebtedness covenants in the Senior Subordinated Indentures and the senior status of the Loans relative to the Senior Subordinated Notes.

         5.1.19 GOOD STANDING. The Agent shall have received (a) good standing certificates for each of SPC, the Company and the Company's Subsidiaries, evidencing its good standing under the laws of the state of its incorporation or formation and (b) good standing certificates for each of the Company and the Company's Subsidiaries, evidencing its good standing under the laws of the states in which it is required to qualify to do business.

         5.1.20 LIEN SEARCHES. The Company shall have delivered to the Agent Uniform Commercial Code, tax and judgment lien searches of a recent date, in such offices as are acceptable to the Agent, with respect to the Company and each of the Company's Subsidiaries, showing no Liens except Permitted Liens.

         5.1.21 EVIDENCE OF INSURANCE. The Agent shall have received evidence of the insurance required by Section 8.15 (Insurance) below.

         5.1.22 OTHER REQUIREMENTS. The Agent shall have received such additional information and material as the Agent or any Lender may reasonably request.

   5.2 REQUIREMENTS FOR EACH LOAN/LETTER OF CREDIT.

         The Lenders shall not be required to make any Loans to the Company and the Issuing Bank shall not be required to issue any Letters of Credit unless the following conditions are fulfilled to the satisfaction of Agent:

         5.2.1 NO DEFAULT. There shall not, either prior to or after giving effect to each such funding or Letter of Credit, exist an Event of Default or Potential Event of Default;

         5.2.2 REQUEST FOR ADVANCE/LETTER OF CREDIT. The Agent shall have timely received a borrowing notice pursuant to Section 2.6 (Borrowing Notice) or request for a Letter of Credit pursuant to Subsection 4.1.1 (Commitment to Issue Letters of Credit). Each request for a Loan that individually or together with other related Loans exceeds $50,000,000 for the purpose of effecting an Acquisition or purchasing a minority interest in a Subsidiary shall be accompanied by the Officers' Certificate referred to in Subsection 2.8.3 (Officers' Certificate);

         5.2.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SPC, the Company, its Subsidiaries, and Comcast made in the Loan Documents shall be true and correct in all material respects as of the date of each such Loan or Letter of Credit (both immediately prior to and after giving effect to said Loan or Letter of Credit) as if made on and as of such date, except to the extent that changes in the facts and conditions on which such representations and warranties are based do not result from an act or omission that constitutes a breach of any covenant set forth in this Agreement or in any other Loan Document and have been disclosed to the Lenders in writing;

         5.2.4 MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of this Agreement;

         5.2.5 MATERIAL ADVERSE EFFECT. No event shall have occurred and no fact or condition shall exist, including, without limitation, any action, suit, investigation, litigation or proceeding pending or threatened in a court or before any arbitrator or governmental instrumentality, that could have a Material Adverse Effect;

         5.2.6 SENIOR SUBORDINATED NOTES. The obligation of the Company hereunder to repay each such Loan or Letter of Credit shall be senior to any obligation of the Company to repay the Senior Subordinated Notes (if the same are outstanding); and

         5.2.7 MISCELLANEOUS. The Agent shall have received such additional information and material as the Agent may reasonably request, including such additional agreements or certifications executed by SPC, the Company or any Subsidiary of the Company as the Agent may reasonably request.

         5.2.8 METHOD OF CERTIFYING CERTAIN CONDITIONS. The request for, and acceptance of, each Loan and each Letter of Credit by the Company shall be deemed a representation and warranty by the Company that the conditions specified in Subsections 5.2.1 (No Default), 5.2.3 (Representations and Warranties), 5.2.4 (Material Adverse Change), 5.2.5 (Material Adverse Effect) and 5.2.6 (Senior Subordinated Notes) have been satisfied.

                                   ARTICLE 6
                       REPORTING REQUIREMENTS AND NOTICES

   The Company covenants that from the date of this Agreement so long as any of the Senior Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the reporting and notice requirements set forth in this Article 6.

   6.1 FINANCIAL DATA AND REPORTING REQUIREMENTS; NOTICE OF CERTAIN EVENTS.

         6.1.1 DELIVERY OF QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Company, the Company shall deliver to the Lenders an unaudited Consolidated balance sheet, statement of income and changes in retained earnings, and statement of cash flows of the Company and its Subsidiaries as at the end of and for (i) the period commencing at the end of the previous fiscal year and ending with such quarter and (ii) the period commencing at the end of the previous fiscal quarter and ending with such currently reported quarter, setting forth in comparative form the corresponding figures for the appropriate periods of the preceding fiscal year, all in reasonable detail and certified by the Treasurer or a Vice President of the Company to be true and complete, subject to normal recurring year-end audit adjustments, it being understood that footnotes may be omitted, provided that any information or document that is required to be furnished by this Subsection 6.1.1 that is filed with the SEC via the EDGAR Filing System shall be deemed to be delivered.

         6.1.2 DELIVERY OF ANNUAL FINANCIAL STATEMENTS; ACCOUNTANTS' CERTIFICATION. As soon as practicable and in any event within one hundred twenty
(120) days after the close of each fiscal year of the Company, the Company shall deliver to the Lenders,

                  (a) an audited Consolidated balance sheet, statement of income and changes in retained earnings, and statement of cash flows of the Company and its Subsidiaries, as at the end of and for the fiscal year just closed in reasonable detail and certified (without any qualification, modification or exception) by nationally-recognized independent certified public accountants selected by the Company and satisfactory to the Agent, provided that any information or document that is required to be furnished by this clause (a) that is filed with the SEC via the EDGAR Filing System shall be deemed to be delivered, and

                  (b) concurrently with such financial statements described in clause (a) above, (x) a written statement signed by such accountants to the effect that in making the examination necessary for their certification of the financial statements referred to in clause (a) above, they have not obtained any knowledge of the existence of any Event of Default or any Potential Event of Default, or, if such accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default or Potential Event of Default.

         6.1.3 DELIVERY OF ANNUAL BUDGET. As soon as practicable, and in any event within sixty (60) days after the close of each fiscal year of the Company, the Company shall deliver to the Lenders an annual budget for the next fiscal year, approved by management of the Company.

         6.1.4 DELIVERY OF OFFICERS' CERTIFICATES AS TO NO DEFAULT. As soon as practicable after the close of each quarter of each fiscal year of the Company and in any event no later than the date on which financial statements are required to be delivered for each such quarter or year, as provided in Subsections 6.1.1 or 6.1.2, the Company shall deliver to the Lenders an Officers' Certificate stating that there existed during such quarter and, in the case of the certificate delivered after the fourth quarter, such fiscal year, no Event of Default and no Potential Event of Default or if any such Event of Default or Potential Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take, or has taken, with respect thereto.

         6.1.5 DELIVERY OF OFFICERS' COMPLIANCE CERTIFICATE. Together with each quarterly report or annual report of the Company required under Subsections
6.1.1 and 6.1.2 above the Company shall deliver to the Lenders an Officers' Compliance Certificate which shall include reasonably detailed calculations.

         6.1.6 AUDITORS' REPORTS. Promptly upon receipt, the Company shall deliver to the Lenders copies of all financial reports or written recommendations, if any, submitted to the Company or any of its Subsidiaries by its auditors in connection with each annual or interim audit or examination of its books by such auditors, provided that any financial reports or written recommendations that are required to be furnished by this subsection 6.1.6 that are filed with the SEC via the EDGAR Filing System shall be deemed to be delivered.

         6.1.7 OFFICERS' CERTIFICATE FOR RATE AND FEE CALCULATIONS. The Company shall deliver the Officers' Certificates as required by Subsection 2.8.3 (Officers' Certificate) above at the times specified therein.

         6.1.8 ESOP INFORMATION. Annually at the time of delivery of the financial statements pursuant to Subsection 6.1.2 above, the Company shall provide the following information:

                  (a) The consolidated amount of the ESOP Compensation Expense relative to the ESOP;

                  (b) The total amount of ESOP Compensation Expense (broken down by cash and non-cash components, if applicable) allocated to the Company;

                  (c) The total amount of ESOP Compensation Expense allocated to The Pfaltzgraff Co.;

                  (d) The total amount of ESOP Compensation Expense allocated to SPC;

                  (e) The total amount of direct operating expenses of the ESOP;

                  (f) The amount of payments made by SPC to the Company in respect of debt service prepayments on the ESOP Loan;

                  (g) The total amount of ESOP Repurchase Payments.

The Company shall, at the same time, certify that the allocations and payments made with respect to the ESOP were made in compliance with the ESOP Sharing Agreement.

         6.1.9 REPORTS TO SENIOR SUBORDINATED NOTEHOLDERS, SEC FILINGS, ETC. Promptly upon receipt or transmission thereof, as applicable, the Company shall deliver to the Agent and the Lenders:

                  (a) at any time when SPC, the Company or any of the Company's Subsidiaries is subject to the reporting requirements of the Securities Exchange Act of 1934, all letters of comment or material correspondence sent to SPC, the Company or any of the Company's Subsidiaries by any securities exchange or the Securities and Exchange Commission in relation to the affairs of SPC, the Company or any of the Company's Subsidiaries,

                  (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by SPC, the Company or any of the Company's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions,

                  (c) financial statements, reports, notices and proxy statements sent or made available generally by SPC, the Company or any of the Company's Subsidiaries to the Senior Subordinated Noteholders or other lenders to such Persons, (if any) and their other respective unit holders, bondholders or security holders (or any trustee or other representative of any of the foregoing) and any non-routine notices or other non-routine correspondence from such Senior Subordinated Noteholders, unit holders, bondholders or security holders (or trustee or other representative of such Persons), and

                  (d) all press releases and other statements made available by SPC, the Company or any of the Company's Subsidiaries to the public concerning material developments in their respective businesses;

provided that any reports, registration statements, prospectuses, press releases and other statements that are required to be furnished by clause (b) or (d) that are filed with the SEC via the EDGAR Filing System shall be deemed to be delivered.

   6.2 NOTICE OF DEFAULTS, DISPUTES AND OTHER MATTERS.

         The Company shall give written notice to Agent, the Issuing Bank and the Lenders of the following matters promptly upon (and in any event within three (3) Business Days of) any officer of the Company obtaining knowledge thereof:

         6.2.1 CERTAIN ORDERS BY PUC. Any citation, order to show cause, or other legal process, order, notice, protest or reconsideration affecting the Company or any of its Subsidiaries or directing the Company or any of its Subsidiaries to become a party to or to appear at any proceeding or hearing by or before any governmental instrumentality (including without limitation the FCC, any PUC or other instrumentality which shall have granted to any such Person a Franchise) which, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect and include with such notice a copy of any such citation, order to show cause or other legal process, notice order or protest;

         6.2.2 LICENSE OR FRANCHISE REVOCATION. Any (a) actual or threatened denial, refusal or failure to renew or revocation or material adverse modification by the FCC of any FCC License or by any PUC or any other governmental instrumentality of any other Franchise, (except the routine, scheduled expiration of FCC Licenses and any PUC Franchises for which applications for renewal are timely and properly filed with the appropriate governmental agency unless, at any time with respect thereto, a competing application or petition to deny, or other challenge is filed against any such renewal application), or (b) dispute or other action with respect to any Franchise which if resolved adversely could have a Material Adverse Effect, or
(c) notice from the FCC or any PUC of apparent liability for forfeiture or of the imposition of any fines or penalties or forfeitures in the amount or amounts of $50,000 or more in any twelve (12) month period, or (d) written notices or written requests by other parties with respect to any of the foregoing or with respect to any proceeding or hearing which might reasonably be expected to result in any of the foregoing which, either individually or in the aggregate, could have a Material Adverse Effect;

         6.2.3 CERTAIN DISPUTES. Any dispute concerning, or any threatened non-renewal or modification of, any agreement to which the Company or any of its Subsidiaries is a party, including, without limitation, any lease for or easement over real property, any lease for personal property, any pole attachment agreement or any programming agreement, if such dispute or threatened non-renewal or modification, either individually or in the aggregate, could have a Material Adverse Effect;

         6.2.4 CERTAIN LITIGATION. Any actions, proceedings or claims commenced or asserted against SPC, the Company or any of the Company's Subsidiaries in which the amount involved is $100,000 or more and which is not fully covered by insurance, or which, if not solely a claim for monetary damages, could reasonably be expected to, if adversely determined, have a Material Adverse Effect;

         6.2.5 GOVERNMENTAL REPORTS. All non-routine material reports, requests or correspondence filed by SPC (except for information relating only to The Pfaltzgraff Co.), the Company or any of the Company's Subsidiaries with the FCC or any PUC, court or other governmental agency relative to the operations of Company or any of its Subsidiaries and all material, non-routine correspondence or material, non-routine official notices received by SPC (except for information relating only to The Pfaltzgraff Co.), the Company or any of the Company's Subsidiaries from any governmental agency which regulates all or any part of the operations of any such entity;

         6.2.6 COMCAST AGREEMENT. Copies of any non-routine notices under the Comcast Agreement including any notices relating to buy/sell provisions and any notices of amendment required by Subsection 8.26.1 (Limitations on Changes to Certain Agreements);

         6.2.7 EVENTS OF DEFAULT. The occurrence of any Event of Default or Potential Event of Default;

         6.2.8 CONTRACT DEFAULT. The occurrence of any event which constitutes, or with notice or lapse of time or both, would constitute, a default or an event of default under any contractual obligations of the Company or any of its Subsidiaries which, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect;

         6.2.9 CROSS DEFAULT. Any notice given to the Company or any of its Subsidiaries by any Person or any other action taken by any Person with respect to a claimed default or event or condition of the type referred to in Subsections 9.1.3 (Cross Default to Indebtedness) or 9.1.4 (Other
Cross-Defaults) below;

         6.2.10 MATERIAL ADVERSE CHANGE. Any Material Adverse Change or the existence of any facts or circumstances or the occurrence or failure to occur of any event which could have a Material Adverse Effect;

         6.2.11 REPRESENTATIONS AND WARRANTIES. Any changes in facts or circumstances on which the representations and warranties set forth in this Agreement are made which makes such representations and warranties false or misleading in any material respect;

         6.2.12 EQUITY ISSUANCE. Any issuance by the Company or a Subsidiary of capital stock or other equity, which issuance may be made only to the extent not prohibited by this Agreement; and

         6.2.13 PURCHASE OF MINORITY INTERESTS. Any purchase of any minority interests in any Subsidiaries, together with an Officers' Compliance Certificate prepared on a Pro Forma Basis, showing compliance with the financial covenants set forth in this Agreement after giving effect to such purchase.

   6.3 THE ESOP AND ERISA MATTERS.

         6.3.1 THE ESOP. Promptly upon receipt thereof, the Company shall deliver to each Lender a copy of any ruling or non-routine correspondence from the Internal Revenue Service respecting the tax status of the ESOP and promptly upon the Company having knowledge thereof, the Company shall deliver notice of any event or condition which could cause the ESOP to lose its tax-qualified status. In addition, the Company shall provide on an annual basis the information required by Subsection 6.1.8 (ESOP Information) above.

         6.3.2 ANNUAL REPORTS. Upon request of any Lender, the Company shall deliver to such Lender each annual report filed with respect to the ESOP or any Plan with the Internal Revenue Service, Secretary of Labor or the PBGC; and all reports delivered to any such Person from its actuary with respect to any Plan; and the most recent actuarial report for each Employee Pension Plan.

         6.3.3 OTHER ERISA INFORMATION. The Company shall deliver to each Lender all material non-routine correspondence with the PBGC, Secretary of Labor or any representative of the Internal Revenue Service with respect to any Plan or the ESOP.

         6.3.4 REPORTABLE EVENTS, ETC.

                  (a) The Company shall deliver to each Lender notice of the occurrence of any Reportable Event as such term is defined in Section 4043 of ERISA, or "prohibited transaction" as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder.

                  (b) Company shall furnish to Agent (i) within 30 days after any officer of the Company obtains knowledge that the Company, any of its Subsidiaries, or any ERISA Affiliate has incurred or anticipates incurring Withdrawal Liability, or that any Multiemployer Plan is in Reorganization or that any Reportable Event has occurred with respect to any Employee Pension Plan or that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such Withdrawal Liability, Reorganization, Reportable Event or termination or appointment proceedings and the action which it, any of its Subsidiaries or ERISA Affiliates (or the Multiemployer Plan sponsor or Employee Pension Plan sponsor if other than the Company) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization given to the Company, any of its Subsidiaries or ERISA Affiliates and a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Company, any of its Subsidiaries or any of its ERISA Affiliates, and (ii) promptly after receipt thereof, a copy of any notice the Company, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from the PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan.

                  (c) The Company will promptly notify the Agent of any excise taxes or penalties which have been assessed or which the Company, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Company, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan or Multiemployer Plan.

                  (d) Within the time required for notice to the PBGC under
Section 302(f)(4)(A) of ERISA, the Company will notify the Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan.

         Each notice pursuant to this Subsection 6.3.4 shall be accompanied by a statement of the President or a Vice President or the Treasurer of the Company setting forth details of the matter referred to therein and stating what action the Company or the affected Subsidiary has taken, is taking and proposes to take with respect thereto. For the purpose of this Subsection 6.3.4, the Company shall be deemed to have knowledge of all facts attributable to the administrator of such Plan.

         6.4 MISCELLANEOUS. With reasonable promptness, the Company shall deliver such other information respecting the business, operations and financial condition of (i) SPC or any of its Subsidiaries or any entities in which SPC or any of its Subsidiaries have an ownership interest (other than information relating only to The Pfaltzgraff Co. and/or its Subsidiaries), or (ii) Company or any of Company's Subsidiaries, as the Agent or any Lender may from time to time reasonably request.

         6.5 DISCLOSURE. The Agent, the Issuing Bank and the Lenders are hereby authorized to show or deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of SPC, the Company and the Company's Subsidiaries, which may be furnished to Agent, the Issuing Bank or any Lender or come to their attention pursuant to this Agreement (the "Financial Information"), to their Affiliates, to any regulatory body or agency having jurisdiction over the Agent, the Issuing Bank or any Lender, to the Agent's, the Issuing Bank's or any Lender's counsel, advisers and auditors, and to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Agent's, the Issuing Bank's or any Lender's interest (the "Lender's Interest"), in the Notes or any Note, and/or this Agreement or to any Person who shall express a desire to acquire all or part of such Lender's Interest. Effective during the existence of an Event of Default, Agent, the Issuing Bank and the Lenders and their respective counsel, advisors and auditors are hereby further authorized to show or deliver a copy of the Financial Information to other Persons in connection with protecting, preserving, exercising or enforcing any rights of the Agent, the Issuing Bank or the Lenders in, under or related to the Loan Documents or any Collateral.

                                   ARTICLE 7
                               FINANCIAL COVENANTS

         The Company covenants that from the date of this Agreement so long as any of the Senior Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the financial covenants set forth in this Article 7.

         7.1 INTEREST COVERAGE RATIO. The Company shall maintain, at all times, an Interest Coverage Ratio greater than or equal to:

            Period                                      Ratio
            ------                                      -----
            Effective Date through 9/29/05              2.00:1
            9/30/05 through 3/30/06                     2.25:1
            3/31/06 thereafter                          2.50:1

This ratio shall be tested as of the end of each fiscal quarter of the Company and at any other time required under this Agreement.

         7.2 CONSOLIDATED TOTAL LEVERAGE RATIO. The Company shall not, and shall not permit any of its Subsidiaries to, incur or permit Consolidated Indebtedness to exist that would at any time cause the Consolidated Total Leverage Ratio, during each period specified below, to equal or exceed the applicable ratio for such period specified below:

             Period                             Ratio
             ------                             -----
             Effective Date through 9/29/05     6.50:1
             9/30/05 through 3/30/06            6.25:1
             3/31/06 through 9/29/06            6.00:1
             9/30/06 thereafter                 5.75:1

This ratio shall be tested as at the (i) end of each fiscal quarter of Company during each period specified above, (ii) the date of each incurrence of Consolidated Indebtedness (after giving effect to such proposed incurrence but without the requirement for the delivery of an Officers' Compliance Certificate), and (iii) at any other time required under this Agreement.

   7.3 CONSOLIDATED SENIOR LEVERAGE RATIO. The Company shall not, and shall not permit any of its Subsidiaries to, incur or permit to exist any Senior Debt that would at any time cause the Consolidated Senior Leverage Ratio, during each period specified below, to exceed the applicable ratio for such period specified below:

              Period                             Ratio
              ------                             ------
              Effective Date through 9/29/05     5.00:1
              9/30/05 through 3/30/06            4.75:1
              3/31/06 through 9/29/06            4.50:1
              9/30/06 thereafter                 4.25:1

This ratio shall be tested as at (i) the end of each fiscal quarter of the Company during each period specified above, (ii) the date of the incurrence of Senior Debt (after giving effect to such proposed incurrence but without the requirement for delivery of an Officers' Compliance Certificate), and (iii) at any other time required under this Agreement .

   7.4 FIXED CHARGE COVERAGE RATIO. The Company shall maintain at all times a Fixed Charge Coverage Ratio of at least 1.10:1. This ratio shall be tested as of the end of each fiscal quarter of Company.

   7.5 ADDITIONAL PROVISIONS RESPECTING CALCULATION OF FINANCIAL COVENANTS. Except as otherwise provided in this Agreement, the following provisions shall apply.

         7.5.1 All the calculations of financial covenants shall be based upon the figures set forth in the Consolidated financial statements of the Company most recently delivered pursuant to this Agreement even where this Agreement may refer to a period ended on, or most recently prior to a specified date of determination.

         7.5.2 Calculations made pursuant to this Article 7 shall give effect, on a Pro Forma Basis, to all Acquisitions and dispositions made during the quarter or year to which the required compliance relates, as if such Acquisition or disposition had been consummated on the first day of the applicable period.

         7.5.3 For purposes of calculation of the financial covenants in connection with the consummation of an Acquisition, disposition, purchase of minority interest or other event requiring demonstration of pro forma compliance under this Agreement (a "Designated Event"), the calculations shall

                           (i) be based on the results of operations and
                  financial condition of the Company, as at and for the fiscal quarter or year (as applicable) ended on, or most recently prior to, the date of the Designated Event for which the Company has provided financial statements (the "Designated Period"), adjusted to reflect, on a Pro Forma Basis, the occurrence of such Designated Event (including the incurrence of any Indebtedness incurred in connection therewith) as if such Designated Event had occurred on the first day of such Designated Period; and

                           (ii) shall be judged against the required financial
                  covenant standards applicable as at the end of such Designated Period.

         7.5.4 For purposes of calculating the financial covenants for the period ending December 31, 2003, the amount of Indebtedness shall be the amount of Indebtedness outstanding on the Effective Date after giving effect to the Indebtedness incurred on that date.

                                   ARTICLE 8
                               BUSINESS COVENANTS

   The Company covenants that from the date of this Agreement so long as any of the Senior Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the covenants set forth in this Article 8.

   8.1 INDEBTEDNESS.

         8.1.1 IN GENERAL. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, permit to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than each of the following:

                  (a) obligations existing on the date hereof and listed on
Schedule 8.1;

                  (b) subject to the terms of Section 8.32 (Interest Rate Protection Agreements), obligations under Interest Rate Protection Agreements;

                  (c) obligations under the Loan Documents;

                  (d) obligations owing to the Company or to a Subsidiary of the Company;

                  (e) other Indebtedness incurred from time to time subject to the following limitations:

                           (i) at least five (5) Business Days prior to the
                  incurrence of Indebtedness of $7,500,000 or more, the Company shall have delivered to the Agent a copy (or final draft) of the credit agreement, indenture or other agreement pursuant to which such Indebtedness is to be incurred, the terms and form of which shall be satisfactory to the Agent in its sole discretion;

                           (ii) at least five (5) Business Days prior to the
                  incurrence of Indebtedness of $7,500,000 or more, the Company shall have delivered to the Agent an Officers' Compliance Certificate showing pro forma compliance (determined in the manner set forth in Subsection 7.5.3 (Additional Provisions Respecting Calculation of Financial Covenants) above) with the financial covenants set forth in Article 7 (Financial Covenants) of this Agreement after giving effect to such Indebtedness;

                           (iii) prior to and after giving effect to such
                  Indebtedness, there shall be no Event of Default or Potential Event of Default; and

                           (iv) if (but only if) such Indebtedness is
                  subordinate to the Senior Secured Obligations, such subordinated Indebtedness shall have subordination terms no less favorable to the Lenders than the terms of the Senior Subordinated Indentures and the Senior Subordinated Notes and covenants that are not substantially more onerous than the covenants in the Senior Subordinated Indentures and the Senior Subordinated Notes; and

                  (f) Capital Lease Obligations if prior to and after giving effect to the Incurrence of Indebtedness, there shall be no Event of Default or Potential Event of Default.

         8.1.2 LIMITATION ON INCURRENCE. In addition to the limitations on the incurrence or existence of Indebtedness referred to above, no Indebtedness may be incurred by the Company or any of its Subsidiaries unless (a) immediately before and after giving effect to the incurrence of such Indebtedness, no Potential Event of Default or Event of Default shall have occurred and be continuing and (b) it would not cause a default under the Senior Subordinated Indentures.

   8.2 LIENS.

         8.2.1 IN GENERAL. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary of the Company, except each of the following (the Liens referred to in clauses (a) through (h) are, collectively, the "Permitted Liens"):

                  (a) Liens created in favor of the Agent for the benefit of the Senior Secured Parties pursuant to the Loan Documents;

                  (b) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 8.11 (Payment of Taxes and Claims);

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 8.11 (Payment of Taxes and Claims);

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (e) Liens arising out of judgments or awards with respect to which the Company or a Subsidiary of the Company shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

                  (f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (g) Capital Leases incurred in compliance with paragraph (f) of Subsection 8.1.1 (Indebtedness -- In General), provided that no such security interest shall extend to or cover any property other than the property subject to the Capital Lease; and

                  (h) the right of first refusal and buy/sell provisions contained in Sections 13 and 14 of the Comcast Agreement, which may constitute encumbrances on the stock of Susquehanna Cable and its Subsidiaries, provided that the exercise by Comcast of such rights may create an Event of Default and the characterization of such encumbrances as a Permitted Lien shall not be construed as consent by the Lenders to, or a waiver by Lenders of, any such Event of Default or any rights they or the Agent may have upon, the exercise of any one or more of such rights by Comcast.

         8.2.2 NEGATIVE PLEDGE. Except as otherwise provided in Section 10.24 (Absence of Restrictive Provisions), the Company will not, and will not permit any of its Subsidiaries to, agree with any Person, to restrict or place limitations on the right of the Company or any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or any of its Subsidiaries except such restrictions and limitations as are set forth in the Senior Subordinated Indentures.

   8.3 INVESTMENTS, LOANS, ACQUISITIONS, ETC.

         8.3.1 LIMITATION. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (a) make or own any Investment in any Person (including, without limitation, the contribution or transfer of ownership or possession of any of its cash, property rights or other assets to any Subsidiary of the Company); or (b) purchase or otherwise acquire any assets or property of any nature after the date of this Agreement other than assets and property used in the ordinary course of its business, except as set forth in Subsections 8.3.2 (Investments) and 8.3.3 (Acquisitions) below.

         8.3.2 INVESTMENTS. Notwithstanding the terms of Subsection 8.3.1 above, the Company and its Subsidiaries may make or own any or all of the following
Investments:

                  (a) Investments that exist as of the date of this Agreement which are described on Schedule 8.3.2 to this Agreement;

                  (b) Investments by the Company in any of its Subsidiaries or by any Subsidiary of the Company in the Company or another Subsidiary of the Company;

                  (c) Investments made in compliance with Subsection 8.3.3 (Acquisitions);

                  (d) minority Investments not in excess of $25,000,000 (determined by the amount invested) in the aggregate in any calendar year in Persons engaged in Permitted Businesses, provided, that immediately before and after making each such Investment, no Potential Event of Default or Event of Default shall have occurred and be continuing;

                  (e) Investments in short-term obligations issued or unconditionally guaranteed by the United States or any agency thereof and backed by the full faith and credit of the United States;

                  (f) Repurchase obligations of up to one week with any Lender or any other commercial bank meeting the qualifications in clause (g) of this Section that are fully collateralized by securities referred to in clause (e) of this Section;

                  (g) Investments in certificates of deposit or Eurodollar time deposits that become payable within one year of the date of purchase of (i) any of the Lenders or (ii) any other commercial bank having combined capital, surplus and undivided profits of $500,000,000 or more, FDIC membership, and debt obligations, or those of a holding company of which it is a Subsidiary, rated not less than A by Standard & Poor's Corporation or equivalent by a nationally recognized investment rating agency;

                  (h) [Intentionally omitted];

                  (i) Investments in readily marketable commercial paper, maturing within 270 days after the acquisition thereof, which at the time of acquisition has the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (j) U.S. Dollars on hand and in insured demand deposit accounts or, if in excess of insurable amounts, in deposit accounts at banks described in clause (g) above;

                  (k) Interest Rate Protection Agreements entered into in compliance with Section 8.32 (Interest Rate Protection);

                  (l) Promissory notes received in connection with a disposition as permitted by Subsection 8.7.2(c) (Sales and Other Dispositions);

                  (m) Money market funds which are substantially invested in the types of Investments permitted in clauses (e) through (j) above;

                  (n) Investments in employee stock purchase plans of Susquehanna Radio and Susquehanna Cable; and

                  (o) Investments which constitute purchases of minority interests in Subsidiaries of the Company (from Persons that hold minority interests as of the date of this Agreement) subject to satisfactions of each of the following:

                           (i) no Event of Default or Potential Event of Default
                  shall have occurred and be continuing or shall be caused thereby;

                           (ii) all (rather than a portion) of the interests of
                  the selling party or parties in the Company and its Subsidiaries shall be purchased in the same transaction;

                           (iii) the purchase price shall be no greater than the
                  fair market value of the Investment so purchased and, if the Agent so requests, the Company shall provide a third party fairness or other opinion to that effect;

                           (iv) both before and (on a Pro Forma Basis) after
                  giving effect to the Investment, the Company shall be in compliance with the financial covenants set forth in Article 7; and

                           (v) the Company shall give the Agent and each Lender
                  five (5) Business Days prior written notice of the proposed Investment, together with an Officers' Compliance Certificate showing compliance on a Pro Forma Basis with the financial covenants set forth in Article 7.

         8.3.3 ACQUISITIONS. Notwithstanding the terms of Subsection 8.3.1 above, the Company or any Subsidiary of the Company may, in one transaction or a series of related transactions, acquire all or substantially all of the equity of (or, if the Company or such Subsidiary shall have an Investment in a Person, then the remaining equity of), or all or substantially all of the assets of, a Person, or division thereof, that is solely engaged in a Permitted Business (an "Acquisition"), but only subject to and upon satisfaction of the following terms:

                  (a) The Company shall provide the Lenders with not less than five (5) Business Days prior written notice of each consummation of an Acquisition (or series of related Acquisitions), the aggregate consideration for which would exceed Fifty Million Dollars ($50,000,000), together with an Officers' Compliance Certificate showing, on a Pro Forma Basis, compliance with the provisions of paragraph (c) below and a copy of the acquisition agreement which shall be in form and substance satisfactory to the Agent and copies of related documents as they become available;

                  (b) No Acquisition may be made if an Event of Default or Potential Event of Default exists either before or after giving effect to such Acquisition;

                  (c) No Acquisition may be made if, on a Pro Forma Basis after giving effect to such Acquisition, the Company is not in compliance with the financial covenants specified in Article 7 (Financial Covenants);

                  (d) If such Acquisition is of equity, contemporaneously with the closing of such Acquisition, all of the equity and all material assets of the Subsidiary that issued such equity shall be subject to a valid first priority security interest pursuant to the Loan Documents (subject only to Permitted Liens) and the Subsidiary that is acquired shall execute and deliver to Agent the Subsidiary Suretyship;

                  (e) If such acquisition is of assets (rather than equity), contemporaneously with the closing of such Acquisition, all of the material assets so acquired shall be subject to a valid first priority security interest pursuant to the Loan Documents, subject only to Permitted Liens;

                  (f) If such Acquisition includes FCC Licenses to be used in connection with the radio broadcast business, such licenses shall be owned by Radio License Subsidiaries except as otherwise set forth on Schedule 8.3.3;

                  (g) All necessary or appropriate governmental, judicial or other third party approvals, waivers or consents necessary for such Acquisition shall have been obtained and become final or Final Orders, as applicable, and shall remain in full force and effect; and

                  (h) Company shall promptly upon request of the Agent or any Lender provide such further information and documentation as may be reasonably requested by the Agent or such Lender.

                  (i) No Acquisition pursuant to this Subsection 8.3.3 shall be made which would result in any Subsidiary being a Person other than a corporation, limited partnership or limited liability company organized under the laws of any state of the United States all of whose capital stock or ownership interests is owned directly or indirectly by the Company, provided, that nothing in this Subsection 8.3.3 shall (1) prohibit the Company from making additional investments (otherwise permitted by this Agreement) in any Subsidiary that as of the date of this Agreement is not wholly-owned directly or indirectly by the Company (collectively, "Permitted Non-wholly Owned Subsidiaries") or (2) prohibit any such Permitted Non-wholly Owned Subsidiary from acquiring another Subsidiary that (after such acquisition) is wholly-owned by the Permitted Non-wholly Owned Subsidiary.

   The restrictions on Acquisitions and Investments contained in this Subsection
8.3.3 shall be construed to be in addition to, and not in lieu of, the restrictions contained elsewhere in this Agreement.

   8.4 RESTRICTED PAYMENTS.

         The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except:

                  (a) Restricted Payments to the Company or any Subsidiary of the Company, and

                  (b) the Company may directly or indirectly, declare, order, pay, make or set apart any Restricted Payment if (i) the Company is able to demonstrate pro forma compliance with the financial covenants set forth in
Article 7 (Financial Covenants) and (ii) after giving effect to any proposed action no Event of Default or Potential Event of Default shall exist or be continuing.

   Equity that the Company redeems and converts into subordinated debt permitted under this Agreement will not be considered a Restricted Payment until the principal amount of such debt is repaid. Restricted Payments to SPC and Comcast shall be subordinated to Senior Debt in accordance with the SPC Subordination Agreement or Comcast Subordination Agreement, as applicable.

   8.5 SALE-LEASEBACKS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially identical property.

   8.6 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with (a) any holder of 5% or more of any class of the capital stock or ownership interest of the Company or any of its Subsidiaries or (b) any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or any Subsidiary of the Company than those which might be obtained at the time from Persons which are not such a holder or Affiliate, provided that the foregoing restrictions shall not apply to (i) loans by the Company to its Subsidiaries permitted under Paragraph (d) of Subsection 8.1.1 (Indebtedness -- In General), and other transactions between a Subsidiary of the Company and the Company or another Subsidiary of the Company which are not otherwise prohibited under the provisions of this Agreement, (ii) the transactions described on Schedule 8.6 and (iii) Restricted Payments permitted by Section 8.4 (Restricted Payments) above. If any such Affiliate transaction other than an Excluded Transaction is in excess of Ten Million Dollars ($10,000,000), it shall be

                  (a) set forth in writing; and

                  (b) approved by a majority of the disinterested members of the board of directors of the Company.

If any such Affiliate transaction is in excess of Twenty Five Million Dollars ($25,000,000), it shall be determined by a nationally recognized investment banking or accounting firm to be fair to the Company and its Subsidiaries.

   8.7 MERGERS AND DISPOSITIONS.

         8.7.1 CONSOLIDATIONS AND MERGERS. Except to effect a disposition permitted by Subsection 8.7.2, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly consolidate with or merge into any other Person or permit any other person to consolidate with or merge into it except that:

                  (a) a Subsidiary of the Company, other than a Radio License Subsidiary, may consolidate with or merge into a Subsidiary of the Company or a Person which simultaneously therewith becomes a Subsidiary of the Company as a result of an Acquisition permitted under Section 8.3 (Investments, Loans, Acquisitions, Etc.);

                  (b) a Radio License Subsidiary may consolidate with or merge into a Subsidiary of the Company so long as the surviving entity is a Radio License Subsidiary;

                  (c) a Person that is not a Subsidiary of the Company may be consolidated with or merged into the Company or a Subsidiary of the Company in connection with an Acquisition permitted under Subsection 8.3.3 (Acquisitions); and

                  (d) the Company may consolidate with or merge into any other entity so long as (i) the Consolidated Net Worth of the Company after the merger is at least as great as the Consolidated Net Worth prior to the merger; and (ii) such surviving entity expressly and unconditionally assumes the obligations of the Company under this Agreement, and the other Loan Documents to which the Company is a party, and delivers to the Agent an opinion of counsel reasonably satisfactory to the Agent as to such matters as the Agent may reasonably request, and (iii) immediately after giving effect to such merger no Event of Default or Potential Event of Default shall exist and be continuing.

         8.7.2 SALES AND OTHER DISPOSITIONS. The Company will not, and will not permit any Subsidiaries to, directly or indirectly sell, lease, abandon or otherwise transfer or dispose of any substantial amount of its assets or property, or sell, lease, abandon or otherwise transfer or dispose of any of its assets or property of any nature except in the ordinary course of its business, except as follows:

                  (a) A Subsidiary of the Company, other than a Radio License Subsidiary, may transfer its assets to another Subsidiary of the Company.

                  (b) A Radio License Subsidiary may transfer its assets to another Radio License Subsidiary.

                  (c) The Company and its Subsidiaries may, upon twenty (20) days prior written notice to the Agent and the Lenders, dispose (by sale, merger, consolidation or otherwise) of all or any part of its assets outside the ordinary course of business so long that as of the date of such disposition, and both before and after giving effect thereto, no Event of Default or Potential Event of Default exists, and, in the case of a disposition made pursuant to this clause (c),

                           (i) such disposition is a sale to any Person not an
                  Affiliate of the Company for consideration equal to not less than the fair market value of the assets sold as determined in the good faith judgment of the Board of Directors of the Company or the applicable Subsidiary, at least seventy-five percent (75%) of which consideration shall be cash and the balance of which consideration shall be in the form of (A) transferable promissory notes which shall, together with any collateral or other credit support given to the seller to secure such promissory note, be immediately assigned to the Agent, for the benefit of the Lenders, pursuant to instruments, assignments and other documents in form and substance satisfactory to Agent and if requested by Agent, accompanied by an opinion of counsel in form and substance satisfactory to the Agent in its reasonable judgment with respect to the effectiveness and perfection of such assignment or (B) other consideration satisfactory to the Requisite Lenders in their sole discretion; provided that the amount of consideration which may be accepted in the form of transferable promissory notes or other consideration may not exceed an aggregate of Five Million Dollars ($5,000,000) at any time outstanding in respect of all dispositions made by the Company or any of its Subsidiaries; or

                           (ii) such disposition is an exchange with any Person
                  not an Affiliate of the Company of assets of the Company or one of its Subsidiaries comprising one or more cable television systems or radio broadcast systems or the ownership interests of the Person owning such a system or systems for assets comprising one or more other cable television systems or radio broadcast systems, as applicable, of a similar nature and of equal or greater value as determined in the good faith judgment of the Board of Directors of the Company or the applicable Subsidiary; or

                           (iii) the consideration for such disposition is a
                  combination of an exchange described in the preceding clause
                  (ii) and cash.

In the case of any disposition made pursuant to subparagraphs (i), (ii) or (iii) above, the following conditions shall apply:

                           (A) the sum of (x) EBITDA attributable to all assets subject to such disposition determined as of the last day of the fiscal quarter ending immediately preceding such disposition for which quarterly or annual financial statements of the Company and its Subsidiaries were delivered to Lenders, plus (y) EBITDA attributable to all other assets disposed of by the Company and its Subsidiaries pursuant to this paragraph (b), in each case determined as of the last day of the fiscal quarter ending immediately preceding each such disposition for which quarterly or annual financial statements of the Company and its Subsidiaries were delivered to Lenders, during the preceding four fiscal quarters, shall not exceed 15% of EBITDA determined as of the last day of the fiscal quarter ending immediately preceding the most recent disposition for which quarterly or annual financial statements of the Company and its Subsidiaries were delivered to Lenders;

                           (B) The Company shall have furnished to Lenders, not later than ten (10) days preceding the date of such disposition, a notice of disposition and, if the disposition is for an aggregate purchase price in an amount equal to Five Million Dollars ($5,000,000) or more, an Officers' Compliance Certificate showing compliance with the terms of the following clause
                           (C), and other information relating to such disposition, including the disposition agreement (and promptly, as they became available, any related documents), which shall be in form and content satisfactory to Agent;

                           (C) after giving effect to such disposition, the Company is in compliance, on a Pro Forma Basis, with the financial covenants specified in Article 7 (Financial Covenants);

                           (D) if the disposition is of ownership interests in a Subsidiary, the Subsidiary being disposed of has no continuing Investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                           (E) the disposition is made on a non-recourse basis to the Company and its Subsidiaries, other than to the extent of normal and customary representations, warranties and indemnities given to buyers of Permitted Businesses.

                  (d) In addition to dispositions made pursuant to clauses (a),
(b) or (c) above or clause (e) below, the Company or any Subsidiary of the Company may sell the equity interest in any Subsidiary of the Company to any minority investor thereof (that is a minority investor on the date of this Agreement), subject to the following terms and conditions:

                           (i) no Event of Default or Potential Event of Default
                  shall have occurred and be continuing or shall be caused thereby;

                           (ii) the Company and/or its Subsidiaries shall sell
                  to such minority investor all (but not less than all) of the remaining interests that the Company or any Subsidiary thereof has in each Subsidiary that such minority investor has an interest in;

                           (iii) the sale price shall be payable in cash and no
                  less than the fair market value of the interests so sold and, if the Agent so requests, the Company shall provide a third party fairness or other opinion to that effect;

                           (iv) both before and (on a Pro Forma Basis) after
                  giving effect to the sale, the Company shall be in compliance with the financial covenants set forth in Article 7; and

                           (v) the Company shall give the Agent and each Lender
                  ten (10) Business Days prior written notice of the proposed sale, together with an Officers' Compliance Certificate showing compliance on a Pro Forma Basis with the financial covenants set forth in Article 7.

                  (e) The Company may sell the WABZ Assets pursuant to the WABZ Disposition.

   8.8 MANAGEMENT FEES.

         8.8.1 LIMITATIONS ON MANAGEMENT ARRANGEMENTS. Except for the Management Agreement and the payment of Management Fees to SPC pursuant thereto (as described in Subsection 8.8.2 below), the Company shall not, and shall not permit any of its Subsidiaries to, (a) enter into any management agreement with any Person that gives such Person the right to manage any broadcast radio station or cable television system or other Permitted Business owned by the Company or any of its Subsidiaries, or (b) directly or indirectly pay or accrue to an entity any sum or property for fees for management or similar services rendered in connection with the operation of a Permitted Business. Notwithstanding the foregoing (i) other than ESOP-related expenses which may be paid only to the extent provided in the ESOP Sharing Agreement, the Company and its Subsidiaries may reimburse SPC for actual out of pocket expenses paid by SPC (and not overhead expense) for the account of the Company and its Subsidiaries in respect of the items listed on Schedule 8.8 (which expenses are deducted in the computation of Consolidated Net Income) so long as SPC does not profit from any such reimbursements and such reimbursements are not in excess of amounts that the Company and its Subsidiaries would have paid had they paid for such items directly (the reimbursement referred to in this clause (i) (which excludes ESOP-related expenses) is hereinafter referred to as "SPC Expense Reimbursement"), (ii) the Company or any of its Subsidiaries may enter into a management agreement to give a Person that is not an Affiliate of the Company or any of its Subsidiaries the right to manage one or more radio broadcast stations, cable television systems or other Permitted Business owned by the Company or any of its Subsidiaries so long as all of the stations, systems or businesses so managed do not contribute more than an aggregate of four percent (4%) of the Company's annual net revenue in respect of any fiscal year of the Company, and (iii) the Company or any of its Subsidiaries may enter into agreements in the ordinary course of business to pay Persons that are not Affiliates of the Company or any of its Subsidiaries for certain management type services provided to the Company or its Subsidiaries, such as joint sales agreements, local marketing agreements, or time brokerage agreements entered into in connection with permitted divestitures.

         8.8.2 LIMITATIONS ON MANAGEMENT FEES. Management Fees payable by the Company and its Subsidiaries to SPC may not exceed four percent (4%) of the Consolidated revenues (net of agency commissions) of the Company and its Subsidiaries for any fiscal year provided, however, that during any period that an Event of Default has occurred and is continuing Management Fees payable by the Company and its Subsidiaries may not exceed two and one-half percent (2-1/2%) of the Consolidated revenues (net of agency commissions) of the Company and its Subsidiaries for any fiscal year.

   8.9 EXISTENCE.

         Except as otherwise permitted by Subsection 8.7.1 (Consolidations and Mergers), the Company will at all times preserve and keep in full force and effect (i) its corporate existence and its rights and franchises and (ii) the corporate or partnership existence of each of its Subsidiaries and the rights and franchises of each such Person, including the good standing of such Persons in all states in which they are formed or required to qualify to do business, except where the failure to keep in full force and effect any such rights and franchises could not have a Material Adverse Effect and except that a Subsidiary of the Company may be dissolved following the transfer of all of its assets to one or more other Subsidiaries of the Company (the "Transferee Subsidiaries") subject to the conditions that (y) both before and after the transfer and subsequent dissolution, no Event of Default or Potential Event of Default shall exist and (z) all of the equity of the Transferee Subsidiaries shall have been duly pledged to the Agent pursuant to the Pledge Agreements, all of the material assets of the Transferee Subsidiaries shall have been pledged as security pursuant to the Security Agreement and the transferee Subsidiaries shall all be parties to one or more Subsidiary Suretyships.

8.10 COMPLIANCE WITH LAW.

         The Company and each of its Subsidiaries shall comply with all laws, ordinances and governmental rules and regulations to which each is subject, and obtain or maintain all Franchises (including without limitation FCC Licenses or PUC Franchises), permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of their respective properties and the conduct of their respective businesses and shall comply with FCC and PUC construction, operating and reporting requirements, except to the extent that the failure to do any of the foregoing could not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall renew with the appropriate local municipalities all expired Franchises in respect of the cable system located in and around Carmel, New York within 12 months after the closing of the acquisition of such cable system from RCN Corporation.

   8.11 PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the assets of the Company or any of its Subsidiaries, such bond shall have been filed or indemnity provided.

   8.12 TAX CONSOLIDATION.

         Except as contemplated by the Tax Sharing Agreement, the Company will not file or consent to or permit the filing of any consolidated income tax return on behalf of it or any of its Subsidiaries with any Person (other than a consolidated return of the Company and its Subsidiaries). Except as provided in the Tax Sharing Agreement, the Company will not enter into any agreement with any Person which would cause the Company to bear more than the amount of taxes to which it would have been subject had it separately filed a consolidated return with its own Subsidiaries as an affiliated group.

   8.13 COMPLIANCE WITH ERISA.

         8.13.1 The Company shall, and shall cause its Subsidiaries and ERISA Affiliates to, make all contributions to any Employee Pension Plan and Multiemployer Plan when such contributions are due and not incur any Accumulated Funding Deficiency, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Material Adverse Effect.

         8.13.2 The Company shall, and shall cause its Subsidiaries and ERISA Affiliates to, comply in all material respects with the provisions of ERISA and the Code with respect to any Plan both in form and operation including, but not limited to, the timely filing of required annual reports and the timely payment of PBGC premiums.

         8.13.3 The Company shall, and shall cause its Subsidiaries and ERISA Affiliates to, comply in all respects with the requirements of COBRA regarding continued health coverage and of the Health Insurance Portability and Accountability Act of 1996 with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Material Adverse Effect.

         8.13.4 The Company will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to, take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Company, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Material Adverse Effect:

                  (a) engage in any transaction in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                  (b) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Company, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                  (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Pension Plan;

                  (d) permit the current value of all vested accrued benefits under any Plan which is subject to Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits, except as may be permitted under actuarial funding standards adopted in accordance with
Section 412 of the Code; or

                  (e) withdraw from any Multiemployer Plan, if such withdrawal would result in the imposition of Withdrawal Liability.

         8.13.5 The Company shall comply with the ERISA reporting requirements set forth in Subsection 6.3.4 (Reportable Events, Etc.) hereof.

   As used in this Section, the term "accrued benefit" has the meaning specified in Section 3(23) of ERISA and the term "current value" has the meaning specified in Section 4001(a)(18)(B) of ERISA.

   8.14 MATTERS RELATING TO THE ESOP.

         The Company shall make all payments in respect of the ESOP in accordance with the terms of the ESOP Sharing Agreement.

   8.15 INSURANCE.

         8.15.1 LIABILITY, PROPERTY DAMAGE, ETC. The Company will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Subsidiaries against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in conducting business in the cable television industry and radio broadcast industry and any such other insurance as may be required by the Security Agreement. Annually (and from time to time upon request of the Agent) the Company will promptly furnish or cause to be furnished to the Agent and Lenders evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance, indemnities or bonds required by this Section or by any permit, license, or other agreement to be maintained, including copies thereof and proof of premium payments. Notwithstanding the foregoing, the Company and its Subsidiaries may maintain the insurance described on Schedule 8.15 with SPC Insurance Co., a captive insurance subsidiary of SPC.

         8.15.2 PBGC. The Company shall maintain or cause to be maintained all insurance available through the PBGC and/or insurers acceptable to the Agent against its obligations and the obligations of its Subsidiaries to the PBGC.

   8.16 MAINTENANCE OF PROPERTIES.

         The Company will maintain or cause to be maintained its properties and the properties of its Subsidiaries in good repair, working order and condition and make or cause to be made all appropriate and proper repairs, renewals, replacements, additions and improvements thereto, and keep all systems and equipment which may now or in the future be subject to compliance with any material standards or rules (including, without limitation, compliance with requirements as to the time periods in which system construction must be completed) imposed by any governmental agency or authority (including, without limitation, the FCC, any PUC or other state or local governments or instrumentalities) in compliance in all material respects with such standards or rules. The Company shall and shall cause its Subsidiaries to install and maintain their respective equipment and systems in compliance in all material respects with any material requirement imposed under FCC or PUC regulations, permits, or licenses or under agreements affecting the Company or any of its Subsidiaries. The Company and its Subsidiaries shall maintain, preserve and protect, and, when necessary, renew, all Franchises and all service marks, trademarks and tradenames held by any of them and all agreements to which any of them are parties which are necessary or useful to conduct the Permitted Businesses, except where the failure to do any of the foregoing could not have a Material Adverse Effect.

   8.17 MAINTENANCE OF RECORDS; FISCAL YEAR.

         The Company will, and will cause each of its Subsidiaries to, keep at all times books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs. The Company will keep and will cause each of its Subsidiaries to keep its books of account and financial statements in accordance with GAAP and report on the basis of a fiscal year ending December 31.

   8.18 INSPECTION.

         Upon reasonable notice (and for this purpose no more than two Business Days notice shall be required under any circumstances) if no Event of Default or Potential Event of Default shall exist, or at any time with or without notice after the occurrence of an Event of Default or Potential Event of Default, the Company will, and will cause each of its Subsidiaries to, allow any representative of Agent, the Issuing Bank or any Lender to visit and inspect any of the properties of the Company and any of its Subsidiaries, to examine the books of account and other records and files of the Company and any of its Subsidiaries (including, without limitation, the financial statements (audited and unaudited, to the extent prepared) of each Subsidiary and information with respect to each Permitted Business operated by the Company and any of its Subsidiaries), to make copies thereof and to discuss the affairs, business, finances and accounts of the Company and its Subsidiaries with its personnel and accountants, all at such reasonable times (and to the extent feasible, during ordinary business hours) and as often as the Agent, the Issuing Bank or any Lender may request.

   8.19 EXCHANGE OF NOTES.

         Upon receipt of a written notice of loss, theft, destruction or mutilation of any or all of the Notes and of a letter of indemnity from the affected Lender or its successors or assigns, and upon surrendering for cancellation such Note(s) if mutilated (in which event no indemnity shall be required), the Company shall execute and deliver a new Note or Notes of like tenor in lieu of such lost, stolen, destroyed or mutilated Note(s), as the case may be. Any Note(s) issued pursuant to this Section shall be dated so that neither gain nor loss of interest shall result therefrom.

   8.20 OTHER AGREEMENTS.

         The Company will, and will cause each of its Subsidiaries to, comply with all covenants and agreements set forth in, or required pursuant to, any other agreement or document previously, concurrently or hereafter executed or delivered by the Company or such Subsidiary in connection with this Agreement or the other Loan Documents.

   8.21 FURTHER ASSURANCES.

         At its sole cost and expense, upon the reasonable request of the Agent, the Company will duly execute and deliver or cause to be duly executed and delivered, to the Agent and the Lenders such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

   8.22 CONSISTENT ACTION - VOTING.

         The Company shall and shall cause its Subsidiaries to exercise any and all voting or similar rights which they hold in any Person in a manner consistent with adherence to the provisions of this Agreement and the other Loan Documents.

   8.23 TYPE OF BUSINESS.

         8.23.1 PERMITTED BUSINESSES. Neither the Company nor any of its Subsidiaries will directly or indirectly enter into any business which is not a Permitted Business.

         8.23.2 THE COMPANY. Except as otherwise permitted by Subsection 8.7.1 (Consolidations and Mergers), the Company shall have no business or operations other than the ownership of the stock of, or partnership or other equity interest in, its Subsidiaries, the ownership of other Investments permitted hereunder and such other activities as may be consented to in writing by the Requisite Lenders.

         8.23.3 RADIO LICENSE SUBSIDIARIES. The Radio License Subsidiaries shall have no business or operations other than the ownership of their respective FCC Licenses and the granting of the right to use such FCC Licenses to the Subsidiaries of the Company that use such licenses to operate their respective radio broadcast businesses.

   8.24 CONTROL OF BUSINESS.

         Except as otherwise permitted by Subsection 8.7.1 (Consolidations and Mergers), neither the Company nor any of its Subsidiaries shall enter into any agreement with any Person which shall confer upon such Person the right or authority to control or direct any of the business or assets of the Company or any of its Subsidiaries.

   8.25 SHAREHOLDERS.

         Except as otherwise permitted by this Agreement, the Company shall not issue, authorize the issuance of, or obligate itself to issue any shares of its capital stock to any Person

                  (a) that (i) would contravene any other provision of this Agreement, including result in a Change of Control, or (ii) would result in there being capital stock of the Company that is owned by SPC not pledged pursuant to the Pledge Agreements. No Subsidiary of the Company shall issue, authorize the issuance of, or obligate itself to issue any shares of its capital stock or ownership interests to any Person, that (i) would contravene any other provision of this Agreement, including result in a Change of Control, or (ii) would result in there being capital stock or ownership interests of a Subsidiary that is owned by the Company or a Subsidiary of the Company not pledged pursuant to the Pledge Agreements, and

                  (b) except in connection with an Acquisition, Investment, disposition or merger expressly permitted by this Agreement or pursuant to an employee stock ownership plan for Susquehanna Radio or Susquehanna Cable.

   8.26 CHANGE IN DOCUMENTS; NEW DOCUMENTS.

         8.26.1 LIMITATIONS ON CHANGES TO CERTAIN AGREEMENTs. The Company will not, and will not permit any of its Subsidiaries to, amend or supplement, and the Company will not, and will not permit any of its Subsidiaries to consent to, any amendment or supplement to

                  (a) the respective articles or certificate of incorporation, bylaws or other organization document of such Person (except that the organizational documents of Subsidiaries may be amended or supplemented in such a manner as could not have a Material Adverse Effect or otherwise materially and adversely affect the interests of the Agent, the Issuing Bank or the Lenders) or the Management Agreement or Tax Sharing Agreement without the prior written consent of the Agent, which consent will not be unreasonably withheld if in the good faith judgment of the Agent the proposed amendment or supplement could not have a Material Adverse Effect or otherwise materially and adversely affect the interests of the Agent, the Issuing Bank or the Lenders,

                  (b) without evidence of pro forma compliance with the financial covenants in Article 7 (Financial Covenants) above, the Senior Subordinated Indentures, the Senior Subordinated Notes or any documents executed pursuant thereto that would (i) increase the maximum principal amount of the Senior Subordinated Notes, (ii) increase the interest payable on the Senior Subordinated Notes, or increase the premium payable in the event of a prepayment of the Senior Subordinated Notes, (iii) accelerate or otherwise shorten the time for payment of all or any part of the Senior Subordinated Notes, (iv) add financial covenants or make any financial covenants more restrictive, (v) add or modify any other covenants thereto which would result in there being covenants in the Senior Subordinated Notes or Senior Subordinated Indentures that are more restrictive than the covenants herein, (vi) require collateral to be pledged to secure the Senior Subordinated Notes or require any additional credit support for the Senior Subordinated Notes, (vii) add events of default or make any events of default more restrictive, (viii) affect in any way the subordination terms thereof or (ix) directly or indirectly effectuate any of the items referred to in clauses (i) through (viii), or

                  (c) the Comcast Agreement without the prior written consent of the Requisite Lenders, except that the prior written consent of the Requisite Lenders shall not be required for amendments, supplements or waivers to the Comcast Agreement which are not material. The Company shall provide to the Lenders a written copy of any proposed nonmaterial amendment, supplement or waiver to the Comcast Agreement, together with a certification as to such nonmateriality, at least five (5) Business Days prior to its effectiveness.

   For purposes of this Section 8.26, an amendment or supplement will be deemed to include, without limitation, the granting or receiving of a waiver or extension howsoever such waiver or extension is denominated.

         8.26.2 CONSISTENT ACTION - CONFLICTING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any new agreement or amend any existing agreement with or for the benefit of any shareholder or other Person which, insofar as can be foreseen, will cause or contemplates a non-compliance with a covenant under any of the Loan Documents.

   8.27 PAYMENT OF INDEBTEDNESS; SUBORDINATION.

         Neither the Company nor any of its Subsidiaries will make any payments of principal or interest (however denominated) with respect to any Indebtedness which is subordinated to the Loans unless the Company is able to demonstrate pro forma compliance with the financial covenants set forth in Article 7 (Financial Covenants) of this Agreement after (i) giving effect to the payment and (ii) prior to and after giving effect to such payment, there shall be no Event of Default or Potential Event of Default.

   8.28 [INTENTIONALLY OMITTED].

   8.29 COMPLIANCE WITH FEDERAL RESERVE REGULATIONS.

         No proceeds of the Loans shall be used by the Company, any of its Subsidiaries or other Person, directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the Company nor any of its Subsidiaries will, directly or indirectly, otherwise take or permit to be taken any action which would result in the Loans or the carrying out of any of the other transactions contemplated by this Agreement, being violative of such Regulation U or of Regulation T (12 C.F.R. 220, as amended) or of Regulation X (12 C.F.R. 224, as amended) or any other regulation of the Board of Governors of the Federal Reserve System.

   8.30 FILINGS.

         Company will file with the FCC, each PUC and other regulatory or administrative bodies in a timely fashion (taking into account extensions authorized under applicable regulations that will not result in any penalty) copies of the Loan Documents to the extent required under applicable law and any and all other documents required to be filed by applicable law, rules or regulations.

   8.31 LIMITATIONS ON CERTAIN RESTRICTIVE PROVISIONS.

         The Company will not, and will not permit any of its Subsidiaries to

                  (a) permit or place any restriction, directly or indirectly, on (x) the payment of dividends or distributions by any Subsidiary or (y) the making of advances or other cash payments by any such Subsidiary or (z) the transfer by any Subsidiary of any of its properties or assets, in each case to the Company or its Subsidiaries, other than restrictions in favor of the holders of the Senior Subordinated Notes pursuant to the Senior Subordinated Indentures, or

                  (b) agree with any Person other than the Agent and the Lenders that the Company and/or its Subsidiaries shall not amend the Loan Documents or shall not provide any Lien on its assets except usual and customary prohibitions in agreements respecting Capital Leases permitted by Section 8.1 (Indebtedness) above, which prohibitions relate only to the assets subject to such Capital Leases.

   8.32 INTEREST RATE PROTECTION.

         From the date that is sixty (60) days after the Effective Date and at all times thereafter, at least forty percent (40%) but no more than one hundred percent (100%) of Consolidated Total Debt of the Company and its Subsidiaries shall bear interest at a fixed rate of interest and/or there shall be in effect Interest Rate Protection Agreements (entered into for at least a two year period from the date entered into), in form and substance satisfactory to the Agent, that result in at least forty percent (40%) but no more than one hundred percent (100%) of Consolidated Total Debt of the Company and its Subsidiaries bearing interest at a fixed rate of interest. The requirements of this Section 8.32 shall be suspended at any time that the Consolidated Total Leverage Ratio shall be less than 4.50:1 (as determined in accordance with the financial statements and Officers' Compliance Certificate delivered to the Lenders pursuant to Subsection 6.1.5 (Delivery of Officers' Compliance Certificate) hereof. Any prepayment, acceleration, reduction, increase or any change in the terms of the Loans will not alter the notional amount of any such Interest Rate Protection Agreements or otherwise affect the Company's obligation to continue making payments under any such Interest Rate Protection Agreement, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of such Interest Rate Protection Agreement.

   8.33 ENVIRONMENTAL MATTERS.

         The Company shall not, and shall not allow any of its Subsidiaries to,
(a) use or knowingly permit any Person to use any of the real property owned or occupied by the Company or any Subsidiary of the Company for the purposes of treating, producing, handling, transferring, processing, transporting, disposing, storing or otherwise releasing Hazardous Substances in violation of any Environmental Laws, or (b) cause or knowingly permit to exist as the result of an intentional or unintentional action or omission on the part of the Company or any Subsidiary of the Company or any Person who occupies any real property owned or occupied by the Company or any Subsidiary of the Company, the Releasing, spilling, leaking, pumping, pouring, emitting or dumping from, or on any real property owned or occupied by the Company or any Subsidiary of the Company of any Hazardous Substance in violation of any Environmental Law, except, in any such case, to any extent which could not have a Material Adverse Effect.

         8.34 CORPORATE SEPARATENESS.

                  The Company shall conduct its business and operations separate from that of each of its Subsidiaries and from SPC and its other Subsidiaries. Susquehanna Cable and each of its Subsidiaries shall conduct their business and operations separately from that of Susquehanna Radio and each of its Subsidiaries. Each of the foregoing shall take all such actions as are appropriate to preserve such separation including, without limitation, not commingling funds or other assets of SPC and its Subsidiaries (other than the Company and the Subsidiaries of the Company) with the funds or other assets of the Company and/or its Subsidiaries and (subject to the last sentence of this Section 8.34) not commingling funds or other assets of Susquehanna Cable and each of its Subsidiaries with the funds or assets of Susquehanna Radio and each of its Subsidiaries and maintaining separate corporate and financial records and observing all corporate and partnership formalities. It is understood that SPC may provide certain administrative support to such Persons, that SPC and such Persons may have a common employee stock ownership plan (including the ESOP) or pension or other retirement plan, and that SPC and such Persons may have certain common employees, so long as accurate records are kept of the allocation of each such Person's respective obligations to bear its proportionate share of the costs of any such support or employees and of the funds of each such Person and/or the employees of such Person in a common employee stock ownership plan or pension or other retirement plan. It is further understood that the Company and its Subsidiaries may utilize common cash management services among themselves (but not together with SPC or its other Subsidiaries), so long as accurate separate financial records are kept for the Company and each of its Subsidiaries.

                                   ARTICLE 9
                                EVENTS OF DEFAULT

         9.1 EVENTS OF DEFAULT.


                  "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):


                  9.1.1 FAILURE TO PAY PRINCIPAL. If the Company shall fail to make any payment of the principal of the Loans on the dates when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise; or

                  9.1.2 FAILURE TO PAY INTEREST, FEES, REIMBURSEMENT OBLIGATIONS, ETC. If the Company shall fail to make any payment of interest on the Loans, the Commitment Fees, reimbursement obligations in respect of Letters of Credit or any other amounts owing hereunder (other than principal of the Loans) or under any Letters of Credit on the dates when such interest, Commitment Fees or other amounts shall become due and payable and such failure continues for more than three (3) Business Days; or

                  9.1.3 CROSS DEFAULT TO INDEBTEDNESS. (a) If the Company or any of its Subsidiaries shall default (as payor or guarantor or other surety) in the payment of (i) any principal of or premium or interest on any Indebtedness (other than obligations which are covered in Subsections 9.1.1 or 9.1.2 above), or (ii) any direct or contingent reimbursement obligations arising on account of the issuance of a letter of credit (other than those covered by

Subsection 9.1.2 above), or (iii) any payment required to be made under any Interest Rate Protection Agreement or other agreement having a similar purpose, and the underlying obligation referred to in clauses (i), (ii) and/or (iii) with respect to which a default has occurred aggregates Ten Million Dollars ($10,000,000) or more or could result in a required payment of Ten Million Dollars ($10,000,000) or more, or (b) if any event shall occur or condition shall exist in respect of any such (i) Indebtedness, (ii) direct or contingent reimbursement obligations, or (iii) payment obligations under any Interest Rate Protection Agreement or other agreement having a similar purpose, or under any evidence of any of the foregoing obligations referred to in clauses (i), (ii) and (iii) or under any mortgage, indenture or other agreement relating thereto which would permit, or shall have caused, the acceleration of the payment, time for payment or maturity of any such obligations, and such default, event or condition referred to in clauses (a) and/or (b) shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

                  9.1.4 OTHER CROSS-DEFAULTS. If the Company or any of its Subsidiaries shall default in a payment or performance of any obligation (except obligations which are covered in Subsections 9.1.1, 9.1.2 and 9.1.3 hereof), whether now or hereafter incurred, which default could have a Material Adverse Effect, and such default shall continue for more than the period of grace, if any, specified in the agreement or other documents setting forth the terms of such obligation, or shall not have been waived pursuant thereto; or

                  9.1.5 MISREPRESENTATIONS. If any representation or warranty made (a) by the Company in this Agreement or in any other Loan Document or (b) by the Company or any other Person (other than the Agent, the Issuing Bank or a Lender) in any document, certificate or statement furnished pursuant to this Agreement or any other Loan Document, shall be false or misleading in any material respect when made or deemed made; or

                  9.1.6 CERTAIN COVENANT DEFAULTS. If there shall occur a default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Article 7 (Financial Covenants),
Section 8.1 (Indebtedness), Section 8.2 (Liens), Subsection 8.3.3 (Acquisitions), Section 8.4 (Restricted Payments), Section 8.5 (Sale-Leasebacks), Section 8.7 (Merger and Dispositions), the first sentence of Subsection 8.8.1 (Limitations on Management Arrangements), Section 8.9 (Existence) (insofar as such section requires the preservation of existence of the Company and its Subsidiaries), Section 8.10 (Compliance with Law), Section
8.11 (Payment of Taxes and Claims), Section 8.14 (Matters Relating to the ESOP),
Section 8.17 (Maintenance of Records; Fiscal Year), Section 8.18 (Inspection), Sections 8.22 (Consistent Action - Voting) through 8.27 (Payment of Indebtedness; Subordination), Section 8.31 (Limitations on Certain Restrictive Provisions), and Section 8.34 (Corporate Separateness); or

                  9.1.7 OTHER COVENANT DEFAULTS. If there shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement, other than as provided in Subsections 9.1.1, 9.1.2, 9.1.3, 9.1.4 and/or 9.1.6 above, or any agreement incidental hereto (other than as provided in Subsection 9.1.8) and, if capable of being remedied, such default shall continue unremedied after the earlier of thirty (30) days after notice of the default shall have been given to the Company or thirty (30) days after the Company becomes aware, or should in the exercise of reasonable diligence have become aware, of such default, provided, that if such default is of such nature that it can be remedied by the Company but not within such period, the same shall not constitute an Event of Default until the forty-fifth (45th) day (rather than the 30th day) so long as the Company institutes remedial action within such thirty
(30) day period and continuously and diligently pursues the same; or

                  9.1.8 OTHER LOAN DOCUMENT DEFAULTS; SECURITY. If any of the parties, other than the Agent, the Issuing Bank and the Lenders, to any of the Loan Documents (other than this Agreement) shall fail to perform any of its obligations under any of such agreements (after taking into account any applicable cure period set forth in such agreements); or if the validity of this Agreement or any of the other Loan Documents shall have been challenged or disaffirmed by or on behalf of any of such parties thereto; or if, other than as a direct result of any action of the Agent, the Issuing Bank or the Lenders, any Liens created or intended to be created by any of the Loan Documents shall at any time cease to be valid and perfected first priority Liens, subject to no equal or prior Liens except Permitted Liens; or

                  9.1.9 CUSTODY OR CONTROL OF ASSETS. If custody or control of any substantial part of the property of SPC, the Company or any of the Company's Subsidiaries shall be assumed by any governmental agency or any court of competent jurisdiction, at the insistence of any governmental agency, or if any governmental regulatory authority shall take any final action the effect of which could have a Material Adverse Effect; or

                  9.1.10 DISCONTINUANCE OF BUSINESS; INSOLVENCY. If SPC, the Company or any of the Company's Subsidiaries shall suspend or discontinue its business, shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not be paying its debts as they mature, shall admit its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall be commenced against SPC, the Company or any of the Company's Subsidiaries, any such proceeding and the same shall not be dismissed within sixty (60) days or an order, judgment or decree approving the petition in any such proceeding shall be entered against SPC, the Company or any of the Company's Subsidiaries; or if SPC, the Company or any of the Company's Subsidiaries, shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or any appointment of any receiver, custodian, liquidator or trustee of or for it or for any substantial part of its property or assets, or shall suffer the appointment of any receiver, liquidator or trustee, or shall take any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding and the same shall not be dismissed within sixty (60) days or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any court, governmental office or agency, shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of SPC, the Company or any of the Company's Subsidiaries, and shall not have relinquished possession within sixty (60) days, or if SPC, the Company or any of the Company's Subsidiaries, shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or shall have made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or if SPC, the Company or any of the Company's Subsidiaries, shall have made any transfer of its property to or for the benefit of a creditor which constitutes a preferential transfer under any bankruptcy or similar law, or if SPC, the Company or any of the Company's Subsidiaries, shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint; or

                  9.1.11 FCC LICENSES AND OTHER FRANCHISES. If the FCC or any cable franchising authority or any other governmental agency (i) revokes, terminates, suspends, fails to renew or extend, or substantially and adversely modifies any Franchise(s) held by the Company or any of its Subsidiaries (any such occurrence is herein referred to as an "Adverse Event") and the sum of (x) that portion of the EBITDA attributable to the Franchise(s) affected by an Adverse Event determined for the fiscal year immediately preceding such Adverse Event, plus (y) that portion of the EBITDA attributable to all other Franchise(s) affected by an Adverse Event since the Effective Date, (in each case determined for the fiscal year immediately preceding the Adverse Event), exceeds 10% of EBITDA determined for the fiscal year immediately preceding the most recent Adverse Event, or (ii) commences a proceeding in which the FCC or such cable franchising authority or other governmental authority or agency seeks to suspend, revoke, terminate or substantially or adversely modify any Franchise(s) (and such suspension, revocation, termination or modification is not dismissed or discharged within 180 days) which, either alone or in combination with other Franchises with respect to which any such proceeding has been commenced and not been dismissed or discharged, contributed more than 10% of EBITDA determined for the fiscal year most recently ended; or

                  9.1.12 MATERIAL ADVERSE EFFECT. If there shall occur or be threatened any event, or if there shall exist any fact or condition, which could have a Material Adverse Effect; or

                  9.1.13 JUDGMENTS. If any final judgment or judgments or non-appealable assessment or assessments for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate shall be rendered against SPC, the Company or any of the Company's Subsidiaries and such judgment remains either unstayed or unsatisfied for a period of thirty (30) days or more; or

                  9.1.14 CHANGE OF CONTROL. If there shall occur a Change of Control; or

                  9.1.15 COMCAST MATTERS. If Comcast assumes management control of Susquehanna Cable or any of its Subsidiaries pursuant to the Comcast Agreement; or

                  9.1.16 LOSS OF TAX QUALIFICATION OF ESOP. If the IRS issues a final notice (i.e., a notice that can no longer be appealed within the IRS itself) that the ESOP has been disqualified for favorable tax treatment.


                  9.1.17 SUBORDINATION. If the obligations in respect of the Senior Subordinated Notes and Senior Subordinated Indentures or any other subordinated debt agreement or instrument cease to be fully subordinated to all of the obligations under this Agreement; or if there is a "Change of Control" within the meaning of the Senior Subordinated Indentures or any other subordinated debt agreement or instrument or if any other event or condition shall exist which requires the Company to purchase or prepay (or offer to purchase or prepay) all or any portion of the obligations under the Senior Subordinate Notes or Senior Subordinated Indentures or any other subordinated debt agreement or instrument.

         9.2 ACCELERATION; REMEDIES.


                  9.2.1 REMEDIES IN GENERAL. Upon the occurrence of any event described in Section 9.1.10 (Discontinuance of Business; Insolvency), the entire unpaid principal balance of the Notes, and interest accrued and premium, if any, thereon, and any unpaid accrued Commitment Fees and all other amounts accrued hereunder or under the other Loan Documents, shall be immediately due and payable by the Company and the Commitment shall terminate without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any other Event of Default, or at any time thereafter, if any Event of Default shall then be continuing, the Agent may (and shall if directed by the necessary Lenders pursuant to Subsection 12.12.1 (Actions by Agent)) by written notice to the Company, declare the entire unpaid principal balance or any portion of the principal balance of all or any of the Notes, and interest accrued and premium, if any, thereon and any unpaid accrued Commitment Fees and all other amounts accrued hereunder or under the other Loan Documents, to be immediately due and payable by the Company and the Commitment shall terminate or, if no principal balance shall be outstanding, the Agent may terminate the Commitment. Such principal and interest, premium, fees, and other amounts shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Company; and the Agent (acting directly or through appointment of one or more trustees of the Agent's choosing) may proceed to protect and enforce its rights and those of the Issuing Bank, the Lenders and other Senior Secured Parties under the Loan Documents in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise. It is agreed that, in addition to all other rights hereunder or under law, the Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by law or otherwise. Further, the Lenders shall be entitled to the appointment of a trustee or receiver for all or any part of the businesses of the Company or any of its Subsidiaries, which trustee or receiver shall have such powers as may be conferred by the appointing authority. All rights and remedies given by this

Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Agent or any Lender, and no course of dealing between the Company and the Agent or any Lender or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Agent or any Lender.

                  9.2.2 WAIVERS. The Agent may (if authorized pursuant to Subsection 12.11 (Amendments, Waivers and Consents)), by written notice to the Company, at any time and from time to time waive in whole or in part, and absolutely or unconditionally, any Event of Default. Any such waiver shall be for such period and subject to such conditions or limitations as may be specified in any such notice. In the case of any such waiver, the rights of the Agent and the Lenders shall be otherwise unaffected and any Event of Default so waived shall be deemed to be cured and not continuing only to the extent and on the conditions or limitations set forth in such waiver (unless such waiver shall state to the contrary), but no such waiver shall extend to any subsequent or other Event of Default, or impair any right upon the occurrence of any Event of Default.


                  9.2.3 REGULATORY MATTERS. If counsel to the Agent, the Issuing Bank or any Lender, as the case may be, reasonably determines that the consent of the FCC, any PUC, or other applicable regulatory authority is required in connection with any of the actions which may be taken by the Agent, the Issuing Bank or any of the Lenders, as the case may be, in the exercise of their rights hereunder or under the other Loan Documents, then the Company, at its sole cost and expense, shall use its best efforts to secure such consent and to cooperate fully with the Agent, the Issuing Bank or the Lenders, as the case may be, in any action commenced by any such Person, to secure such consent. Upon the occurrence and during the continuation of an Event of Default, the Company, subject to the provisions of applicable law, shall promptly execute and file and/or cause the execution and filing of all applications, certificates, instruments and other documents that the Agent, the Issuing Bank or the Lenders deem necessary or advisable to file in order to obtain any governmental consent, approval, or authorization, and if the Company fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the clerk of any court with jurisdiction over the Loan Documents may execute and file the same on behalf of the Company. The Company recognizes that the FCC Licenses and other Franchises held by the Company and its Subsidiaries are unique assets which may have to be transferred in order for the Lenders and other Senior Secured Parties adequately to realize the value of their security interests. The Company further recognizes that a violation of this covenant would result in irreparable harm to the Lenders and other Senior Secured Parties for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent, the Lenders or other Senior Secured Parties, as the case may be, at law or in equity, the Agent, the Lenders or other Senior Secured Parties, as the case may be, shall have the remedy of specific performance of the provisions of this Subsection. To enforce the provisions of this Subsection 9.2.3, the Agent is authorized to request the consent or approval of the FCC, any PUC or other regulatory authority to a voluntary or an involuntary transfer of control of any FCC License or other Franchise. In connection with the exercise of its remedies under the Loan Documents, the Agent may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary judicial, FCC, PUC or other regulatory authority consents or approvals, control of the Company or any of its Subsidiaries. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Agent or the Lenders or other Senior Secured Parties under the Loan Documents. In addition, the Company shall take, or cause to be taken, any action which the Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Agent, the Lenders and other Senior Secured Parties by the Loan Documents, including, without limitation, at the Company's cost and expense, the exercise of its best efforts to cooperate in obtaining FCC, any PUC, or other regulatory approval of any action or transaction contemplated by the Loan Documents which is then required by law.

                  9.2.4 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Agent and the Lenders will not knowingly take any action pursuant to this Agreement or any such documents which would constitute or result in assignment of an FCC License or other Franchise or any transfer of control of the holder of an FCC License or other Franchise if such assignment of license or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any PUC), the prior approval of the FCC or such PUC, without first obtaining such approval. In connection with this provision, the Agent and the Lenders shall be entitled to rely upon the advice of counsel of the Agent's choice whether or not the advice rendered is ultimately determined to have been accurate.

         9.3 DEPOSIT ACCOUNTS.

                  If any Event of Default continues uncured for at least 90 days, then upon the request of the Agent, the Company shall enter into a deposit account control agreement, in form and substance reasonably satisfactory to the Agent, with each financial institution that is not a Lender with which the Company maintains any deposit accounts.


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Issuing Bank and the Lenders to enter into this Agreement and to make the Loans and other extensions of credit contemplated by this Agreement, the Company hereby makes the following representations, covenants and warranties, which representations, covenants and warranties shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent, the Issuing Bank or the Lenders:

         10.1 STATUS.

                  10.1.1 ORGANIZATION AND QUALIFICATION. SPC, the Company and each of the Company's Subsidiaries are duly organized and validly existing corporations, partnerships or limited liability companies, as applicable, under the laws of the respective states indicated on Schedule 10.1 and each is in good standing under the laws of its state of formation. Each of

SPC, the Company and the corporate Subsidiaries of the Company, has perpetual corporate existence, and each of SPC, the Company, and the Subsidiaries of the Company has the corporate, partnership or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. None of SPC, the Company, or any of the Company's Subsidiaries has failed to qualify to do business in any state or jurisdiction where the failure to so qualify could have a Material Adverse Effect.

                  10.1.2 STOCK OWNERSHIP. All of the common stock of the Company is owned by SPC. The preferred stock of the Company is owned by Permitted Holders. The classes of stock of the Company and the principal characteristics of each such class and the number and percentage interests of each class owned by SPC and the Permitted Holders are listed on Schedule 10.1. The Company does not have any Subsidiary and does not presently operate all or any portion of its businesses through any Person, other than as disclosed on Schedule 10.1.
Schedule 10.1 also correctly lists as to each Subsidiary of the Company on the date of this Agreement

                           (a) its name,

                           (b) the jurisdiction of its incorporation or
organization,

                           (c) the classes of stock or partnership or other
equity interest issued by such Person and the principal characteristics of each such class, and

                           (d) the number and percentage of the issued and
outstanding shares or partnership interests of each class (and certificate numbers by which such interests are designated) owned by (i) Comcast and (ii) Permitted Holders.

                  All the outstanding shares of capital stock of the Company and of each of its Subsidiaries are validly issued, fully paid and nonassessable, and all such shares owned by SPC and all such shares and partnership and other equity interests indicated in Schedule 10.1 as owned by the Company or any of its Subsidiaries are so owned beneficially and of record by SPC, the Company and each such Subsidiary, free and clear of any Lien, except for the Lien created pursuant to the Loan Documents. Schedule 10.1 also correctly lists as to the Company and each Subsidiary of the Company any options, warrants or other securities issued by the Company or any Subsidiary of the Company; all such options, warrants or other securities are held by Permitted Holders or Persons identified on Schedule 10.1. No Subsidiary owns any shares of the Company as of the date hereof. Except as set forth on Schedule 10.1, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction on the voting or transfer of any shares of, capital stock of the Company or any Subsidiary of the Company pursuant to the certificate or articles of incorporation, bylaws or other governing document or any agreement or other instrument to which the Company or any Subsidiary of the Company is a party or by which any of them may be bound. Notwithstanding the foregoing, it is understood that Susquehanna Cable and, from time to time, other Subsidiaries of the Company may have certain phantom equity programs as part of their employee incentive programs, but such phantom equity issued pursuant to such programs provides only an economic (rather than ownership) benefit to the beneficiaries.

         10.2 POWER AND AUTHORITY.

                  SPC, the Company and each of the Company's Subsidiaries has the corporate, partnership or other power to execute, deliver and carry out, as the case may be, the terms and provisions of the Loan Documents to which each is a party, and each such Person has taken all necessary corporate, partnership or other action (including, without limitation, any consent of stockholders or partners required by law or by their respective articles of incorporation or bylaws or other organizational documents) to authorize (as applicable to such Person) the execution, delivery and performance of the Loan Documents to which each is a party. The Loan Documents, when executed and delivered by SPC, the Company or the Company's Subsidiaries, as applicable, constitute or will constitute the authorized, valid and legally binding obligations of such Person enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a court of law or at equity).

         10.3 NO VIOLATION OF AGREEMENTS.

                  The execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and compliance with the terms and provisions of the Loan Documents, will not (x) violate any provision of law or any injunction or any applicable regulation, order, writ, judgment or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to SPC, the Company or any of the Company's Subsidiaries, or (y) require consent under, conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any Lien, other than the Liens created under the Loan Documents or Permitted Liens, upon any of the property or assets of SPC, the Company or any of the Company's Subsidiaries pursuant to the terms of, any agreement, indenture, franchise, license, permit, mortgage or deed of trust to which any such Person is a party or by which any such Person may be bound, or to which any such Person may be subject, or (z) violate any of the provisions of the articles of incorporation, bylaws or other organizational document of any such Person.

         10.4 RECORDING, ENFORCEABILITY AND CONSENT; VALIDITY OF SECURITY INTEREST.

                  (a) Assuming the due recording of the UCC-1 financing statements delivered in connection herewith, no consent, approval or authorization of any Person, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of any of the Loan Documents as against all Persons, except (i) such consents, approvals or authorizations as have been obtained and remain in effect, (ii) certain consents respecting the pledge of specific franchises, minority interests and certain other assets which in the aggregate, do not constitute a material amount of assets and (iii) such filings as may be required as contemplated in Section 8.30 (Filings). No consent, approval or authorization of any Person which has not been obtained is required for the continued conduct by the Company or any of its Subsidiaries of their business as now conducted or as proposed to be conducted.

                  (b) The Company has delivered, or caused to be delivered, to the Agent all UCC-1 financing statements in recordable form that may be necessary to perfect the security interests granted pursuant to the Loan Documents to the extent that such security instruments may be perfected by filing. The Company has delivered, or caused to be delivered, to the Agent all instruments, documents and investment property necessary to perfect the security interest granted pursuant to the Loan Documents, to the extent that a security interest therein may be perfected by delivery. The Agent has a valid, first priority security interest in all of the equity and Material Assets of the Company and its Subsidiaries and all of the equity of the Company owned by SPC and all of the equity of Subsidiaries of the Company owned by the Company or its Subsidiaries, subject only to Permitted Liens.

         10.5 LITIGATION; COMPLIANCE WITH LAWS.

                  Except as set forth on Schedule 10.5, there are no actions, suits, protests, reconsiderations or proceedings pending, or to the knowledge of the Company, threatened, against or affecting SPC, the Company or any of the Company's Subsidiaries before any court or before any governmental or administrative body or agency, including without limitation the FCC or any PUC, wherein unfavorable decisions, rulings or findings individually or in the aggregate could have a Material Adverse Effect. None of SPC, the Company or any of the Company's Subsidiaries is in default under the provisions of any applicable statute, rule, order, writ, injunction, judgment, decree, certificate or regulation of any governmental authority having jurisdiction in respect of any such Person, which default could have a Material Adverse Effect.

         10.6 NO BURDENSOME AGREEMENTS.

                  None of SPC, the Company or any of the Company's Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restrictions which, assuming compliance by such Persons with the terms of such agreements or instruments, could have a Material Adverse Effect.

         10.7 CONDITION OF PROPERTY; AGREEMENTS.

                  All of the material properties, equipment and systems of the Company and its Subsidiaries are in good repair, working order and condition and are and will be in material compliance with all standards or rules imposed by any governmental agency or authority (including, without limitation, the FCC, any PUC, and state or other local governments or instrumentalities) and as imposed under any Franchise or agreements with telephone companies, other utility companies and other Persons. Each of the Company and its Subsidiaries has obtained all material easements and equipment rental or other agreements necessary for the operation of its business as now conducted.

         10.8 FEES.

                  The Company and each of its Subsidiaries has paid all franchise, license and other fees and charges which have become due pursuant to any franchise or permit in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

         10.9 LICENSES.

                  The Company and each of its Subsidiaries has duly secured all necessary Franchises from, and has filed all required registrations, applications, reports and other documents with, and paid all required royalty and other fees to, the FCC, United States Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal, each PUC and other entities exercising jurisdiction over the provision of cable television and broadcast radio or the construction of delivery systems therefor, in respect of their respective businesses as currently conducted, in each case, where the failure to do any of the foregoing could have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries hold the FCC Licenses and Franchises specified on Schedule 10.9 hereto; except as disclosed on Schedule 10.9, all such FCC Licenses and Franchises are valid and in full force and effect; no event has occurred which could (i) result in the revocation or termination of any such FCC License or Franchise, or (ii) materially and adversely affect any rights of the Company or its Subsidiaries under any such FCC License or Franchise; and the Company has no reason to believe and no knowledge that the FCC Licenses and Franchises specified on Schedule 10.9 will not be renewed in the ordinary course. True and correct copies of all FCC Licenses and all Franchises listed on Schedule 10.9 have been delivered to any Lender that has so requested, and true and correct copies of any additional material FCC Licenses and Franchises secured after the date of this Agreement by the Company or any of its Subsidiaries (including renewals of existing FCC Licenses and Franchises) shall be promptly delivered to any Lender that so requests.

                  Schedule 10.9 correctly lists (a) the FCC Licenses which are held by the Company or its Subsidiaries and (b) the other Franchises which are held by such Persons, (c) the geographical area to which each such FCC License or other Franchise relates and (d) the expiration date, if any, of each such FCC License or other Franchise. Each Franchise issued to the Company or its Subsidiaries is in full force and effect and each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to each such Franchise. No event has occurred which permits, or after notice or lapse of time or both would permit, revocation or termination of any such Franchise, or which materially adversely affects or, so far as the Company can now foresee, will materially adversely affect the rights of a holder of any such Franchise.

         10.10 TITLE TO PROPERTIES; LIENS.

                  The Company and each of its Subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to in Subsection 10.14.1 (Financial Statements) (except properties and assets disposed of since the date thereof in the ordinary course of business and properties and assets held under Capital Leases), and none of such properties or assets is subject to any Liens except Permitted Liens. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of such properties and assets, and all such leases are valid and subsisting and are in full force and effect.

         10.11 PATENTS, TRADEMARKS, ETC.

                  Each of the Company and its Subsidiaries holds or has agreed to purchase all patents, trademarks, service marks, trade names, copyrights, franchises, licenses (including FCC Licenses and Franchises) and authorizations, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known material conflict with the rights of others and subject only to Permitted Liens. Neither the Company nor any of its Subsidiaries owns any material copyrights.

         10.12 NAMES.

                  None of SPC, the Company or any of the Company's Subsidiaries uses or has used for any material purposes within the past five (5) years any fictitious, trade or assumed name other than "BlazeNet" or "Susquehanna Communications."

         10.13 MANAGEMENT AGREEMENT.

                  Except for management agreements permitted by Subsection 8.8.1 (Limitations on Management Arrangements), the Company and its Subsidiaries are not parties to any management or other similar agreement.

         10.14 FINANCIAL STATEMENTS AND PROJECTIONS.


                  10.14.1 FINANCIAL STATEMENTS. The Company has delivered to each of the Lenders and the Issuing Bank complete and correct copies of the unaudited financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2003. Such financial statements delivered to the Lenders and the Issuing Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period specified and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the date specified and the results of operations and statements of cash flow for the period specified. Officers' Certificates delivered to the Lenders and the Issuing Bank after the date of this Agreement which certify the truth and accuracy of the representations (including those set forth in Sections 10.14 and 10.15) shall be deemed to apply to financial statements which the Company has most recently delivered to the Lenders and the Issuing Bank as of the time of such certification.

                  10.14.2 PROJECTIONS. The operating projections submitted on behalf of the Company to the Lenders and the Issuing Bank pursuant to Subsection
5.1.12 (Financial Statements; Projections) present to the best of the Company's knowledge and belief based on the assumptions set forth in such projections the expected results of operations and sources and uses of cash of the Company for the periods covered by the projections.

         10.15 CHANGES.

                  Since December 31, 2002, there has been no Material Adverse Change. Neither the Company nor any of its Subsidiaries has since December 31, 2002 directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payment or agreed to do so, except (a) prior to the Effective Date, transactions permitted under the Existing Facilities, and
(b) after the Effective Date, transactions permitted by this Agreement.

         10.16 TAX RETURNS AND PAYMENTS.

                  All tax returns required by law to be filed (including extensions) by or in respect of each of SPC, the ESOP, the Company and the Company's Subsidiaries have been filed and all taxes, assessments and other governmental charges levied upon them and any of their respective properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest. The Company knows of no unpaid assessment for additional federal or state income or business and occupation taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts or in the balance sheets referred to in Section 10.14 (Financial Statements and Projections).

         10.17 INDEBTEDNESS.

                  Schedule 10.17 correctly describes all secured and unsecured Indebtedness of the Company and each of its Subsidiaries outstanding or for which any such Person has commitments. The Company and its Subsidiaries are not in default beyond any applicable grace period with respect to any Indebtedness or any instrument or agreement relating to such Indebtedness. No instrument or agreement relating to any Indebtedness and no instrument or agreement applicable to or binding on the Company or any of its Subsidiaries contains any restrictions on the incurrence by the Company or any Subsidiary of the Company of additional Indebtedness, except the Loan Documents and the Senior Subordinated Indentures.

         10.18 FEDERAL RESERVE REGULATIONS.

                  No Indebtedness that is required to be, or will be, reduced or retired from the proceeds of the Loans was incurred for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), and neither the Company nor any of its Subsidiaries owns or has any present intention to acquire any such margin stock.

         10.19    INVESTMENT COMPANY ACT.

                  None of SPC, the Company or any of the Company's Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         10.20 PUBLIC UTILITY HOLDING COMPANY ACT.

                  None of SPC, the Company or any Subsidiary of the Company is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         10.21 COMPLIANCE WITH ERISA AND ESOP MATTERS.

                  10.21.1 PLANS. None of SPC, the Company, any of the Company's Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan or other pension or similar employee benefit plan, except as disclosed in Schedule 10.21.

                  10.21.2 FAVORABLE DETERMINATION LETTERS. Each Plan as most recently amended (except for any amendment (i) to comply with the Code's minimum distribution rules which uses the Internal Revenue Service's model amendment for such rules that was provided by Revenue Procedure 2002-29 or (ii) to comply in good faith with the Economic Growth and Tax Relief Reconciliation Act of 2001), which is intended to be qualified within the meaning of Section 401 of the Code, is the subject of a current favorable determination by the Internal Revenue Service with respect to its qualification under Section 401 of the Code. SPC has received a current favorable determination letter issued by the Internal Revenue Service stating that the ESOP, as amended up to the date of this Agreement (except for any amendment (i) to comply with the Code's minimum distribution rules which uses the Internal Revenue Service's model amendment for such rules that was provided by Revenue Procedure 2002-29 or (ii) to comply in good faith with the Economic Growth and Tax Relief Reconciliation Act of 2001), is qualified for favorable tax treatment under Section 401 and as applicable,
Section 409 of the Code.

                  10.21.3 COMPLIANCE WITH LAW. The Company, its Subsidiaries and the ERISA Affiliates have operated each Plan in all material respects in compliance with the requirements of the Code and ERISA and the terms of each Plan.

                  10.21.4 ABSENCE OF CERTAIN CONDITIONS. Except as specifically disclosed in Schedule 10.21: (1) no Plan has engaged in any transaction in connection with which SPC, the Company, any of the Company's Subsidiaries or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax penalty imposed pursuant to Section 4975 of the Code, (2) there is no Accumulated Funding Deficiency with respect to any Employee Pension Plan, whether or not waived, or an unfulfilled obligation to contribute to any Multiemployer Plan or withdrawal from any Multiemployer Plan, (3) no Employee Pension Plan has been terminated under conditions which resulted or could result in any material liability to the PBGC,
(4) no material liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan maintained by SPC, the Company or any of the Company's Subsidiaries or ERISA Affiliates except for required premium payments to the PBGC, (5) there has been (a) since January 1, 1995 no Reportable Event with respect to any Employee Pension Plan (except to the extent that the PBGC has waived such reporting requirement with respect to any such event), and (b) no event or condition which presents a material risk of termination of any Employee Pension Plan by the PBGC, in either case involving conditions which could result in any liability to the PBGC, (6) none of SPC, the Company and any of the Company's Subsidiaries or any ERISA Affiliate has incurred or anticipates incurring Withdrawal Liability with respect to any Multiemployer Plan, (7) no Multiemployer Plan is in Reorganization, (8) SPC, the Company, the Company's Subsidiaries and the ERISA Affiliates have complied in all material respects with the health continuation coverage requirements of COBRA and the requirements of the Health Insurance Portability and Accountability Act of 1996, (9) there is no unfunded liability in respect of any Plan, (10) there is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of such Plan, and (11) as of the Closing Date except as set forth on Schedule 10.21, no Employee Pension Plan has experienced a partial termination whether as a result of the freezing of benefit accruals thereunder or otherwise.

                  10.21.5 ABSENCE OF CERTAIN LIABILITIES. No liability (whether or not such liability is being litigated) has been asserted against SPC, the Company, any of the Company's Subsidiaries or any ERISA Affiliate in connection with any Employee Pension Plan or any Multiemployer Plan by the PBGC other than for required premium payments to the PBGC, by a trustee appointed pursuant to
Section 4042(b) or (c) of ERISA, or by a sponsor or an agent of a sponsor of a Multiemployer Plan, and no lien has been attached and no Person has threatened to attach a lien on any of SPC's, the Company's, any of the Company's Subsidiaries' or any ERISA Affiliate's property as a result of failure to comply with ERISA or as a result of the termination of any Plan.

                  10.21.6 ESOP VALUATION MATTERS. The ESOP has purchased or will purchase the shares of stock subject thereto for fair market value as evidenced by a valuation provided by an independent and nationally-respected third-party appraiser.

                  10.21.7 INDEPENDENT REVIEW. The ESOP's purchase of shares, as described in Subsection 10.21.6 above, was or will be reviewed and approved by an independent fiduciary of the ESOP.

                  10.21.8 NO PROHIBITED TRANSACTION. The ESOP Loan is and will be exempt by Section 4975(d)(3) of the Code and by Section 408(b)(3) of ERISA from the "prohibited transactions" listed in Section 4975(c) of the Code and in
Section 406 of ERISA, respectively; and (ii) the purchase of shares of stock in SPC by the ESOP is and will be exempt by Section 4975(d)(13) of the Code and by
Section 408(e) of ERISA from such "prohibited transactions."

                  10.21.9 ESOP LIABILITIES. Under the terms of the ESOP and the ESOP Sharing Agreement, the Company is not, and will not at any time (by means of an amendment to the ESOP Plan or otherwise) be, liable for the ESOP Compensation Expense or ESOP Repurchase Payments related to any Persons that are not employees of the Company and its Subsidiaries.

                  10.21.10 ANNUAL CONTRIBUTION TO ESOP. Under the terms of the ESOP, a participating employer in the ESOP is required to contribute the ESOP Compensation Expense on an annual basis to the ESOP's trust fund.

                  10.21.11 FAILURE TO PAY ESOP COMPENSATION EXPENSE. Under the terms of the ESOP and the ESOP Loan, if a party other than the Company fails to contribute its ESOP Compensation Expense, it may result in the ESOP's default on the ESOP Loan, but will not have a Material Adverse Effect on the Company.

                  10.21.12 FIDUCIARY LIABILITY. Any breach of fiduciary responsibilities under ERISA by a fiduciary of the ESOP will not have a Material Adverse Effect on the Company.

                  10.21.13 CODE SECTION 1042 TREATMENT. To the extent the ESOP's purchase of shares, as described in Subsection 10.21.6 above, is from an outstanding shareholder and is intended to allow such shareholder to elect the non-recognition of gain provided in Section 1042 of the Code, (a) during the three-year period after the date the ESOP acquires such shares, the ESOP will not dispose of such shares in any manner that would cause the imposition of an excise tax under Section 4978 of the Code on SPC or any of its Affiliates or the Company or any ERISA Affiliates, and (b) while the ESOP holds such shares, the ESOP will not allocate such shares within the ESOP in any manner that would cause the imposition of an excise tax under Section 4979A of the Code on SPC or any of its Affiliates or the Company or any ERISA Affiliates.

         10.22 ACCURACY AND COMPLETENESS OF DISCLOSURE.

                  Neither this Agreement nor any other document, certificate or instrument delivered to the Agent or Lenders by or on behalf of SPC, the Company or any of the Company's Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading in light of the circumstances under which such statements were made.

         10.23 ADEQUACY OF CAPITAL.

                  The proceeds of the Loans, together with the proceeds of Indebtedness permitted under Section 8.1 (Indebtedness), will be sufficient until satisfaction in full of the Loans to enable the Company and its Subsidiaries to operate their respective businesses as currently contemplated by the Company.

         10.24 ABSENCE OF RESTRICTIVE PROVISIONS.

                  Other than this Agreement and the Senior Subordinated Indentures, none of SPC, the Company or any of the Company's Subsidiaries is subject or party to any agreement, lien or encumbrance, charter or bylaw, regulatory, or other provision (except for applicable statutory corporate law), restricting, directly or indirectly, (a) the payment of dividends by a Subsidiary of the Company or the making of advances or other cash payments by any Subsidiary to the Company, or (b) the ability of SPC, the Company or any of the Company's Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of SPC, the Company or any of the Company's Subsidiaries, provided that the representation as to SPC in this clause (b) applies only with respect to SPC's ownership interest in the Company.

         10.25 ENVIRONMENTAL COMPLIANCE.


                  10.25.1 Except as set forth on Schedule 10.25, none of the real property owned and/or occupied by the Company or any of its Subsidiaries has to the knowledge of the Company ever been used by previous owners and/or operators or ever been used by the Company or any of its Subsidiaries to treat, produce, store, handle, transfer, process, transport, dispose or otherwise Release any Hazardous Substances in violation of any Environmental Law;


                  10.25.2 Except as set forth on Schedule 10.25, to the knowledge of the Company and its Subsidiaries, there is no condition which exists on the real property owned and/or occupied by the Company or any of its Subsidiaries which requires Remedial Action;

                  10.25.3 Neither the Company nor any of its Subsidiaries has been notified of, or has actual knowledge of any notification having been filed with regard to, a Release on or into any real property owned and/or occupied by the Company or any of its Subsidiaries;

                  10.25.4 Neither the Company nor any of its Subsidiaries has received a summons, citation, notice of violation, administrative order, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission related to the generation, storage, transportation, handling, transfer, disposal or treatment of Hazardous Substances in violation of any Environmental Law;

                  10.25.5 There are no "friable" (as that term is defined in regulations under the Federal Clean Air Act) asbestos or asbestos-containing materials which have not been encapsulated in accordance with accepted guidelines promulgated by the United States Environmental Protection Agency existing in any real property owned and/or occupied by the Company or any of its Subsidiaries;

                  10.25.6 No equipment containing polychlorinated biphenyls, including electrical transformers, are located on any real property occupied by the Company or any of its Subsidiaries in levels which exceed those permitted by any and all governmental authorities with jurisdiction over such premises and which are not properly labeled in accordance with requisite standards; and

                  10.25.7 Except as set forth on Schedule 10.25, to the knowledge of the Company there are no tanks on any real property owned and/or occupied by the Company or any of its Subsidiaries that have been used for the storage of petroleum products or any other substance, nor, except as to sites set forth on Schedule 10.25, have any such tanks been located on such property at any time in which a Release in violation of any Environmental Laws has occurred.

                  10.25.8 Each of the tanks referred to on Schedule 10.25 have been registered and tested to the extent required by, and in accordance with, any applicable Environmental Laws and there is no evidence of leakage from any such tanks. All tanks that have been removed or abandoned have been closed in accordance with applicable standards under Environmental Laws.

         10.26 SOLVENCY.

                  The Company and each of its Subsidiaries is Solvent and will be Solvent after giving effect to the Restricted Payment contemplated by paragraph (b) of Section 8.4 (Restricted Payments).

         10.27 SUBORDINATION.


                  All of the obligations under the Senior Subordinated Indentures and Senior Subordinated Notes (if any) are subordinated and junior in right of payment to all of the Senior Secured Obligations. The Senior Secured Obligations constitute "Designated Senior Indebtedness" within the meaning of the Senior Subordinated Indentures. Each of the Subordination Agreements is in full force and effect and the subordinated obligations referred to therein are subordinated and junior in right of payment to all of the Senior Secured Obligations.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

                  11.1.1 NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection 11.1.2 (Electronic Communication) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

         (i) if to the Company, to it at 140 East Market Street, York, PA 17401, Attention of Craig Bremer (Telecopier No. 717-771-1440; Telephone No. 717-852-2305) - cc: Alan Brayman at 140 East Market Street, York, PA 17401, (Telecopier No. 717-852-2386; Telephone No. 717-852-2312);

         (ii) if to the Agent or the Issuing Bank, to Wachovia at 301 South College Street, NC0760, Charlotte, NC 28288-0760, Attention of Joe Mynatt (Telecopier No. 704-374-4793; Telephone No. 704-383-9270) with a copy to 201 South College Street, CP-8, Charlotte, NC 28288-0760, Attention Agency Services (Telecopier No. 704-383-0530); and

         (iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection 11.1.2 (Electronic Communication) below, shall be effective as provided in said Subsection 11.1.2 (Electronic Communication).

                  11.1.2 ELECTRONIC COMMUNICATION. Notices and other communications to or by the Agent, the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices pursuant to Article 3 (Mechanics of Payment; Tax Forms) unless otherwise agreed by the Agent and the applicable Lender and, to the extent applicable, the Issuing Bank. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  Unless the Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Subsection 11.1.1 (Notices Generally) of notification that such notice or communication is available and identifying the website address therefor.

                  11.1.3 CHANGE OF ADDRESS, ETC. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                  All notices or demands given to the Company pursuant to
Section 9.1 (Events of Default), Subsection 9.2.1 (Remedies in General), or Subsection 9.2.2 (Waivers) of this Agreement shall also be given to Comcast at the address for Comcast set forth or given pursuant to the Comcast Subordination, provided that the failure of the Agent, the Issuing Bank or any Lender to give such notice shall not limit the exercise by the Agent, the Issuing Bank or any Lender of their rights and remedies under the Loan Documents or subject the Agent, the Issuing Bank or any Lender to any liability.

         11.2 DURATION; SURVIVAL.

                  All representations and warranties of SPC, the Company, any Subsidiary of the Company or other pledgor or subordinated party contained in the Loan Documents and the provision of Section 11.15 (Expenses; Indemnity; Damage Waiver) shall survive the making of the Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of the Loans, or payment in full of the Loans. All covenants and agreements of the Company and such Persons contained in the Loan Documents shall continue in full force and effect from and after the date of this Agreement so long as the Company may borrow or obtain Letters of Credit under this Agreement and until termination of the Commitment and payment in full of the Loans and all other Senior Secured Obligations.

         11.3 NO IMPLIED WAIVER.

                  No failure or delay on the part of the Agent, the Issuing Bank or any Lender in exercising any right, power or privilege under the Loan Documents and no course of dealing between the Company and the Agent, the Issuing Bank or any Lender shall operate as a waiver of any such right, power or privilege; nor shall any single or partial exercise of any right, power or privilege under the Loan Documents preclude any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in the Loan Documents are cumulative and not exclusive of any rights or remedies which the Agent, the Issuing Bank or any Lender would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent, the Issuing Bank or any Lender to take any other or further action in any circumstances without notice or demand.

         11.4 ENTIRE AGREEMENT AND AMENDMENTS.

                  This Agreement, the Letters of Credit and related documents and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the Commitment, the Letters of Credit, the Loans and the transactions contemplated under the Loan Documents and, except as expressly provided in the Loan Documents, shall not be affected by reference to any other documents. Neither this Agreement nor any provision of this Agreement may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, subject to the provisions of Section 12.11 (Amendments, Waivers and Consents) in the case of a waiver to be signed by the Agent. Subject to the provisions of said
Section 12.11, as amended from time to time, the Agent and the Company may enter into agreements amending, changing or supplementing any of the provisions of this Agreement, the Notes or any other Loan Document. Similarly, subject to said
Section 12.11, the Agent may waive compliance with any provision of this Agreement, the Notes or any other Loan Document. It is understood and agreed, however, that Agent, the Issuing Bank and the Lenders may amend or modify the provisions of Article 12 (other than the second sentence of Section 12.6 (Resignation of Agent) to the extent it refers to the Company) without the need for any consent or approval from the Company, it being acknowledged that the Company and its Subsidiaries are not third party beneficiaries of the provisions of Article 12 (other than the second sentence of Section 12.6 (Resignation of Agent) to the extent it refers to the Company).

         11.5 SUCCESSORS AND ASSIGNS.

                  11.5.1 SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Subsection 11.5.2 (Assignments by Lenders), (ii) by way of participation in accordance with the provisions of Subsection 11.5.4 (Participants), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection 11.5.6 (Certain Pledges) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection 11.5.4 (Participants) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.


                  11.5.2 ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (a) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption in substantially the form annexed to this Agreement as Exhibit M, as of the Trade Date) shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause prohibits any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;


                  (c) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, any assignment of a Commitment and/or Loans must be approved by (i) the Agent, (ii) so long as no Event of Default shall have occurred and be continuing, the Company, and (iii) in the case of a Revolving Credit Commitment, the Issuing Bank unless the Person that is the proposed assignee is itself a Lender with outstanding Loans, a Commitment or Revolving Credit Commitment, as applicable (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) provided, no such consent may be unreasonably withheld or delayed; and


                  (d) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.


Subject to acceptance and recording thereof by the Agent pursuant to paragraph
(c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8.6 (Additional Costs, Unavailability, Etc.), 2.12 (Mitigation Obligations; Replacement of Lenders),
3.5 (Taxes) and 11.15 (Expenses; Indemnity; Damage Waiver) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 11.5.4 (Participants).

                  11.5.3 REGISTER. The Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


                  11.5.4 PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.


                  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to clauses (a)-(h) specified in Section 12.11 (Amendments, Waivers and Consents) that affects such Participant. Subject to paragraph (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.8.6 (Additional Costs, Unavailability, Etc.), 2.12 (Mitigation of Obligations; Replacement of Lenders) and 3.5 (Taxes) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.5.2 (Assignment by Lenders). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.13 (Set-off) as though it were a Lender, provided such Participant agrees to be subject to Section 12.14 (Sharing of Payments by Lenders) as though it were a Lender.

                  11.5.5 LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under Sections 2.8.6 (Additional Costs, Unavailability, Etc.), and 3.5 (Taxes) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 (Taxes) unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Subsection 3.5.5(d) as though it were a Lender.


                  11.5.6 CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such

Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.


         11.6 CALCULATIONS AND FINANCIAL DATA.

                  Except as otherwise provided in this Agreement, calculations under this Agreement shall be made and financial data and terms referred to in this Agreement shall be prepared and interpreted both as to classification of items and as to amounts in accordance with GAAP. It is hereby acknowledged that the unaudited quarterly financial statements required by Subsection 6.1.1 (Delivery of Quarterly Financial Statements) of this Agreement shall be deemed to comply with this Section, notwithstanding that they may not contain footnotes.

         11.7 DESCRIPTIVE HEADINGS.

                  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

         11.8 GOVERNING LAW; JURISDICTION; ETC.

                  11.8.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania.


                  11.8.2 SUBMISSION TO JURISDICTION. The Company irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Pennsylvania sitting in Philadelphia County and of the United States District Court of the Eastern District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Pennsylvania Commonwealth court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or its properties in the courts of any jurisdiction.


                  11.8.3 WAIVER OF VENUE. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to Subsection 11.8.2 (Submission to Jurisdiction). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


                  11.8.4 SERVICE OF PROCESS. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section
11.1 (Notices; Effectiveness; Electronic Communication). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

         11.9 WAIVER OF JURY TRIAL.


                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         11.10 HOLIDAYS.

                  Except as provided in Subsection 2.8.4 (LIBOR Election) as to payments with respect to Adjusted LIBOR, whenever any payment to be made under the Loan Documents shall become due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

         11.11 COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION.

                  11.11.1 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.


                  11.11.2 ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         11.12 MAXIMUM LAWFUL INTEREST RATE.

                  Notwithstanding any provision contained in this Agreement or the Notes, the total liability of the Company for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Company, and if any payments by the Company include interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, such excess shall be refunded to the Company.

         11.13 SET-OFF.

                  Without limitation of any other rights of the Lenders or the Issuing Bank, if an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees promptly to notify the Company and the Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.


         11.14 SEVERABILITY.

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision of the Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. In the event that any provisions affecting the Lenders' remedies or security interests shall be held illegal, invalid or unenforceable, the Lenders shall be entitled, among other things, to reduce the Available Commitment to the lesser of (a) the outstanding principal amount of the Revolving Loan, as of the date of the rendering of such decision as to illegality, invalidity or unenforceability or (b) the amount of such outstanding principal as of the date on which such reduction is made.

         11.15 EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  11.15.1 COSTS AND EXPENSES. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent (and fees and time charges for attorneys who may be employees of the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or the Issuing Bank, including the fees, charges and disbursements of any counsel for the Agent, any Lender or the Issuing Bank (and fees and time charges for attorneys who may be employees of the Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.


                  11.15.2 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (and fees and time charges for attorneys who may be employees of the Agent, any Lender or the Issuing Bank), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  11.15.3 REIMBURSEMENT BY LENDERS. To the extent that the Company fails to pay any amount required under Subsections 11.15.1 (Costs and Expenses) and 11.15.2 (Indemnification by the Company) to be paid by it to the Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or its Related Party, and each RC Lender severally agrees to pay the Issuing Bank or its Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this Subsection 11.15.3 are subject to the provisions of
Section 2.4 (Lenders' Obligations Several).


                  11.15.4 WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to Subsection
11.15.2 (Indemnification by the Company) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.


                  11.15.5 PAYMENTS. All amounts due under this Section shall be payable promptly after demand therefor.

         11.16 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

                  Each of the Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with any legal proceedings (including the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender or the Issuing Bank on a nonconfidential basis from a source other than the Company.

                  For purposes of this Section, "Information" means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Company, provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


                                   ARTICLE 12
                                      AGENT

         12.1 APPOINTMENT AND AUTHORITY. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wachovia as its agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the Issuing Bank, and the Company shall not have rights as a third party beneficiary of any of such provisions.


         12.2 RIGHTS AS A LENDER. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.


         12.3 EXCULPATORY PROVISIONS. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,


                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the relevant Lenders as shall be necessary under the circumstances as provided in Sections 11.4 (Entire Agreement and Amendments) and 9.2 (Acceleration; Remedies)), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law,

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity,


                  (d) shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Sections 11.4 (Entire Agreement and Amendments) and
9.2 (Acceleration; Remedies) or in the absence of its own gross negligence or willful misconduct, and shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Company, a Lender or the Issuing Bank, and


                  (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV (Conditions to Fundings and Issuances of Letters of Credit) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.


         12.4 RELIANCE BY AGENT. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.


         12.5 DELEGATION OF DUTIES. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.


         12.6 RESIGNATION OF AGENT. The Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, provided that if the Agent shall notify the Company and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.15 (Expenses; Indemnity; Damage Waiver) shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.


         12.7 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.


         12.8 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the Issuing Bank hereunder.

         12.9 EXPENSES.

                  In default of reimbursement or indemnification by the Company, the Lenders will, in proportion to their respective portions of the Commitment, reimburse the Agent for and indemnify the Agent against all expense, liability, penalty and damage of any nature whatsoever (including but not limited to reasonable attorneys' fees) which may be incurred or sustained by the Agent in any way in connection with the Loan Documents or its duties under the Loan Documents provided that (i) no Lender shall be liable for any portion of the foregoing items resulting from the gross negligence or willful misconduct of the Agent and (ii) unless an Event of Default has occurred and is continuing (or is reasonably believed by the Agent to have occurred and be continuing), no Lender shall be liable for the normal administrative costs and expenses of the Agent incident to the performance of its duties as Agent under the Loan Documents, but Lenders shall be liable for all out of pocket costs and expenses of the Agent (including out of pocket administrative costs) during the existence of an Event of Default (including one reasonably believed to exist by Agent) after demand and failure by the Company to pay promptly. The Agent shall not have any obligation to take any action in connection with the performance of its duties as Agent under the Loan Documents which, in its opinion, requires the payment of expenses or the incurrence of liability, if there is a reasonable ground for belief that reimbursement of such expenses or liability is not reasonably assured to it.

         12.10 INVESTIGATION BY LENDERS.

                  Each Lender expressly acknowledges that the Agent has not made any representation or warranty to it and that no act taken by the Agent shall be deemed to constitute a representation or warranty by the Agent to the Lenders. Each Lender further acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Company and that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Company. In entering into this Agreement, and in making an advance under this Agreement, each Lender represents that it has not relied and will not rely upon any information or representations furnished or given by the Agent or by any other Lender. The Agent shall be under no duty or responsibility to the Lenders to ascertain or to inquire into the performance or observance by the Company of any of the provisions of this Agreement or any document or instrument now or hereafter executed in connection with this Agreement. It is expressly understood and agreed that the Agent shall not be deemed to have knowledge of the existence, occurrence or continuance of an Event of Default or Potential Event of Default, unless the officers of such Agent immediately responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or the Agent shall have been notified in writing by any Lender or the Company that such Lender or the Company, as applicable, considers that an Event of Default or Potential Event of Default has occurred and is continuing and specifying the nature of such Event of Default or Potential Event of Default.

         12.11 AMENDMENTS, WAIVERS AND CONSENTS.

                  With the written consent of the Requisite Lenders, the Agent may, on behalf of the Lenders, enter into agreements which change, amend or supplement this Agreement or any other Loan Document, and with such consent, the Agent may waive compliance with any provision of any of the Loan Documents, all as referred to in this Section 12.11. However, no such change, amendment, supplement or waiver shall, without the consent of each Lender:

                  (a) increase the maximum amount of (i) the Loans, (ii) the Available Commitment or (iii) the Commitment, except in connection with an increase to provide for Term C Loans in an aggregate principal amount not exceeding $200,000,000 as contemplated by this Agreement or as specifically provided in this Agreement,

                  (b) extend the Revolver Maturity Date, the Term A Maturity Date, the Term B Maturity Date, the Maturity Date or waive a principal or interest payment due on such date or extend any scheduled amortization date or waive a principal or interest payment due on such date (but Requisite Lenders may extend any other mandatory prepayment date); or reduce or forgive any principal amount of the Loans;

                  (c) decrease the rate of or extend the date of payment of interest, provided that the written consent of the Requisite Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate pursuant to clause (c) of Subsection 2.8.8,

                  (d) reduce the amount of or extend the date of payment of the fees payable under Subsection 2.7.1 (Commitment Fees) or other fees payable to the Lenders,

                  (e) modify the provisions of this Section,

                  (f) amend the definition of "Requisite Lenders,"

                  (g) change the number of Lenders which are required to consent to any proposed action under this Agreement before such action may be taken under this Agreement,

                  (h) release all or substantially all of the guarantors or Collateral security; provided however, the Agent may without the consent of any Person release any guarantor or any collateral security granted pursuant to the Loan Documents and file UCC-3 termination statements or statements of amendment or take other appropriate action (i) as a court of competent jurisdiction may direct, (ii) in connection with a disposition (other than to the Company or a Subsidiary thereof) permitted under Subsection 8.7.2 (which subsection may be amended by the Requisite Lenders) or as otherwise provided under the Loan Documents, (iii) if in accordance with this Agreement cash proceeds from any sale or transfer of the collateral are used to prepay outstanding sums due under the Loans or are reinvested in the Company and its Subsidiaries, (iv) if such collateral security is of little or no value (such as certificates representing stock redeemed or exchanged consistent with the terms of this Agreement or assets which have been abandoned) as certified by the Company in a written statement requesting such release or (v) where a filing is no longer required because of a change in applicable law or for a similar reason.

         12.12 ACTION UPON DEFAULTS.


                  12.12.1 ACTIONS BY AGENT. Upon the occurrence and during the continuation of an Event of Default, the Agent upon (a) the request of the Requisite Lenders and (b) the Lenders (in proportion to their respective portions of the Loans) providing an indemnity in form and substance reasonably satisfactory to the Agent (the Agent acknowledging that an indemnity substantially in the form of the indemnity set forth in Section 11.15 (Expenses; Indemnity; Damage Waiver) will be satisfactory) of all expenses to the extent not reimbursed by the Company (including but not limited to reasonable attorneys' fees and disbursements), shall declare the Notes to be due and payable and shall, subject to Subsections 9.2.3 (Regulatory Matters) and 9.2.4 (Certain Limitations), proceed to enforce the rights of the holders of the Notes by such proceedings as the Agent may deem appropriate, whether at law or in equity. Upon any request as aforesaid, the Agent shall declare the Notes to be due and payable, but the Agent shall be justified in failing or refusing to take any further action unless it shall be indemnified to its satisfaction as aforesaid. It is agreed that if the Agent, having been so indemnified to its satisfaction as aforesaid, or not having been so indemnified, shall fail to so proceed, any Lender shall be entitled to take such action as it shall deem appropriate to enforce its rights. If the exigencies of the circumstances so require, the Agent may (but is under no circumstances obligated to) declare the Notes due and payable after an Event of Default without any Lender's direction. For the purposes of clause (a)(i) above, all Lenders which are part of the same Family of Funds shall be treated as one Lender.

                  12.12.2 PROCEEDS OF COLLATERAL. The Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of collateral or interests therein received or held by the Agent. Subject to the Agent's rights to reimbursement for its fees, costs and expenses (including, without limitation, reasonable attorneys fees) and subject to any terms in this Agreement specifically directing that proceeds be applied otherwise, each Lender shall have an interest in any collateral or interests therein in the same proportions that the aggregate outstanding principal amount of the Loans and obligations under or in respect of Letters of Credit and Interest Rate Protection Agreements owed such Lender bear to the aggregate outstanding principal amount of the Loans and obligations under or in respect of Letters of Credit and Interest Rate Protection Agreements owed to all the Lenders, without priority or preference among the Lenders.

         12.13 INSTRUCTIONS.

                  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with written instructions of the Requisite Lenders or all Lenders, as applicable.

         12.14 SHARING OF PAYMENTS BY LENDERS.

                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, to the end that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that

         (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

         (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

         12.15 OTHER RELATIONSHIPS.

                  It is acknowledged that the Agent and the Lenders may now or hereafter have lending or other relationships with the Company and Affiliates of the Company, and it is agreed that the Agent and the Lenders are free to act with respect thereto without consulting with one another and without regard to the effect of any such action or relationship upon the Loans or obligations hereunder.

                  IN WITNESS WHEREOF, the Company, the Agent and the Lenders have caused this Loan Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

                                    SUSQUEHANNA MEDIA CO.

                                    By:
                                       ----------------------------------
                                    Name:  Alan L. Brayman
                                    Title: Treasurer

                                     WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent and a Lender

                                     By:
                                        ---------------------------------
                                              Name:    Joe Mynatt
                                              Title:   Director


                                     Wire Transfer Information:

                                     Wachovia Bank, National Association
                                     ABA Number 053 000 219
                                     Account Number 5000000017072
                                     Attention:  Syndications Agency Services
                                     Account Name:  Susquehanna

                                     BROWN BROTHERS HARRIMAN & CO., as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     FIRSTRUST BANK, as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     UNION BANK OF CALIFORNIA, N.A., as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     THE BANK OF NEW YORK COMPANY, INC., as a
                                     Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     CREDIT LYONNAIS NEW YORK BRANCH, as a
                                     Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     NATIONAL CITY BANK,
                                     as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     CREDIT INDUSTRIEL ET COMMERCIAL, as a
                                     Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     U.S. BANK NATIONAL ASSOCIATION, as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     GENERAL ELECTRIC CAPITAL CORPORATION, as a
                                     Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     KEYBANK NATIONAL ASSOCIATION, as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     BANK OF AMERICA, N.A., as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     SUNTRUST BANK, as a Lender



                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                                     MANUFACTURERS AND TRADERS TRUST
                                COMPANY (f/k/a Allfirst Bank), as a Lender


                                     By:
                                        ---------------------------------
                                              Name:
                                              Title:

                    LIST OF ADDENDA (EXHIBITS AND SCHEDULES)

EXHIBITS

Exhibit A-1      Form of RC Note - (Section 2.5)
Exhibit A-2      Form of Term A Note - (Section 2.5)
Exhibit A-3      Form of Term B Note - (Section 2.5)
Exhibit A-4      Form of Swing Note - (Section 2.5)
Exhibit B        Request for Advance - (Section 2.6)
Exhibit C        LIBOR Election - (Section 2.8.4)
Exhibit D        Form of Officers' Certificate as to Applicable Margin - (Section 2.8.3(a))
Exhibit E        Form of Security Agreement - (Section 5.1.3)
Exhibit F        Form of Guaranty and Suretyship Agreement - (Section 5.1.4)
Exhibit G        Form of SPC Pledge Agreement - (Section 5.1.5(a))
Exhibit H        Form of Company Pledge Agreement - (Section 5.1.5(b))
Exhibit I        Form of Subsidiary Pledge Agreement - (5.1.5(c))
Exhibit J        Form of SPC Subordination Agreement - (Section 5.1.6(a))
Exhibit K        Form of Comcast Subordination Agreement - (Section 5.1.6(c))
Exhibit L        Form of Officers' Compliance Certificate - (Section 5.1.17)
Exhibit M        Form of Assignment and Assumption - (Section 11.5.2)

SCHEDULES

Schedule 1.1     Revolving Credit Commitment
Schedule 1.2     Term Loan Commitment
Schedule 4.1     Letters of Credit
Schedule 8.1     Existing Indebtedness
Schedule 8.3.2   Existing Investments
Schedule 8.3.3   FCC Licenses Not Owned by Radio License Subsidiaries
Schedule 8.6     Permitted Transactions with Shareholders and Affiliates
Schedule 8.8     SPC Expense Reimbursement
Schedule 8.15    Insurance
Schedule 10.1    Equity Ownership, Etc.
Schedule 10.5    Litigation
Schedule 10.9    Franchises and Licenses
Schedule 10.17   Outstanding Indebtedness
Schedule 10.21   ERISA
Schedule 10.25   Environmental Compliance